--------------------------------------------------------------------------------
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PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(5)
(TO PROSPECTUS DATED MARCH 30, 2000)                   REGISTRATION NO. 33-47913

                                  $230,440,604
                                 (Approximate)

                         CMC SECURITIES CORPORATION III
                                     ISSUER

               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 2000-1

 You should carefully consider the       The issuer will issue:
 risk factors beginning on page S-10     - one class of senior Class A Bonds.
 of this prospectus supplement and on    - one class of senior residual bonds.
 page 14 of the accompanying             - four classes of subordinate bonds.
 prospectus.                             - one class of bonds that receives the prepayment premiums on the mortgage loans.
 THE BONDS WILL BE NONRECOURSE
 OBLIGATIONS SOLELY OF THE ISSUER AND    For a description of the classes of bonds offered by this
 DO NOT REPRESENT AN OBLIGATION OF OR    prospectus, see "Summary" on page S-5.
 INTEREST IN THE SELLERS, THE MASTER
 SERVICER, THE CERTIFICATE TRUSTEE,      Credit enhancement for the bonds will be provided by
 THE INDENTURE TRUSTEE, THE              subordination, loss allocation and overcollateralization.
 UNDERWRITER OR ANY OF THEIR             Additional credit enhancement for the Class A Bonds will be
 RESPECTIVE AFFILIATES.                  provided by a financial guaranty insurance policy issued by
                                         [MBIA LOGO]
 EXCEPT AS OTHERWISE DESCRIBED IN
 THIS PROSPECTUS SUPPLEMENT, NEITHER     The bonds will be secured by mortgage pass-through
 THE BONDS NOR THE UNDERLYING            certificates evidencing the beneficial ownership interest
 MORTGAGE LOANS ARE INSURED OR           in a pool of conventional, fixed and adjustable rate, fully
 GUARANTEED BY ANY GOVERNMENTAL          amortizing and balloon, first lien residential mortgage
 ENTITY, THE ISSUER, THE SELLERS, THE    loans that were originated generally in accordance with
 MASTER SERVICER, THE CERTIFICATE        underwriting guidelines that are not as strict as Fannie
 TRUSTEE, THE INDENTURE TRUSTEE, THE     Mae and Freddie Mac guidelines. As a result, these mortgage
 UNDERWRITER OR ANY OF THEIR             loans may experience higher rates of delinquency,
 RESPECTIVE AFFILIATES, OR ANY OTHER     foreclosure and bankruptcy than if they had been
 PERSON.                                 underwritten in accordance with higher standards.

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriter listed below will purchase the offered bonds from the issuer and will offer them to investors at varying prices to be determined at the time of sale. The proceeds to the issuer from the sale of the offered bonds will be approximately 100% of the total principal balance of those bonds before deducting expenses. The underwriter's commission will be the difference between the price it pays for the offered bonds and the amount it receives from the sale of those bonds to the public. The offered bonds will be available for delivery to investors on or about March 31, 2000.

                          DONALDSON, LUFKIN & JENRETTE

                                 March 30, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the bonds offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your bonds, and (2) this prospectus supplement, which describes the specific terms of your bonds.

         If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the bonds in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT

                                                                                                      PAGE

Important notice about information presented in this
         prospectus supplement and the accompanying prospectus.........................................S-2

SUMMARY  ..............................................................................................S-5

RISK FACTORS..........................................................................................S-10
         Underwriting Guidelines and Potential Delinquencies..........................................S-10
         PNC Mortgage Securities Corp.'s Master Servicing Experience Does Not
            Include Pools of Loans Similar to the Mortgage Loans......................................S-10
         Mortgage Loan Interest Rates May Limit Interest Rates on the Bonds...........................S-11
         Potential Inadequacy of Credit Enhancement...................................................S-11
         Overcollateralization........................................................................S-11
         Balloon Loans................................................................................S-13
         Unpredictability and Effect of Prepayments...................................................S-13
         Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than
            Mortgage Loan Balance.....................................................................S-13
         Geographic Concentration of Mortgage Loans...................................................S-14
         Potential Disruption of Computer Systems.....................................................S-14
         Limited Ability to Resell Bonds..............................................................S-14

DESCRIPTION OF THE CERTIFICATES.......................................................................S-15

DESCRIPTION OF THE MORTGAGE POOL......................................................................S-16
         General  ....................................................................................S-16
         Adjustable Rate Mortgage Loans...............................................................S-17
         The Indices..................................................................................S-18
         Additional Information.......................................................................S-21

UNDERWRITING GUIDELINES OF THE ORIGINATORS............................................................S-21

UNDERWRITING GUIDELINES OF PNC........................................................................S-22

THE MASTER SERVICER...................................................................................S-23
         PNC's Delinquency, Loss and Foreclosure Experience...........................................S-23

SERVICING OF THE MORTGAGE LOANS.......................................................................S-23
         General  ....................................................................................S-23
         Servicing Compensation and Payment of Expenses...............................................S-23
         Compensating Interest........................................................................S-24
         Advances ....................................................................................S-24
         Insurance Coverage...........................................................................S-24
         Special Servicing Agreements.................................................................S-24
         Repurchase of Delinquent Mortgage Loans......................................................S-25

DESCRIPTION OF INSURANCE..............................................................................S-25
         Primary Mortgage Insurance Policies..........................................................S-25
         Standard Hazard Insurance Policies and Flood Insurance Policies..............................S-25
         Title Insurance Policies.....................................................................S-26

DESCRIPTION OF THE BONDS..............................................................................S-26
         General  ....................................................................................S-26
         Book-Entry Registration......................................................................S-27
         Payments of Interest.........................................................................S-28
         Determination of LIBOR.......................................................................S-30
         Payments of Principal........................................................................S-31
         Acceleration of the Bonds Upon an Indenture Event of Default.................................S-34
         Credit Enhancement...........................................................................S-34
         Final Scheduled Payment Date.................................................................S-39

         Optional Purchase of Mortgage Loans; Redemption of the Bonds.................................S-39
         Voting Rights................................................................................S-39
         Subrogation of the Bond Insurer..............................................................S-39

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE ..........................................................S-39
         General  ....................................................................................S-39
         Principal Prepayments and Compensating Interest..............................................S-40
         Overcollateralization........................................................................S-41
         Subordination of the Offered Subordinate Bonds...............................................S-41
         Weighted Average Life........................................................................S-41

THE INDENTURE.........................................................................................S-47
         General  ....................................................................................S-47
         Indenture Event of Default...................................................................S-48

THE POOLING AND SERVICING AGREEMENT...................................................................S-48
         General  ....................................................................................S-48
         Assignment of Mortgage Loans.................................................................S-48
         Substitution of Mortgage Loans...............................................................S-49
         Representations and Warranties Regarding the Mortgage Loans..................................S-49
         Bond Administrator...........................................................................S-49
         Payments on Mortgage Loans; Custodial Accounts for P&I, Investment Account
            and Certificate Account...................................................................S-49
         Advances ....................................................................................S-51
         Servicing Compensation and Payment of Expenses...............................................S-51
         Evidence as to Compliance....................................................................S-51
         Certain Matters Regarding the Master Servicer, the Issuer and the Bond Administrator.........S-52
         Events of Default............................................................................S-52
         Rights upon Event of Default.................................................................S-52
         Amendment....................................................................................S-53
         Termination..................................................................................S-53
         The Certificate Trustee......................................................................S-53

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS............................................................S-54
         General  ....................................................................................S-54
         Taxation of Regular Interests................................................................S-54
         Status of the Offered Bonds..................................................................S-55
         The Basis Risk Reserve Fund..................................................................S-55

LEGAL INVESTMENT CONSIDERATIONS.......................................................................S-55

ERISA CONSIDERATIONS..................................................................................S-55
         Prohibited Transactions......................................................................S-55

USE OF PROCEEDS.......................................................................................S-57

UNDERWRITING..........................................................................................S-57

EXPERTS  .............................................................................................S-57

LEGAL MATTERS.........................................................................................S-57

RATINGS  .............................................................................................S-57

INDEX OF DEFINED TERMS................................................................................S-58

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE BONDS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

         WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

         SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED HEREIN.

         WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS EVIDENCED BY THE MORTGAGE PASS-THROUGH CERTIFICATES, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL "SCHEDULED PRINCIPAL BALANCE" OF THOSE MORTGAGE LOANS AS OF MARCH 1, 2000, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE BONDS -- PAYMENTS OF PRINCIPAL" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.

         FOR AN INDEX OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT, SEE "INDEX OF DEFINED TERMS" ON PAGE S-58.


OFFERED BONDS

     On the closing date, the issuer will issue seven classes of bonds, five of which are being offered by this prospectus supplement and the accompanying prospectus. The bonds will be secured by mortgage pass-through certificates evidencing the entire beneficial ownership interest in a pool of mortgage loans with an aggregate principal balance of approximately $230,440,654 as of March 1, 2000.

      The rights of holders of the Class M1, M2, B and X Bonds to payments will be subordinate to the rights of the holders of bonds having a higher priority of payment, as described in this Summary under "-- Credit Enhancement" below. We refer to the Class M1, M2, B and X Bonds as "SUBORDINATE" bonds, and we refer to the Class A and R Bonds as "SENIOR" bonds.

     The Class X Bonds, which are not offered by this prospectus supplement, are not entitled to monthly payments of principal and interest, but rather solely to certain excess cash flows remaining after all payments on the other classes of the bonds and certain other fees and expenses of the trust estate have been made on the related payment date.

     The offered bonds will have an approximate total initial principal amount of $230,440,604. Any difference between the total principal amount of the offered bonds on the date they are issued and the approximate total principal amount of the bonds on the date of this prospectus supplement will not exceed 5%.

     The following table shows the approximate initial principal amount, annual interest rate and type of each class of offered bonds:

                          CLASS
            CUSIP       PRINCIPAL    INTEREST
   CLASS     NO.        AMOUNT(1)      RATE        TYPE
--------------------  -------------- ---------  -----------
Class A   125715 KN1  $195,874,506      (2)     senior
Class M1  125715 KP6  $  13,250,338     (2)     subordinate
Class M2  125715 KQ4  $  10,945,931     (2)     subordinate
Class B   125715 KR2  $  10,369,779     (2)     subordinate
Class R   125715 KS0  $                5(2)     senior
                                                residual

(1) These balances are approximate, as described in this prospectus supplement.
(2) Interest will accrue on the Class A, M1, M2, B and R Bonds based upon one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement under "Description of the Bonds -- Payments of Interest."

     All classes of the offered bonds (other than the Class R Bonds) will be book-entry bonds. The Class R Bonds will be physical bonds.

     See "Description of the Bonds -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of offered bonds.

THE PARTIES

     THE ORIGINATORS. The originators of the mortgage loans evidenced by the mortgage pass-through certificates underlying the bonds are various savings banks, other mortgage lending institutions or their correspondents.

     THE SELLERS. PNC Mortgage Securities Corp., Old Kent Mortgage Company and certain other mortgage loan originators will have sold the mortgage loans to DLJ Mortgage Capital, Inc. prior to the closing date pursuant to the terms of various loan sale agreements. On the closing date, DLJ Mortgage Capital, Inc. will convey all of its interest in the mortgage loans to Capstead Capital Corporation, a limited purpose Delaware corporation and a wholly owned subsidiary of Capstead Mortgage Corporation, a Maryland corporation. Capstead Capital Corporation will simultaneously convey the mortgage loans to the issuer and the issuer will convey the mortgage loans to the trust established by the pooling and servicing agreement in exchange for the mortgage pass-through certificates. Each of PNC Mortgage Securities Corp., Old Kent Mortgage Company, and DLJ Mortgage Capital, Inc. are sometimes referred to as a "SELLER" or collectively, as the "SELLERS."

      See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

     THE ISSUER. CMC Securities Corporation III, a limited purpose Delaware corporation and a wholly owned subsidiary of Capstead Mortgage Corporation. On the closing date, the issuer will pledge the mortgage-pass-through certificates and certain other assets as described in this prospectus supplement to the indenture trustee as security for the bonds pursuant to the indenture.

     See "The Indenture" in this prospectus supplement.

     THE CERTIFICATE TRUSTEE AND INDENTURE TRUSTEE. Bank One, National Association, a national banking association, will act as the certificate trustee of the mortgage pass-through certificates under the pooling and servicing agreement and as indenture trustee of the bonds under the indenture.

     See "The Pooling and Servicing Agreement -- The Certificate Trustee" in this prospectus supplement.

     THE MASTER SERVICER.  PNC Mortgage Securities
Corp., as master servicer, will master service the mortgage loans pursuant to the pooling and servicing agreement.

     See "The Master Servicer" in this prospectus supplement.

CUT-OFF DATE

      March 1, 2000.
CLOSING DATE

      On or about March 31, 2000.

PAYMENT DATES

      Payments on the bonds will be made on the 25th day of each month, beginning in April 2000. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

     Interest will accrue on each class of bonds, other than the Class P and Class X Bonds, at the applicable annual rate described in this prospectus supplement.

     See "Description of the Bonds -- Payments of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

      The amount of principal payable on the bonds will be determined by (1) funds actually received on the mortgage loans that are available to make principal payments on the bonds and (2) the amount of excess interest available to pay principal on the bonds as described below. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, and advances made by the master servicer.

      The manner of allocating payments of principal among the classes of bonds will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in April 2003 or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

      We explain how principal is paid on the bonds under "Description of the Bonds -- Payments of Principal" in this prospectus supplement.

PREPAYMENT PREMIUMS ON THE MORTGAGE LOANS

      The prepayment premiums received by the master servicer from collections on the mortgage loans will not be available for payments of principal or interest due on the offered bonds.

     See "Description of the Bonds" and "Description of the Mortgage Pool -- General" in this prospectus supplement.

LIMITED RECOURSE

      The only source of cash available to make interest and principal payments on the bonds will be the assets of the trust estate and, in the case of the Class A Bonds, the financial guaranty insurance policy issued by MBIA Insurance Corporation as described below. The trust estate will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and no other entity will be required or expected to make any payments on the bonds.

CREDIT ENHANCEMENT

     The credit enhancement for the bonds includes subordination, loss allocation and overcollateralization features to enhance the likelihood that holders of more senior classes of bonds will receive regular payments of interest and principal. The Class B Bonds are more likely to experience losses than the Class M2, M1 and A Bonds. The Class M2 Bonds are more likely to experience losses than the Class M1 and A Bonds; and the Class M1 Bonds are more likely to experience losses than the Class A Bonds. In addition, certain payments of principal and interest on the Class A Bonds will be insured by a financial guaranty insurance policy to be issued by MBIA Insurance Corporation on the closing date.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Bonds -- Credit Enhancement" in this prospectus supplement for a more detailed description of the subordination, loss allocation and overcollateralization features and the financial guaranty insurance policy with respect to the Class A Bonds.

     SUBORDINATION. The Class A Bonds will have a payment priority over the other bonds. The Class M1 Bonds will have a payment priority over the Class M2 and B Bonds; and the Class M2 Bonds will have a payment priority over the Class B Bonds.

     See "Description of the Bonds -- Credit Enhancement -- Subordination" in this prospectus supplement.

     LOSS ALLOCATION. As described in this prospectus supplement, amounts representing losses on the mortgage loans (in excess of any excess interest and any overcollateralization) will be applied to reduce the principal amount of the subordinate class of bonds still outstanding that has the lowest payment priority, until the principal amount of that class of bonds has been reduced to zero. For example, losses in excess of the overcollateralization will first be allocated in reduction of the principal amount of the Class B Bonds until it is reduced to zero, then to the principal amount of the Class M2 Bonds until it is reduced to zero, and finally to the principal amount of the Class M1 Bonds until it is reduced to zero. If a loss has been allocated to reduce the principal amount of your subordinate bonds, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, and MBIA Insurance Corporation fails to perform its obligations under the financial guaranty insurance policy, then holders of the Class A Bonds will incur losses and may never receive all of their principal payments.

      See "Description of the Bonds -- Credit Enhancement -- Application of Realized Losses" in this prospectus supplement.

     OVERCOLLATERALIZATION. On the closing date, the total principal amount of the bonds is expected to equal the total principal balance of the mortgage loans. Any interest received on the mortgage loans in excess of the amount needed to pay interest on the bonds and certain expenses and fees of the trust estate will be used to reduce the total principal amount of the bonds until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the bonds by the amount required by the rating agencies. This condition is referred to as "overcollateralization." We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization or to maintain any level of overcollateralization after it has been created.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Bonds -- Credit Enhancement -- Overcollateralization" in this prospectus supplement.

     CLASS A BOND INSURANCE POLICY. In addition to the credit enhancement provided by the subordination, loss allocation and overcollateralization features described above, the Class A Bonds will also have the benefit of a financial guaranty insurance policy issued by MBIA Insurance Corporation. This insurance policy will, in general, guarantee the payment of certain principal and interest payments to which the Class A Bonds are entitled. HOWEVER, THIS INSURANCE POLICY WILL NOT COVER ANY PREPAYMENT INTEREST SHORTFALLS AND WILL NOT COVER CERTAIN OTHER INTEREST SHORTFALLS WITH RESPECT TO THE CLASS A BONDS AND WILL NOT PROVIDE CREDIT ENHANCEMENT FOR ANY CLASS OF BONDS OTHER THAN THE CLASS A BONDS.

     See "Description of the Bonds -- Credit Enhancement -- The Class A Bond Insurance Policy and the Bond Insurer" in this prospectus supplement.

THE MORTGAGE LOANS

     The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      The mortgage loans include conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential mortgage loans, all of which have original terms to stated maturity of up to 30 years.

      The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, such mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

      The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

     See "Description of the Mortgage Pool," "Underwriting Guidelines of the Originators" and "Underwriting Guidelines of PNC" in this prospectus supplement for a general description of the mortgage loans, the underwriting guidelines applied in their origination and certain statistical data with respect to the characteristics of the mortgage pool.

SERVICING OF THE MORTGAGE LOANS

     PNC Mortgage Securities Corp., as master servicer, will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more servicers. Notwithstanding any servicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     See "The Master Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     At its option, the Class X holder may repurchase the mortgage loans and effect an early termination of the mortgage pass-through certificates and a redemption of the bonds after the total principal balance of the mortgage loans declines to less than or equal to 10% of the initial aggregate principal balance of the mortgage loans on the closing date. In addition, the master servicer will have the option to purchase the mortgage loans if the Class X holder does not exercise its optional purchase right as described in this prospectus supplement.

     If the mortgage loans are purchased by the Class X holder or the master servicer pursuant to this option, the bondholders will be entitled to accrued interest and principal equal to the outstanding principal amount of the bonds.

     If neither the Class X holder nor the master servicer exercises its option to purchase the mortgage loans as described above when it is first entitled to do so, the interest rates of the Class A, M1, M2, B and R Bonds will be increased as described in this prospectus supplement.

     See "Description of the Bonds -- Optional Purchase of Mortgage Loans; Redemption of the Bonds" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.

TAX STATUS

     The indenture trustee will elect to treat all or a portion of the assets of the trust estate as multiple REMICs for federal income tax purposes. Each of the bonds, other than the Class R Bonds, will represent ownership of "regular interests" in a REMIC. The Class R Bonds will be designated as the sole class of "residual interest" in each of the REMICs. In addition, the Class A, Class M1, Class M2 and Class B Bonds will represent a beneficial ownership interest in an interest rate cap agreement.

     Certain of the bonds may be issued with original issue discount for federal income tax purposes.

     See "Material Federal Income Tax Considerations" in this prospectus supplement and "Certain Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the bonds.

ERISA CONSIDERATIONS

     Generally, the Class A, M1 and M2 Bonds may, but the Class B and R Bonds may not, be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a bond is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and "ERISA Matters" in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     The Class A, M1 and R Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories of at least one nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. The Class M2 and B Bonds will not constitute "mortgage related securities" under SMMEA.

     There are other restrictions on the ability of certain types of investors to purchase the bonds that prospective investors should consider.

     See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

RATINGS OF THE BONDS

     The bonds offered by this prospectus supplement will initially have the following ratings from Standard
& Poor's Rating Services, a division of The McGraw
Hill Companies, Inc., Duff & Phelps Credit Rating
Co., and Moody's Investors Service, Inc.:

                                               MOODY'S
    CLASS      S&P  RATING    DCR RATING       RATING
Class A           AAA             AAA            Aaa
Class M1           AA              AA            Aa2
Class M2           A               A             A2
Class B           BBB-            BBB-          Baa3
Class R           AAA             AAA

     A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

     See "Ratings" in this prospectus supplement for a further explanation of the ratings, the limitations and restrictions on the ratings and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE BONDS. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.


UNDERWRITING GUIDELINES AND
 POTENTIAL DELINQUENCIES.............     The mortgage loans were originated or acquired by various
                                          banks, other mortgage lending institutions or their
                                          correspondents generally in accordance with the underwriting guidelines described in this prospectus supplement. In
                                          general, these guidelines are not as strict as Fannie Mae or
                                          Freddie Mac guidelines and are generally intended to assess the credit risk of  mortgage loans made to borrowers with
                                          imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  In addition, such guidelines also evaluate the value and adequacy of the
                                          underlying mortgaged property as collateral.

                                          Consequently, the mortgage loans are likely to experience
                                          rates of delinquency, foreclosure and bankruptcy that are
                                          higher, and that may be substantially higher, than those
                                          experienced by mortgage loans underwritten in accordance
                                          with higher standards.

                                          Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated
                                          under stricter guidelines. We cannot assure you that the
                                          values of the mortgaged properties have remained or will
                                          remain at levels in effect on the dates of origination of
                                          the related mortgage loans.

                                          See "Description of the Mortgage Pool -- General" in this
                                          prospectus supplement for a description of the
                                          characteristics of the mortgage pool and "Underwriting
                                          Guidelines of the Originators" and "Underwriting Guidelines
                                          of PNC" for a general description of the underwriting
                                          guidelines applied in originating the mortgage loans.

PNC MORTGAGE SECURITIES CORP.'S
  MASTER SERVICING EXPERIENCE
  DOES NOT INCLUDE POOLS OF LOANS
  SIMILAR TO THE MORTGAGE LOANS......     PNC Mortgage Securities Corp. does not currently master
                                          service or service subprime mortgage loans.  To the extent that the servicing of these mortgage loans requires different
                                          procedures than PNC Mortgage Securities Corp. currently
                                          employs for other mortgage pools, and PNC Mortgage
                                          Securities Corp. fails to successfully implement those
                                          different procedures in a timely manner, the bondholders may be adversely affected by any resulting losses on the mortgage loans.

MORTGAGE LOAN INTEREST RATES
 MAY LIMIT INTEREST RATES ON
 THE BONDS...........................     One-month LIBOR, the index used to calculate the interest
                                          rates of the Class A, M1, M2, B and R Bonds, may increase or decrease at different times and in different amounts than the indices applicable to the adjustable rate mortgage loans
                                          included in the trust fund.

                                          In addition, because the interest rates on the mortgage
                                          loans which have adjustable mortgage rates adjust at
                                          different times and in different amounts, and because the
                                          interest rates on the remaining mortgage loans are fixed, if the interest rates of the Class A, M1, M2, B and R Bonds
                                          were not capped as described in this prospectus supplement under "Description of the Bonds -- Payments of Interest,"
                                          there may be times when those rates would exceed the
                                          weighted average of the interest rates on the mortgage loans
                                          (after deduction of fees). If that happens, the caps will
                                          have the effect of reducing the interest rates on those
                                          bonds, at least temporarily. The difference will be paid to you on future payment dates only if there is enough cashflow generated from excess interest on the mortgage loans under the priority set forth herein. See "Description of the Bonds
                                          -- Payments of Interest" and " -- Credit Enhancement --
                                          Overcollateralization" in this prospectus supplement. For
                                          detailed information on the interest rates of the mortgage loans, see "Description of the Mortgage Pool" in this
                                          prospectus supplement.

POTENTIAL INADEQUACY OF
 CREDIT ENHANCEMENT..................     The Class A Bonds are insured by a financial guaranty
                                          insurance policy issued by MBIA Insurance Corporation.
                                          None of the other classes of bonds are insured under such
                                          policy.

                                          The subordination, loss allocation and overcollateralization features described in this prospectus supplement are
                                          intended to enhance the likelihood that bondholders of more senior classes will receive regular payments of interest and principal, but such credit enhancements are limited in
                                          nature and may be insufficient to cover all losses on the
                                          mortgage loans.

OVERCOLLATERALIZATION................     In order to create overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the bonds and the fees and expenses of the trust estate.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the
                                          weighted average interest rate on the bonds.  We cannot
                                          assure you, however, that enough excess interest will be
                                          generated to reach the overcollateralization level required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will
                                          generate:

                                          o    Prepayments. Each time a mortgage loan is prepaid,
                                               total excess interest after the date of prepayment will
                                               be reduced because that mortgage loan will no longer be
                                               outstanding and generating interest. Prepayment of a
                                               disproportionately high number of high interest rate
                                               mortgage loans would have a greater adverse effect on
                                               future excess interest.

                                          o    Defaults. The rate of defaults on the mortgage loans
                                               may turn out to be higher than expected. Defaulted
                                               mortgage loans may be liquidated, and liquidated
                                               mortgage loans will no longer be outstanding and
                                               generating interest.

                                          o    Level of LIBOR. If LIBOR increases, more money will be
                                               needed to pay interest to the bondholders, so less
                                               money will be available as excess interest.

                                          See "Description of the Bonds -- Credit Enhancement --
                                          Overcollateralization" in this prospectus supplement.

SUBORDINATION........................     If the applicable subordination is insufficient to absorb losses, then bondholders will likely incur losses and may never
                                          receive all of their principal payments. You should consider the following:

                                          o    if you buy a Class B Bond and losses on the mortgage
                                               loans exceed excess interest and any
                                               overcollateralization that has been created, the
                                               principal amount of your bond will be reduced
                                               proportionately with the principal amounts of the other
                                               Class B Bonds by the amount of that excess;

                                          o    if you buy a Class M2 Bond and losses on the mortgage
                                               loans exceed excess interest and any
                                               overcollateralization that has been created plus the
                                               total principal amount of the Class B Bonds, the
                                               principal amount of your bond will be reduced
                                               proportionately with the principal amounts of the other
                                               Class M2 Bonds by the amount of that excess;

                                          o    if you buy a Class M1 Bond and losses on the mortgage
                                               loans exceed excess interest and any
                                               overcollateralization that has been created plus the
                                               total principal amount of the Class B and M2 Bonds, the
                                               principal amount of your bond will be reduced
                                               proportionately with the principal amounts of the other
                                               Class M1 Bonds by the amount of that excess.

                                          Losses on the mortgage loans will not reduce the principal amount of the Class A Bonds, which will be insured under a financial guaranty insurance policy issued by MBIA Insurance
                                          Corporation. However, if losses occur on the mortgage loans after the principal amounts of the subordinate bonds are no longer outstanding and MBIA Insurance Corporation defaults under the financial guaranty insurance policy, holders of
                                          the Class A Bonds will suffer a loss.

                                          If, after overcollateralization is created and maintained in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the bonds and fees and expenses of the trust estate, the
                                          excess interest will be used to pay you and other
                                          bondholders the amount of any reduction in the principal
                                          balances of the bonds caused by application of losses. These payments will be made in order of seniority. We cannot
                                          assure you, however, that any excess interest will be
                                          generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced
                                          because of the application of losses.

                                          See "Description of the Bonds -- Credit Enhancement --
                                          Subordination" and "-- Application of Realized Losses" in
                                          this prospectus supplement.

BALLOON LOANS........................     Approximately 15.75% of the mortgage loans are balloon
                                          loans.  Balloon loans pose a special payment risk  because the borrower must pay a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover
                                          the loss.   See "Description of the Mortgage Pool" in this
                                          prospectus supplement.

UNPREDICTABILITY AND EFFECT
 OF PREPAYMENTS......................     The rate of prepayments on the mortgage loans will be
                                          sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may
                                          increase due to the availability of fixed rate mortgage loans or other adjustable rate mortgage loans at lower interest rates.
                                          Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

                                          o    If you purchase your bonds at a discount and principal
                                               is repaid slower than you anticipate, then your yield
                                               may be lower than you anticipate.

                                          o    If you purchase your bonds at a premium and principal
                                               is repaid faster than you anticipate, then your yield
                                               may be lower than you anticipate.

                                          Borrowers may prepay their mortgage loans in whole or in
                                          part at any time; however, approximately 53.30% of the
                                          mortgage loans require the payment of a prepayment premium in connection with any voluntary full and certain partial
                                          prepayments made during periods ranging from one to five
                                          years after the mortgage loan was originated. Such
                                          prepayment premiums may discourage these borrowers from
                                          prepaying their mortgage loans during the applicable period.

                                          The prepayment premiums received by the master servicer from collections on the mortgage loans will not be available for payments of principal or interest due on the offered bonds.

                                          Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans. In addition, the sellers may be required to purchase mortgage loans from the trust in the event that certain breaches of
                                          representations and warranties made by the sellers with
                                          respect to the mortgage loans have not been cured. These
                                          purchases will have the same effect on the holders of the
                                          bonds as a prepayment of the mortgage loans. A prepayment of a mortgage loan will result in a prepayment on the bonds.

                                          See "Yield, Prepayment, and Weighted Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

DELAY IN RECEIPT OF
 LIQUIDATION PROCEEDS;
 LIQUIDATION PROCEEDS
 MAY BE LESS THAN
 MORTGAGE LOAN BALANCE...............     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further,
                                          reimbursement of advances made on a mortgage loan and
                                          liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the
                                          portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the credit enhancements are insufficient to cover the loss.


GEOGRAPHIC CONCENTRATION OF
 MORTGAGE LOANS......................     Approximately 26.50% of the mortgage loans are secured by
                                          property in California. Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the
                                          mortgaged properties were concentrated in California because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                          o    property in California may be more susceptible than
                                               homes located in other parts of the country to certain
                                               types of hazards, such as earthquakes, floods,
                                               wildfires, mudslides and other natural disasters.

                                          o    weak economic conditions, which may or may not affect
                                               real property values, may affect the ability of
                                               borrowers to repay their loans on time.

                                          o    declines in the residential real estate market may
                                               reduce the values of properties located in that state,
                                               which would result in an increase in the loan-to-value
                                               ratios.

                                          For additional information regarding the geographic
                                          distribution of the mortgage loans in the mortgage pool, see the applicable table under "Description of the Mortgage
                                          Pool" in this prospectus supplement.


POTENTIAL DISRUPTION OF COMPUTER
 SYSTEMS.............................     There is a continuing risk that the transition from the year
                                          1999 to the year 2000 may interfere with the ability of
                                          computer systems used by the master servicer, the servicers, the certificate trustee, the indenture trustee, The Depository
                                          Trust Company and other parties to process information. All problems associated with this transition may not yet have been identified and this risk may persist for some time. This could disrupt collection of payments on the mortgage loans and the calculation and payment of principal and interest, if
                                          applicable, due on the bonds.

LIMITED ABILITY TO RESELL
 BONDS...............................     The underwriter is not required to assist in resales of the bonds, although it may do so. A secondary market for any
                                          class of bonds may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your bonds.

CONSEQUENCES OF OWNING
  BOOK-ENTRY BONDS...................     Limit on Liquidity of Bonds. Issuance of the offered bonds
                                          (other than the Class R Bonds) in book-entry form may reduce the liquidity of such bonds in the secondary trading market since investors may be unwilling to purchase bonds for which they cannot obtain physical bonds.

                                          Limit on Ability to Transfer or Pledge. Since transactions in the book-entry bonds can be effected only though certain depositories, participating organizations, indirect
                                          participants and certain banks, your ability to transfer or pledge a book- entry bond to persons or entities that are
                                          not affiliated with these organizations or otherwise to take actions in respect of such bonds, may be limited due to lack of a physical bond representing the book-entry bonds.

                                          Delays in Payments. You may experience some delay in the
                                          receipt of payments on the book-entry bonds since the
                                          payments will be forwarded by the indenture trustee to a
                                          depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                                          See "Description of the Bonds -- Book-Entry Registration" in
                                          this prospectus supplement for more detail.


THERE ARE RISKS INHERENT IN THE
 NATURE OF THE MORTGAGE LOANS........     Approximately 57.77% of the mortgage loans are of sub-
                                          prime credit quality.  In addition, certain of the mortgage loans have been severely delinquent or have been in bankruptcy or a forbearance period.  Delinquencies and liquidation
                                          proceedings are more likely with these mortgage loans than with mortgage loans that do not have such histories.  In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and
                                          losses if, in the case of the Class A Bonds, MBIA Insurance
                                          Corporation is unable to pay on the financial guaranty
                                          insurance policy and, in the case of all the bonds, the other credit enhancements are insufficient to cover the delays and losses.

THERE ARE RISKS RELATING TO
 ALTERNATIVES TO FORECLOSURE.........     The mortgage loans may become delinquent after the closing date.  The master servicer may either foreclose on a delinquent mortgage loan or work out an agreement with the related
                                          mortgagor, which may involve waiving or modifying any term of the mortgage loan.  If the master servicer extends the
                                          payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.



                         DESCRIPTION OF THE CERTIFICATES

         The mortgage pass-through certificates securing the Bonds (the "CERTIFICATES") will be created pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") by and among CMC Securities Corporation III (the "ISSUER"), PNC Mortgage Securities Corp. ("PNC", the "MASTER SERVICER" or a "SELLER"), Old Kent Mortgage Company ("OLD KENT" or a "SELLER"), DLJ Mortgage Capital, Inc. ("DLJMCI" or a "SELLER"), and Bank One, National Association, as certificate trustee (the "CERTIFICATE TRUSTEE"). The Certificates will evidence the entire beneficial ownership interest in a pool of mortgage loans (each, a "MORTGAGE LOAN" and collectively, the "MORTGAGE LOANS" or the "MORTGAGE POOL"). On or prior to the Closing Date, DLJMCI will have acquired the Mortgage Loans from various banks, other mortgage lending institutions or their correspondents, including Old Kent (collectively, the "ORIGINATORS"), and from PNC pursuant to the terms of various loan sale agreements (each, a "LOAN SALE AGREEMENT"). On the Closing Date, DLJMCI will assign and convey the Mortgage Loans, together with all of its rights and benefits under the Loan Sale Agreements, to Capstead Capital Corporation ("CCC") and CCC will, in turn, assign and convey the Mortgage Loans, together with all of CCC's rights and benefits under the Loan Sale Agreements, to the Issuer. The Issuer will simultaneously convey the Mortgage Loans, together with all of the Issuer's rights and benefits under the Loan Sale Agreements, to the trust established by the Pooling and Servicing Agreement (the "TRUST") and the Trust will issue the Certificates in exchange therefor.

         Pursuant to the terms of its servicing agreement with the Master Servicer (each, a "SERVICING AGREEMENT"), each servicer will remit from its Custodial Account for P&I to the Master Servicer, for deposit into the Investment Account maintained by the Master Servicer, payments (including prepayments) of principal received on each related Mortgage Loan, together with interest thereon at a rate (the "REMITTANCE RATE") equal to the mortgage rate of interest borne by such Mortgage Loan (the "MORTGAGE RATE"), less the applicable Servicing Fee. Funds in the Investment Account will be invested by the Master Servicer from time to time in permitted instruments maturing on or before the next Payment Date. Funds in the Investment Account will be transferred to the Certificate Account maintained with the Certificate Trustee and will be applied on each Payment Date to make distributions to the Indenture Trustee, as the sole Certificateholder. The Indenture Trustee shall deposit such funds into the Collection

Account and such funds will be available to make payments on the Bonds and to provide for payment of fees of, and reimbursements to, the Master Servicer.

     On the Closing Date, the Issuer will transfer and assign the Mortgage Loans to the Certificate Trustee for the benefit of the Indenture Trustee, as sole Certificateholder, in exchange for the Certificates, which will be issued by the Certificate Trustee pursuant to the Pooling and Servicing Agreement. The Issuer will simultaneously pledge the Certificates to the Indenture Trustee as collateral for the Bonds pursuant to the terms of an Indenture by and between the Issuer and Bank One, National Association, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by a series supplement by and among the Issuer, PNC, as bond administrator (the "BOND ADMINISTRATOR"), and the Indenture Trustee (collectively, the "INDENTURE"). Thereafter, the Certificates will at all times be registered in the name of the Indenture Trustee and held as security for the benefit of the Bondholders.

     Pursuant to the Pooling and Servicing Agreement, each of PNC, Old Kent and DLJMCI (collectively, the "SELLERS') will make certain representations and warranties with respect to the related Mortgage Loans thereunder and will be obligated to (i) cure any breaches of such representations or warranties that materially and adversely affect the interests of the holders of the Certificates (the "CERTIFICATEHOLDERS"), (ii) repurchase Mortgage Loans as to which there has been a breach of such representations and warranties that materially and adversely affects the interests of the Certificateholders or as to which the related documentation is found to contain a material, non-cured defect, or (iii) substitute a new mortgage loan for such Mortgage Loan which satisfies the conditions set forth in the Pooling and Servicing Agreement. Such representations and warranties will be different for each Seller but will generally conform to the representations and warranties described herein under "The Pooling and Servicing Agreement -- Representations and Warranties Regarding the Mortgage Loans." The only recourse that the Certificate Trustee, on behalf of the Indenture Trustee, as sole Certificateholder, will have with respect to the Mortgage Loans will be against the related Seller for defective mortgage documents and breaches of the representations and warranties regarding the Mortgage Loans made by such Seller under the Pooling and Servicing Agreement. The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" herein.


                        DESCRIPTION OF THE MORTGAGE POOL

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Cut-off Date Balance of such Mortgage Loans.

GENERAL

     The Mortgage Pool consists of approximately 1,632 conventional, adjustable and fixed-rate, fully-amortizing and balloon, first lien residential Mortgage Loans with original terms to maturity of not more than 30 years, having an aggregate Cut-off Date Balance of approximately $230,440,654. Substantially all of the Mortgage Loans will have principal and interest payable on the first day of each month (the "DUE DATE").

     The Mortgage Loans were originated or acquired by the Originators generally in accordance with the underwriting guidelines described herein. See "Underwriting Guidelines of the Originators" and "Underwriting Guidelines of PNC" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     The Mortgage Loans to be included in the Trust Fund will consist of Mortgage Loans which bear fixed interest rates (collectively, "FIXED RATE MORTGAGE LOANS") or interest rates that adjust in accordance with an index (collectively, "ADJUSTABLE RATE MORTGAGE LOANS"), as described below under "-- Adjustable Rate Mortgage Loans" and "-- The Indices."

     Approximately 915 (or 60.51%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately 717(or 39.49%) are Adjustable Rate Mortgage Loans as described in more detail under "--Adjustable Rate Mortgage Loans" below. Interest on both the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the Mortgage Loans are secured by first mortgages or similar security instruments, creating first liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, townhouses, individual units in planned unit developments, cooperative apartments or manufactured houses that have been permanently affixed to the ground.

     Pursuant to its terms, each Mortgage Loan, other than a Mortgage Loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the unpaid principal amount thereof or the replacement value of the improvements on the property securing such Mortgage Loan (the "MORTGAGED PROPERTY"). Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 48.37% of the Mortgage Loans have original Loan-to-Value Ratios in excess of 80%. The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinance or modification, the appraisal value of the Mortgaged Property at the time of such refinance or modification.

     Approximately 26.44% of the Mortgage Loans with original Loan-to-Value Ratios in excess of 80% are not covered by an existing primary insurance policy.

     None of the Mortgage Loans were more than one Scheduled Payment delinquent as of the Cut-off Date.

     All of the Adjustable Rate Mortgage Loans and approximately 73.96% of the Fixed Rate Mortgage Loans are fully amortizing. However, approximately 26.04% of the Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("BALLOON PAYMENTS") due on their maturity dates that are significantly larger than other monthly payments (such loans, "BALLOON LOANS"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance such loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance such loan will be borne by Bondholders, to the extent not covered by the applicable credit enhancement. However, if the borrower fails to repay a Balloon Loan at maturity, the Master Servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the Balloon Loans based upon the original amortization schedule for those loans, unless the Master Servicer determines that the Advance would not be recoverable. None of the servicers, the Master Servicer, the Certificate Trustee or the Indenture Trustee will make any Advances with respect to delinquent Balloon Payments.

     Approximately 53.30% of the Mortgage Loans provide for payment by the mortgagor of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from one to five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related Mortgage Loan or a specified percentage of the amounts prepaid. Such Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Bonds.

ADJUSTABLE RATE MORTGAGE LOANS

     Approximately 97.43% of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index (as described below under "-- The Indices"), as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE"); provided that the first such adjustment for approximately 84.72% of the Adjustable Rate Mortgage Loans will occur after an initial period of two years following origination; in the case of approximately 9.06% of the Adjustable Rate Mortgage Loans, three years after origination; and approximately 6.22% of such Adjustable Rate Mortgage Loans have no delayed Adjustment Date. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Index (as described below) and a fixed percentage amount (the "GROSS MARGIN"), provided that in the substantial majority of cases the Mortgage Rate on each such Adjustable Rate Mortgage Loan generally will not increase or decrease by more than a fixed percentage ranging from 1.00% to 2.00% specified in the related Mortgage Note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "MAXIMUM RATE") or be less than a specified minimum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "MINIMUM RATE"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "INITIAL CAP"); the Initial Cap ranges from 1.00% to 5.00% annually for substantially all such Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment

Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "-- The Indices" herein. The Adjustable Rate Mortgage Loans generally do not permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

THE INDICES

     The index applicable to the determination of the Mortgage Rates for approximately 97.43% of the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "SIX-MONTH LIBOR INDEX") and as most recently available either (1) as of the first business day a specified period of time prior to such Adjustment Date, (2) as of the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. Approximately 2.57% of the Adjustable Rate Mortgage Loans adjust their Mortgage Rates on the basis of the "ONE-YEAR CMT INDEX" calculated based upon yields on actively traded issues of U.S. Treasury securities adjusted to a constant maturity of one year. The LIBOR Index and the One-Year CMT Index are sometimes referred to herein individually as an "INDEX" and collectively as the "INDICES."

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Bonds, Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Issuer deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Bonds.

          Number of Mortgage Loans                             1,632
          Number of Fixed Rate Mortgage Loans                  915
          Number of Adjustable Rate Mortgage Loans             717
          Aggregate Scheduled Principal Balance                $230,440,654.39
          Mortgage Rates:
          Weighted Average                                     9.9804%
          Range                                                7.05% to 14.875%
          Weighted Average Remaining
          Term to Maturity (in months)                         324

     The Scheduled Principal Balances of the Mortgage Loans range from approximately $11,982.69 to approximately $997,565.98. The Mortgage Loans had an average Scheduled Principal Balance of approximately $141,201.38 as of the Cut-off Date.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 80.58%, and approximately 48.37% of the Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.54% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)
--------------------------------------------------------------------------------
                                          Aggregate
                          Number of       Scheduled         Percent of
Original Loan-to-Value    Mortgage        Principal          Mortgage
     Ratios (%)            Loans           Balance            Loans

0.00-  60.00.........            97    $ 11,665,730.62          5.06%
60.01- 65.00.........            64      10,865,646.49          4.72
65.01- 70.00.........           105      16,000,508.07          6.94
70.01- 75.00.........           196      25,957,413.53         11.26
75.01- 80.00.........           401      54,458,073.38         23.63
80.01- 85.00.........           226      30,836,333.72         13.38
85.01- 90.00.........           379      54,943,917.45         23.84
90.01- 95.00.........           122      20,266,016.72          8.79
95.01-100.00.........            42       5,447,014.41          2.36
                               ----    ---------------        ------
      Totals.........         1,632    $230,440,654.39        100.00%
                              =====    ===============        ======

---------------------
(1) The weighted average original Loan -to-Value Ratio of the Mortgage Loans is expected to be approximately 80.58%

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
--------------------------------------------------------------------------------
        Current                         Aggregate
     Mortgage Loan       Number of      Scheduled     Percent of
       Principal          Mortgage      Principal      Mortgage
     Balances ($)          Loans         Balance         Loans
      0 -   100,000......        786    $ 52,512,654.75        22.79%
100,001 -   200,000......        494      67,238,340.24        29.18
200,001 -   300,000......        229      58,492,299.17        25.38
300,001 -   400,000......         88      30,405,096.26        13.19
400,001 -   500,000......         14       6,433,934.33         2.79
500,001 -   600,000......          6       3,365,043.80         1.46
600,001 -   700,000......          4       2,519,909.15         1.09
700,001 -   800,000......          3       2,256,618.35         0.98
800,001 -   900,000......          4       3,325,629.33         1.44
900,001 - 1,000,000......          4       3,891,129.01         1.69
                               -----    ---------------       ------
      Totals...........        1,632    $230,440,654.39       100.00%
                               =====    ===============       ======

---------------------
(1) As of the Cut-off Date, the average current principal balance of the Mortgage Loans is expected to be approximately $141,201.38.

                                MORTGAGE RATES(1)
--------------------------------------------------------------------------------
                                        Aggregate
                       Number of        Scheduled         Percent of
                        Mortgage        Principal          Mortgage
Mortgage Rates (%)       Loans           Balance            Loans

 7.000- 7.500.....             3     $    523,928.43           0.23%
 7.501- 8.000.....            11        2,393,657.13           1.04
 8.001- 8.500.....            49       11,848,747.86           5.14
 8.501- 9.000.....           115       23,088,679.78          10.02
 9.001- 9.500.....           175       32,924,728.59          14.29
 9.501-10.000.....           394       67,303,952.60          29.21
10.001-10.500.....           294       35,104,050.46          15.23
10.501-11.000.....           313       33,404,505.40          14.50
11.001-11.500.....           112        9,085,466.21           3.94
11.501-12.000.....            93        8,749,802.86           3.80
12.001-12.500.....            29        2,757,071.09           1.20
12.501-13.000.....            21        1,609,309.39           0.70
13.001-13.500.....            12          942,227.84           0.41
13.501-14.000.....             7          469,663.29           0.20
14.001-14.500.....             1           71,050.25           0.03
14.501-15.000.....             3          163,813.21           0.07
                           -----     ---------------         ------
      Totals......         1,632     $230,440,654.39         100.00%
                           =====     ===============         ======
---------------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
      Loans is expected to be approximately 9.980% per annum.


                               OCCUPANCY TYPES(1)
--------------------------------------------------------------------------------
                           Number        Aggregate
                             of          Scheduled        Percent of
                          Mortgage       Principal         Mortgage
   Occupancy Types          Loan          Balance            Loans

Primary..............        1465     $212,086,601.54         92.04%
Investment/Non-Owner.         152       15,916,221.83          6.91
Second Home..........          15        2,437,831.02          1.06
                           ------     ---------------        ------
      Totals.........       1,632     $230,440,654.39        100.00%
                           ======     ===============        ======
---------------------
(1)  Based on representations of the related mortgagors at the time of origination.


                          ORIGINAL TERMS TO MATURITY(1)
--------------------------------------------------------------------------------
                                          Aggregate
                         Number of        Scheduled        Percent of
 Original Term to        Mortgage         Principal         Mortgage
Maturity (Months)          Loans           Balance            Loans

  48-60...........              1     $    155,639.78          0.07%
108-120..........               9        1,874,707.93          0.81
168-180...........            394       37,156,014.76         16.12
228-240...........              4          268,209.47          0.12
348-360...........           1224      190,986,082.45         82.88
                            -----     ---------------        ------
      Totals......          1,632     $230,440,654.39        100.00%
                            =====     ===============        ======
---------------------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 324 months

                            PURPOSE OF MORTGAGE LOANS

                                         Aggregate
                          Number of      Scheduled        Percent of
                          Mortgage       Principal         Mortgage
    Loan Purpose            Loans         Balance            Loans

Cash-out Refinance..          522     $ 68,971,961.69         29.93%
Purchase............          843      128,859,904.94         55.92
Rate/Term Refinance.          267       32,608,787.76         14.15
                            -----     ---------------        ------
      Totals........        1,632     $230,440,654.39        100.00%
                            =====     ===============        ======



                    DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS

                                          Aggregate
                         Number of        Scheduled        Percent of
                         Mortgage         Principal         Mortgage
   Type of Program         Loans           Balance           Loans

Full Documentation.......    1079     $138,135,569.99         59.94%
Limited Documentation ...     298       50,931,113.17         22.10
No Documentation.........     255       41,373,971.23         17.95
                            -----     ---------------        ------
      Totals.............   1,632     $230,440,654.39        100.00%
                            =====     ===============        ======



                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
--------------------------------------------------------------------------------

                           Number         Aggregate
                             of           Scheduled        Percent of
                          Mortgage        Principal         Mortgage
        State              Loans           Balance            Loans

Alabama................        10         $ 993,644.14          0.43%
Alaska.................         1            69,471.38          0.03
Arizona................       104        11,148,081.29          4.84
Arkansas...............         3           266,295.23          0.12
California.............       266        61,055,665.74         26.50
Colorado...............        53         7,854,116.10          3.41
Connecticut............        15         3,308,249.43          1.44
Delaware...............         3           433,415.77          0.19
District of Columbia...         7           540,163.63          0.23
Florida................       140        13,971,024.09          6.06
Georgia................        85         9,503,324.82          4.12
Hawaii.................         2           247,991.94          0.11
Idaho..................        12           979,040.92          0.42
Illinois...............        61         7,722,764.06          3.35
Indiana................        14           951,856.60          0.41
Iowa...................         8           792,381.06          0.34
Kansas.................        18         1,337,652.92          0.58
Kentucky...............         8           924,676.85          0.40
Louisiana..............         4           379,712.37          0.16
Maine..................         3           220,604.00          0.10
Maryland...............        56         8,059,902.04          3.50
Massachusetts..........        23         3,243,627.13          1.41
Michigan...............        80         6,678,242.74          2.90
Minnesota..............         9         1,113,915.58          0.48
Missouri...............        21         2,187,547.78          0.95
Montana................         5           526,016.78          0.23
Nebraska...............         4           225,877.49          0.10
Nevada.................        46         7,778,553.95          3.38
New Hampshire..........         7           611,449.38          0.27
New Jersey.............        35         7,405,749.48          3.21
New Mexico.............        20         2,154,030.31          0.93
New York...............        30        10,439,045.93          4.53
North Carolina.........        38         4,321,643.15          1.88
Ohio...................        84         6,395,866.35          2.78
Oklahoma...............        11           931,093.94          0.40
Oregon.................        25         3,466,805.42          1.50
Pennsylvania...........        68         6,621,884.89          2.87
Rhode Island...........         4           431,221.18          0.19
South Carolina.........        15         1,856,844.39          0.81
South Dakota...........         2            80,271.95          0.03
Tennessee..............        11           818,059.74          0.35
Texas..................        31         3,335,761.98          1.45
Utah...................        62         9,482,136.39          4.11
Virginia...............        41         7,700,293.87          3.34
Washington.............        78        11,030,938.05          4.79
West Virginia..........         2           200,529.59          0.09
Wisconsin..............         6           468,374.71          0.20
Wyoming................         1           174,837.86          0.08
                            -----      ---------------        ------
      Totals...........     1,632      $230,440,654.39        100.00%
                            =====      ===============        ======

---------------------
(1) No more than approximately 0.54% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.


                        TYPES OF MORTGAGED PROPERTIES(1)
--------------------------------------------------------------------------------
                                          Aggregate
                          Number of       Scheduled        Percent of
                          Mortgage        Principal         Mortgage
    PROPERTY TYPE           Loans          Balance            Loans

2-4 Family.............         84    $ 12,168,462.78           5.28%
Condominium............         69       8,963,789.21           3.89
Cooperative............          1          53,497.26           0.02
Manufactured Housing...         54       5,232,733.54           2.27
Other..................         10       1,951,538.63           0.85
PUD....................        121      25,390,304.55          11.02
Single Family..........       1293     176,680,328.42          76.67
                             -----    ---------------         ------
      Totals...........      1,632    $230,440,654.39         100.00%
                             =====    ===============         ======

---------------------
(1) Based on representations of the related Mortgagors at the time of origination.

                                GROSS MARGINS(1)
--------------------------------------------------------------------------------
                                        Aggregate
                       Number of        Scheduled         Percent of
     RANGE OF          Mortgage         Principal          Mortgage
   GROSS MARGINS         Loans           Balance             Loans

2.500-3.000........           1       $   124,999.99           0.14%
3.501-4.000........           6           956,096.86           1.05
4.001-4.500........          42         6,299,389.24           6.92
4.501-5.000........          21         3,928,455.49           4.32
5.001-5.500........          62        11,026,202.65          12.12
5.501-6.000........         152        19,861,951.70          21.82
6.001-6.500........         142        16,430,209.96          18.05
6.501-7.000........         153        18,096,178.47          19.88
7.001-7.500........         100        10,673,103.99          11.73
7.501-8.000........          24         2,267,090.58           2.49
8.001-8.500........          11         1,039,707.24           1.14
8.501-9.000........           3           308,196.94           0.34
                           ----       --------------        -------
      Totals.......         717       $91,011,583.09         100.00%
                            ===        =============         ======

---------------------
(1)   For Adjustable Rate Mortgage Loans only.


                               TYPES OF INDICES(1)
--------------------------------------------------------------------------------
                                        Aggregate
                      Number of         Scheduled         Percent of
                      Mortgage          Principal          Mortgage
   TYPE OF INDEX        Loans            Balance             Loans

Six-Month LIBOR.....         707      $88,675,948.31          97.43%
One-Year CMT........          10        2,335,634.78           2.57
                            ----      --------------        -------
      Totals........         717      $91,011,583.09         100.00%
                            ====      ==============        =======

---------------------
(1)   For Adjustable Rate Mortgage Loans only.


                            MAXIMUM MORTGAGE RATES(1)
--------------------------------------------------------------------------------
     RANGE OF         Number of      Scheduled          Percent of
     MAXIMUM          Mortgage       Principal           Mortgage
  MORTGAGE RATES        Loans         Balance              Loans

12.000-12.500.....           1    $   167,507.11               0.18%
13.001-13.500.....           2        503,897.05               0.55
13.501-14.000.....           5        800,916.14               0.88
14.001-14.500.....          19      5,004,691.92               5.50
14.501-15.000.....          56      9,041,933.58               9.93
15.001-15.500.....          86     10,636,715.46              11.69
15.501-16.000.....         128     16,932,555.41              18.60
16.001-16.500.....         135     17,215,281.56              18.92
16.501-17.000.....         175     19,985,413.23              21.96
17.001-17.500.....          47      4,657,521.11               5.12
17.501-18.000.....          30      3,036,212.06               3.34
18.001-18.500.....          10      1,174,590.73               1.29
18.501-19.000.....          12        819,724.01               0.90
19.001-19.500.....           4        512,350.19               0.56
19.501-20.000.....           4        428,544.39               0.47
20.001-20.500.....           3         93,729.14               0.10%
                          ----    --------------             ------
         Totals...         717    $91,011,583.09             100.00%
                          ====    ==============             ======

---------------------

(1)      For Adjustable Rate Mortgage Loans only.

                            MINIMUM MORTGAGE RATES(1)
--------------------------------------------------------------------------------
                                        Aggregate
                        Number of       Scheduled         Percent of
 RANGE OF MINIMUM       Mortgage        Principal          Mortgage
  MORTGAGE RATEs          Loans          Balance             Loans

 4.000 -  4.500....            1     $   608,314.64             0.67%
 4.501 -  5.000....            2         230,190.06             0.25
 5.001 -  5.500....           19       4,146,466.94             4.56
 5.501 -  6.000....           22       2,649,569.34             2.91
 6.001 -  6.500....            6       1,247,915.25             1.37
 6.501 -  7.000....            5         572,415.67             0.63
 7.001 -  7.500....            3         475,331.68             0.52
 7.501 -  8.000....            5         981,705.53             1.08
 8.001 -  8.500....           16       4,163,394.46             4.57
 8.501 -  9.000....           40       6,008,303.48             6.60
 9.001 -  9.500....           86      11,342,436.01            12.46
 9.501 - 10.000....          154      19,658,387.99            21.60
10.001 - 10.500....          136      15,673,027.91            17.22
10.501 - 11.000....          150      16,662,503.50            18.31
11.001 - 11.500....           31       2,997,754.27             3.29
11.501 - 12.000....           20       1,730,271.79             1.90
12.001 - 12.500....            5         469,202.22             0.52
12.501 - 13.000....            8         616,399.73             0.68
13.001 - 13.500....            4         389,534.58             0.43
13.501 - 14.000....            4         388,458.04             0.43
                            ----     --------------          -------
         Totals....          717     $91,011,583.09           100.00%
                            ====     ==============          =======

---------------------
(1)      For Adjustable Rate Mortgage Loans only.


                        MONTHS TO NEXT ADJUSTMENT DATE(1)
--------------------------------------------------------------------------------
                     Number of     Aggregate Scheduled     Percent of
   NUMBER OF         Mortgage           Principal           Mortgage
     MONTHS            Loans             Balance              Loans

               1             1          $   187,529.41          0.21%
               2             5              448,386.68          0.49
               3             9              871,550.58          0.96
               4             9            1,800,970.56          1.98
               5             3              735,299.50          0.81
               7             3              287,204.67          0.32
               8             5              884,843.61          0.97
               9            11            1,092,715.89          1.20
              10             6            1,348,591.78          1.48
              11             4              587,088.60          0.65
              13             2              167,880.02          0.18
              14             4              328,634.43          0.36
              15             5              606,427.88          0.67
              16            31            3,424,445.89          3.76
              17            18            1,908,968.13          2.10
              18            28            3,383,913.37          3.72
              19            58            6,702,593.53          7.36
              20            61            6,550,063.46          7.20
              21           129           15,760,422.86         17.32
              22            66            8,721,350.38          9.58
              23           122           17,808,025.50         19.57
              24            49            6,063,743.89          6.66
              25            29            3,707,948.63          4.07
              26             2              271,254.99          0.30
              27             1               60,918.92          0.07
              28             4              359,586.77          0.40
              30             2              167,282.21          0.18
              31             5              525,378.87          0.58
              32             5              804,093.59          0.88
              33            21            2,892,729.44          3.18
              34            18            2,269,385.79          2.49
              35             1              282,353.26          0.31
                           ---          --------------        ------
      Totals               717          $91,011,583.09        100.00%
                           ===          ==============        ======

---------------------
(1)      For Adjustable Rate Mortgage Loans only.

                          PERIODIC ADJUSTMENT CAPS(1)
--------------------------------------------------------------------------------
                                          Aggregate
                         Number of        Scheduled       Percent of
 RANGE OF PERIODIC       Mortgage         Principal        Mortgage
  ADJUSTMENT CAPS          Loans           Balance           Loans

1.0000 - 1.4999.........    655        $79,909,648.16         87.80%
1.5000 - 1.9999.........     52          8,766,300.15          9.63
2.0000 - 2.4999.........     10          2,335,634.78          2.57
                            ---        --------------        ------
         Totals.........    717        $91,011,583.09        100.00%
                            ===        ==============        ======

---------------------
(1)      For Adjustable Rate Mortgage Loans only.




                             ADDITIONAL INFORMATION

     The description herein of the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before such date. A Current Report on Form 8-K will be available to purchasers of the Offered Bonds and will be filed, together with the Pooling and Servicing Agreement and the Indenture, with the Securities and Exchange Commission after the initial issuance of the Offered Bonds. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth herein under "Description of the Mortgage Pool," such removal or addition will be noted in the Current Report on Form 8-K.

     Pursuant to the Indenture, the Indenture Trustee will prepare a monthly statement to Bondholders and the Bond Insurer which will set forth certain information regarding the Bonds and the Mortgage Pool.

                   UNDERWRITING GUIDELINES OF THE ORIGINATORS

     The Mortgage Loans have been originated or acquired by the Originators in accordance with the underwriting guidelines established by each of them (collectively, the "UNDERWRITING GUIDELINES"). Such Underwriting Guidelines differ among the Originators in various particulars. The following is a general summary of the Underwriting Guidelines believed by the Issuer to be generally applied, with some variation, by each Originator. This does not purport to be a complete description of the underwriting standards of any of the Originators.

     The Underwriting Guidelines also evaluate the value and adequacy of the Mortgaged Property as collateral. On a case-by-case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, a relatively low loan-to-value ratio, a relatively low debt- to-income ratio, a good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

     The Underwriting Guidelines applicable to a substantial majority of the Mortgage Loans are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

     Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the "Stated Income Documentation" programs described below), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the mortgaged property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance, loan-to-value ratio of the mortgage loan and the type of mortgage loan, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator. The Underwriting Guidelines generally permit single- family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain mortgage loans, up to 95%) for the highest credit grading category (80% under the stated income programs), depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

     The mortgage loans are originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

     The mortgaged properties are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.

     The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans originated or acquired by the Originators are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors -- Underwriting Guidelines and Potential Delinquencies" herein.

     In general, a substantial majority of the Mortgage Loans were originated consistent with and generally conform to "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs. Certain of the Mortgage Loans, however, were originated under "No Documentation" programs pursuant to which no information was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

     Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular Originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable Originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

     Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgage property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

     A substantial portion of the Mortgage Loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

                         UNDERWRITING GUIDELINES OF PNC

     The Mortgage Loans for which PNC is Seller will be subject to the various credit, appraisal and underwriting standards described under "Underwriting Guidelines of PNC." PNC's credit, appraisal and underwriting standards in its selling guide may apply to certain of the Mortgage Loans. Those credit, appraisal and underwriting standards are continuously reviewed based on opportunities and prevailing conditions in the residential mortgage market and the market for PNC's own mortgage pass-through certificates. For any such Mortgage Loans, underwriting may be performed by PNC or by designated third parties. For the other Mortgage Loans for which PNC is Seller, the underwriting guidelines do not conform to the standards set forth in PNC's selling guide. Such Mortgage Loans have been purchased in negotiated transactions in accordance with credit appraisal and underwriting standards agreed to by PNC. PNC will generally review only a limited portion of such Mortgage Loans in any delivery of those Mortgage Loans to PNC for conformity with the applicable credit, appraisal and underwriting standards. Such Mortgage Loans may include Mortgage Loans that were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to PNC for which it has accepted a certification from such insurance company as to insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loans conform to applicable underwriting standards. PNC performs only random quality assurance reviews on such Mortgage Loans. The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certifications may vary substantially from the credit, appraisal and underwriting standards set forth in the PNC guide. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans for which PNC is a Seller, this prospectus supplement does not distinguish among the various credit, appraisal and underwriting standards applicable to such Mortgage Loans nor does it describe any review for compliance with applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of such Mortgage Loans underwritten pursuant to the varying standards described above will be equivalent under all circumstances.

         The underwriting standards in the PNC guide are intended to evaluate the prospective borrower's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process in such cases, prospective borrowers will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each such prospective borrower will also provide an authorization to apply for a credit report which summarizes the borrower's credit history. With respect to establishing the prospective borrower's ability to make timely payments, PNC's guide requires evidence regarding the borrower's employment and income, and of the amount of deposits made to financial institutions where the borrower maintains a demand account. In some instances, PNC purchases Mortgage Loans under its guide under a limited documentation origination program, in which the prospective borrower must have a good credit history and be financially capable of making a larger cash down payment in a purchase or be willing to finance less of the appraised value in a refinancing than would otherwise be required by the PNC guide. Currently, the underwriting standards in the PNC guide only provide for certain loan-to-value ratios in order for PNC to waive some of its documentation requirements and to eliminate verification of income and employment for the prospective borrower.

         The underwriting standards in PNC's guide generally follow guidelines acceptable to Fannie Mae and Freddie Mac. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing pursuant to the guide. In those cases, the appraiser is required to inspect the property and verify that it is in good condition and that construction, if new has been completed. Such an appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacement property.

         No assurance can be given as to which of the Mortgage Loans for which PNC is Seller were originated pursuant to PNC's guide and which were acquired in negotiated transactions, with or without an insurance certification.

                               THE MASTER SERVICER

         The information set forth under "The Master Servicer" has been provided by PNC and none of the Issuer, DLJMCI, Donaldson, Lufkin & Jenrette Securities Corporation (the "UNDERWRITER" or "DLJ"), the Certificate Trustee, the Indenture Trustee, the Bond Insurer or any of their respective affiliates makes any representations or warranties as to the accuracy or completeness of such information.

         PNC, a Delaware corporation, is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a bank holding company. PNC was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility, by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. PNC's principal executive offices are located at 75 North Fairway Drive, Vernon Hills, Illinois, 60061, and its telephone number is (847) 549-6500.

PNC'S DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

         PNC receives reports for various mortgage pools underlying its mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered. These reports summarize recent delinquency, loss and foreclosure experience on mortgage loans included in those pools. To the extent that the Mortgage Loans in the Trust Fund are generally underwritten to different standards than the mortgage loans in PNC's pools, PNC does not believe that the delinquency, loss and foreclosure experience data for those pools would be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Fund.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         PNC, as Master Servicer, will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more servicers. Notwithstanding any servicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Each servicer will be paid a monthly fee (a "SERVICING FEE") with respect to each Mortgage Loan serviced by it calculated as 1/12 of 0.50% per annum (the "SERVICING FEE RATE") on the outstanding principal balance of each such Mortgage Loan. Each servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer, as well as certain customary fees and charges paid by borrowers (other than Prepayment Premiums).

         The Master Servicer will be paid a monthly fee (the "MASTER SERVICING FEE") with respect to each Mortgage Loan calculated as 1/12 of 0.05% per annum (the "MASTER SERVICING FEE RATE") on the outstanding principal balance of each such Mortgage Loan. The Master Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation in the form of investment earnings on funds on deposit in the Investment Account maintained by the Master Servicer prior to remittance of such funds to the Certificate Account maintained by the Certificate Trustee.

         The Master Servicing Fee is subject to reduction as described below under "-- Compensating Interest." See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" for information regarding servicing-related expenses payable by the Master Servicer. The Master Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Bondholders. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses."

COMPENSATING INTEREST

         The Master Servicer is obligated to remit to the Certificate Account on the day before each Payment Date an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs (as defined herein) on the Mortgage Loans made from the 15th day of the Collection Period for such Payment Date to the last day of such month and (b) the applicable monthly Master Servicing Fee, any reinvestment income realized by the Master Servicer relating to Payoffs made during the Prepayment Period (as defined herein) and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Payment Date ("COMPENSATING INTEREST"). Compensating Interest will be added to the Interest Remittance Amount. Any remaining shortfall in interest collections resulting from Curtailments (as defined herein) and the timing of Payoffs, to the extent not covered by excess interest collections, may result in a shortfall in interest payments on the bonds.

         See "Yield, Prepayment and Weighted Average Life -- Principal Prepayments and Compensating Interest" herein.

ADVANCES

         The Master Servicer will be obligated to make advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the applicable Master Servicing Fee Rate (each, an "ADVANCE"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. Subject to the foregoing, Advances will be made by the Master Servicer through the liquidation of the related Mortgaged Property. The Master Servicer will also be obligated to make Advances with respect to the assumed monthly payments that would have been due on Balloon Loans based upon the original amortization schedule for those loans, unless the Master Servicer determines that the Advance would not be recoverable. The Master Servicer will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation, condemnation and insurance proceeds or, if such amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

         The purpose of making such Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. Neither the Master Servicer nor the servicers will be obligated to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "RELIEF ACT"). THE CLASS A BOND INSURANCE POLICY WILL NOT COVER ANY INTEREST SHORTFALLS, INCLUDING THOSE DUE TO THE APPLICATION OF THE RELIEF ACT.

INSURANCE COVERAGE

         The Master Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of its officers and employees.

SPECIAL SERVICING AGREEMENTS

         The Pooling and Servicing Agreement permits the Master Servicer to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Bonds or of a class of securities representing interests in one or more classes of Subordinate Bonds. Pursuant to the terms of those agreements, the owner may, with respect to delinquent Mortgage Loans:

         o instruct the Master Servicer to commence or delay foreclosure proceedings, provided that the owner deposits a specified amount of cash with the Master Servicer, which will be available for payment to Bondholders if Liquidation Proceeds are less than they otherwise may have been had the Master Servicer acted pursuant to its normal servicing procedures;

         o purchase those delinquent Mortgage Loans from the Trust immediately before the commencement of foreclosure proceedings at a price (the "REPURCHASE PRICE") equal to 100% of the outstanding principal balance of each such Mortgage Loan, plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the date of repurchase; and/or

         o assume all of the servicing rights and obligations with respect to the delinquent Mortgage Loans so long as (i) the Master Servicer has the right to transfer the servicing rights and obligations of the Mortgage Loans to another servicer and
                  (ii) the owner will service the Mortgage Loans according to terms of the Pooling and Servicing Agreement.

REPURCHASE OF DELINQUENT MORTGAGE LOANS

         Under the Pooling and Servicing Agreement, PNC may purchase from the Trust any delinquent Mortgage Loan that has been delinquent for 90 consecutive days or more, subject to any limitations that may be set forth in the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, PNC may also direct the Certificate Trustee to sell any delinquent Mortgage Loan that has been delinquent for 90 consecutive days or more to a third party, on receipt by the Certificate Trustee of the purchase price of the delinquent Mortgage Loan. The purchase price of each delinquent Mortgage Loan purchased by PNC or a third party will equal the sum of (i) the outstanding principal balance of the Mortgage Loan on the date of repurchase, (ii) unpaid accrued interest thereon at the applicable Mortgage Rate (reduced by the Aggregate Expense Rate) from the date through which interest was last paid by the Mortgagor through the date of repurchase and (iii) in the case of a purchase by a third party, the amount of any related unreimbursed Advances by the Master Servicer. The proceeds of the purchase (except for the amount of any related unreimbursed Advances, which will be paid to the Master Servicer) will be treated as a prepayment of the Mortgage Loans for purposes of payments to Bondholders.


                            DESCRIPTION OF INSURANCE

PRIMARY MORTGAGE INSURANCE POLICIES

         Approximately 21.93% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a primary mortgage insurance policy (each, a "PRIMARY INSURANCE POLICY") insuring a portion of the balance of each such Mortgage Loan generally equal to the product of the original principal balance of such Mortgage Loan and a fraction, the numerator of which is the excess of the original principal balance of such Mortgage Loan over 75% of the lesser of the appraised value or selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan plus accrued interest thereon and related foreclosure expenses. The Pooling and Servicing Agreement requires the Master Servicer to use its best reasonable efforts to keep in full force and effect such Primary Insurance Policies until such policies are no longer required.

         With respect to certain of the Mortgage Loans, the lender (rather than the Mortgagor) acquired the Primary Insurance Policy and charged the related borrower an interest premium (such Mortgage Loans, the "LENDER PMI MORTGAGE LOANS" and such premium, the "LENDER PMI PREMIUM"). Except with respect to the Lender PMI Mortgage Loans, no such Primary Insurance Policy will be required with respect to any such Mortgage Loan (i) after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such policy is prohibited by applicable law. With respect to the Lender PMI Mortgage Loans, the Primary Insurance Policy will be maintained for the life of such Mortgage Loans, unless otherwise prohibited by applicable law.

         Claim payments, if any, under each Primary Insurance Policy will be required to be remitted by the Master Servicer to the Certificate Trustee and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE POLICIES AND FLOOD INSURANCE POLICIES

         The Pooling and Servicing Agreement requires the Master Servicer to cause to be maintained for each related Mortgage Loan a hazard insurance policy (each, a "STANDARD HAZARD POLICY") providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will generally be in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases approved by the Master Servicer in which such amount exceeds the value of the improvements to the related Mortgaged Property. In general, the standard form of Standard Hazard Policy covers physical damage to or destruction of the Mortgaged Property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the Standard Hazard Policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects, domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. In addition, whenever any part of any improvement to the related Mortgaged Property is located in a federally designated special flood hazard area and in a community which participates in the national flood insurance program at the time of origination of the related Mortgage Loan, the Pooling and Servicing Agreement requires the Master Servicer to cause a flood insurance policy (each, a "FLOOD POLICY") to be maintained in respect thereof. The amount of coverage under such Flood Policy shall generally be equal to the lesser of (i) the replacement cost of the improvements which are part of the related Mortgaged Property, and (ii) the maximum amount of insurance available for such Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The ability of the Master Servicer to assure that insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any Standard Hazard Policy or Flood Policy, or upon the extent to which information in this regard is furnished to the Master Servicer by the related Mortgagors. All amounts collected by the Master Servicer under any Standard Hazard Policy or Flood Policy (other than amounts to be applied to the restoration or repair of the related Mortgaged Property) will be deposited in the Certificate Account.

         Since the amount of insurance to be maintained on the Mortgaged Properties may decline over time as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have generally appreciated in value over time, in the event of partial loss, insurance proceeds under any Special Hazard Policy or Flood Policy may be insufficient to restore fully the damaged property.

TITLE INSURANCE POLICIES

         The Pooling and Servicing Agreement requires that a policy of title insurance ("TITLE INSURANCE POLICY") be in effect on each of the Mortgaged Properties and that such Title Insurance Policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by Fannie Mae.

                            DESCRIPTION OF THE BONDS

GENERAL

         The CMC Securities Corporation III Collateralized Mortgage Obligations, Series 2000-1 will consist of the following Classes: Class A, Class M1, Class M2, Class B, Class P, Class X and Class R (together, the "BONDS").

         The Class A and Class R Bonds are referred to herein as the "SENIOR BONDS," and the Class M1, Class M2 and Class B Bonds are collectively referred to herein as the "OFFERED SUBORDINATE BONDS." Only the Class A, Class M1, Class M2, Class B and Class R Bonds (collectively, the "OFFERED BONDS") are offered hereby. The Class M1, Class M2, Class B and Class X Bonds are collectively referred to herein as the "SUBORDINATE BONDS."

         Each of the Class P, Class X and Class R Bonds will be issued as a single certificate in fully registered, definitive form.

         The Bonds will be secured by a series of mortgage pass-through certificates (the "CERTIFICATES") which evidence the entire beneficial ownership interests in a trust fund (the "TRUST FUND") , the assets of which consist primarily of:

          o conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential mortgage loans (the "MORTGAGE LOANS"),

          o such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Investment Account maintained by the Master Servicer,

          o such assets as from time to time are identified as deposited in respect of the Mortgage Loans in a certificate account maintained by the Certificate Trustee (the "CERTIFICATE ACCOUNT"),

          o property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure, and

          o certain insurance policies covering the mortgage loans and all proceeds thereof.

          The Bonds will be issued pursuant to the Indenture and will be secured by the assets of the trust estate (the "TRUST ESTATE") which will consist primarily of:

          o    the Certificates,

          o such assets as from time to time are identified as deposited in respect of the Certificates in a collection account maintained by the Indenture Trustee (the "COLLECTION ACCOUNT"),

          o    the Class A Bond Insurance Policy, and

          o such assets as from time to time are deposited into the Basis Risk Reserve Fund (as defined herein).

          Each Class of Offered Bonds will be issued in the respective approximate initial aggregate principal amount (a "CLASS PRINCIPAL AMOUNT") set forth on page S-5. The Class X Bonds will be issued without principal or notional amounts or interest rates, and will be entitled only to such amounts as are described herein. The aggregate initial Class Principal Amount of each Class of Offered Bonds may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) is increased or decreased by the addition or withdrawal of Mortgage Loans from the Mortgage Pool as described under "Description of the Mortgage Pool" herein.

         Payments on the Bonds will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the next succeeding Business Day, commencing in April 2000 (each a "PAYMENT DATE"), to Bondholders of record on the applicable Record Date. The "RECORD DATE" for the Bonds and each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date. A "BUSINESS DAY" is generally any day other than a Saturday or Sunday or a day on which the Bond Insurer or banks in New York or Illinois are closed.

         Payments on the Offered Bonds will be made to each registered holder entitled thereto, either (1) by check mailed to the address of such Bondholder as it appears on the books of the Indenture Trustee (as defined herein), or (2) at the request, submitted to the Indenture Trustee in writing at least five Business Days prior to the related Record Date, any holder of an Offered Bond having an initial class principal balance of not less than $2,500,000, by wire transfer (at the expense of such holder) in immediately available funds; provided, that the final payment in respect of any Bond will be made only upon presentation and surrender of such Bond at the Corporate Trust Office of the Indenture Trustee. See "The Indenture" herein.

         The Offered Bonds, other than the Class R Bonds (the "BOOK-ENTRY BONDS"), will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants (each, a "PARTICIPANT"). The Book-Entry Bonds will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof.

         Each Class of Book-Entry Bonds will be represented by one or more bonds registered in the name of the nominee of DTC. The Issuer has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Bond (each, a "BENEFICIAL OWNER") will be entitled to receive a bond representing such person's interest (a "DEFINITIVE BOND"), except as set forth below under "-- Book-Entry Registration -- Definitive Bonds." Unless and until Definitive Bonds are issued for the Book-Entry Bonds under the limited circumstances described herein, all references to actions by Bondholders with respect to the Book-Entry Bonds shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Bondholders with respect to the Book-Entry Bonds shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Bonds, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

         General. Beneficial Owners of Book Entry Bonds that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through participants and indirect participants. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds through DTC and its participants and indirect participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until definitive bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered holder of such Book-Entry Bonds will be Cede & Co., as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Bonds among participants and to receive and transmit payments of principal of and interest on such Book-Entry Bonds. Participants and indirect participants with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

         None of the Issuer, the Originators, DLJMCI, the Master Servicer, the Underwriter, the Certificate Trustee, the Indenture Trustee, the Bond Insurer or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Bonds. Each Class of the Book-Entry Bonds will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Bondholders if, and only if, one of the following events shall occur (any such event being referred to as "BOOK-ENTRY TERMINATION"): (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to such Book-Entry Bonds and the Issuer and the Indenture Trustee are unable to engage a qualified successor to serve as DTC, (ii) the Issuer, in its sole discretion but with the consent of the Indenture Trustee, elects to terminate the book entry system by notice to DTC and the Indenture Trustee, or (iii) an event of default under the Indenture (an "INDENTURE EVENT OF DEFAULT") shall occur and be continuing and DTC and its participants or indirect participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of such Book-Entry Bonds, advise the Indenture Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book-Entry Termination, Beneficial Owners will become registered Bondholders and will deal directly with the Indenture Trustee with respect to transfers, notices, payments and requests for redemption.

         DTC has advised the Issuer and the Indenture Trustee that, prior to Book-Entry Termination, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more DTC participants to whom the Book-Entry Bonds are credited in an account maintained by DTC. The DTC has advised that it will take such action with respect to any principal amount of the Book-Entry Bonds only at the direction of and on behalf of DTC Participants with respect to that principal amount of such Book-Entry Bonds. For example, if a vote of Beneficial Owners is required to accelerate maturity of one or more Classes of the Book-Entry Bonds following an Indenture Event of Default, DTC, acting at the direction of its participants or indirect participants (which in turn are acting at the direction of Beneficial Owners), may vote in favor of acceleration of maturity with respect to a portion of the principal amount of such Class or Classes of the Book-Entry Bonds owned by a group of Beneficial Owners and against acceleration with respect to other principal amounts of such Class or Classes of the Book-Entry Bonds owned by a different group of Beneficial Owners.

         ISSUANCE OF THE BOOK-ENTRY BONDS IN BOOK ENTRY FORM RATHER THAN AS PHYSICAL BONDS MAY ADVERSELY AFFECT THE LIQUIDITY OF THE BOOK-ENTRY BONDS IN THE SECONDARY MARKET AND THE ABILITY OF BENEFICIAL OWNERS TO PLEDGE THEM. IN ADDITION, AS DESCRIBED ABOVE, PRIOR TO BOOK-ENTRY TERMINATION PAYMENTS ON THE BOOK-ENTRY BONDS WILL BE MADE BY THE INDENTURE TRUSTEE TO DTC AND DTC WILL CREDIT SUCH PAYMENTS TO THE ACCOUNTS TO ITS PARTICIPANTS, WHICH WILL FURTHER CREDIT THEM TO THE ACCOUNTS OF INDIRECT PARTICIPANTS OR BENEFICIAL OWNERS. AS A RESULT, BENEFICIAL OWNERS MAY EXPERIENCE DELAYS IN THE RECEIPT OF SUCH PAYMENTS. SEE "RISK FACTORS -- BOOK ENTRY REGISTRATION" AND "DESCRIPTION OF THE BONDS -- BOOK ENTRY REGISTRATION" IN THE PROSPECTUS.

         For additional information regarding DTC and the Book-Entry Bonds, see "Description of the Bonds -- Book Entry Registration" in the Prospectus.

PAYMENTS OF INTEREST

          The amount of interest payable on each Payment Date in respect of each Class of Offered Bonds will equal the sum of (1) Current Interest (as defined herein) for such Class on such date and (2) any Carryforward Interest (as defined herein) for such Class and date. Interest will accrue on each Class of Offered Bonds on the basis of a 360- day year and the actual number of days elapsed in each Accrual Period.

          o The "INTEREST RATE" for each Class of Bonds will be the applicable annual rate described below:

          o Class A Bonds: the lesser of (i) LIBOR plus 0.35% (the "A SPREAD") and (ii) the Net Funds Cap (as defined below).

          o Class M1 Bonds: the lesser of (i) LIBOR plus 0.70% (the "M1 SPREAD") and (ii) the Net Funds Cap.

          o Class M2 Bonds: the lesser of (i) LIBOR plus 1.00% (the "M2 SPREAD") and (ii) the Net Funds Cap.

          o Class B Bonds: the lesser of (i) LIBOR plus 2.50% (the "B SPREAD") and (ii) the Net Funds Cap.

          o Class R Bonds: the lesser of (i) LIBOR plus 0.35% (the "R SPREAD") and (ii) the Net Funds Cap.

          However, if neither the Class X Bondholder nor the Master Servicer exercises its option to purchase the Mortgage Loans when it is first entitled to do so, as described under "-- Optional Purchase of Mortgage Loans; Redemption of the Bonds" herein, then with respect to such Payment Date and each succeeding Payment Date, the A Spread will be increased to 0.70%, the M1 Spread will be increased to 1.20%, the M2 Spread will be increased to 1.50%, the B Spread will be increased to 3.00%, and the R Spread will be increased to 0.70%.

          o The "NET FUNDS CAP" with respect to each Payment Date will be the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the Aggregate Loan Balance (as defined under "-- Payments of Principal") for the immediately preceding Payment Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding calendar month.

          o The "OPTIMAL INTEREST REMITTANCE AMOUNT" with respect to each Payment Date will be equal to the excess of (i) the product of
               (1) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Payment Date, over
               (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans.

          o Each of the A Spread, the M1 Spread, the M2 Spread and the B Spread is referred to herein as the "SPREAD" applicable to the related Class. The "NET MORTGAGE RATE" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Bond Insurer's Premium Rate, the Lender PMI Premium Rate, the Trustee Fee Rate and the related Aggregate Expense Rate.

          o The "BOND INSURER'S PREMIUM RATE" will be a per annum rate set forth in the Indenture. As of the Cut-off Date, the "LENDER PMI PREMIUM RATE" was a per annum rate equal to approximately 0.0353%. The "TRUSTEE FEE RATE" will be a per annum rate set forth in the Indenture. The

               "TRUSTEE FEE" for any Payment Date will be equal to the product of (i) 1/12th of the Trustee Fee Rate and (ii) the aggregate Class Principal Amount of the Bonds as of the related Determination Date.

          o The "AGGREGATE EXPENSE RATE" for any Mortgage Loan equals the sum of the Master Servicing Fee Rate and the related Servicing Fee Rate (each as defined herein).

         The "CLASS PRINCIPAL AMOUNT" of any Class of Offered Bonds with respect to any date of determination will equal the principal amount of such Class on the Closing Date as reduced by all amounts previously paid on such Class in respect of principal and in the case of any Class of Subordinate Bonds, as reduced by any Applied Loss Amount (as defined at "--Credit Enhancement -- Application of Realized Losses") previously allocated thereto.

          With respect to each Payment Date, the "ACCRUAL PERIOD" applicable to each Class of Bonds will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

          With respect to each Payment Date, to the extent that (a) the amount payable if clause (i) of the definition of Interest Rate applicable to any Class of the Offered Bonds exceeds (b) the applicable Net Funds Cap (such excess, a "BASIS RISK SHORTFALL"), such Class, will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable Interest Rate before the Class X Bond is entitled to any payments. Such Class will be entitled to receive the amount of such Basis Risk Shortfall from Monthly Excess Cashflow (as defined herein) treated as paid from and to the extent of funds on deposit in a reserve fund (the "BASIS RISK RESERVE FUND"). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be paid on the Class X Bond. Notwithstanding the foregoing, the amount of Basis Risk Shortfall for any Class in respect of any Payment Date may not exceed the excess of (x) the amount payable at the applicable Maximum Interest Rate over (y) the amount payable at the applicable Net Funds Cap. THE CLASS A BOND INSURANCE POLICY WILL NOT COVER ANY BASIS RISK SHORTFALLS.

          o The "UNPAID BASIS RISK SHORTFALL" for any Class of Bonds on any Payment Date will equal the aggregate of all Basis Risk Shortfalls for such Class for all previous Payment Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Payment Date.

          o The "MAXIMUM INTEREST RATE" for any Class of Bonds and any Payment Date will be an annual rate equal to the weighted average of the Maximum Rates (as defined herein) of the Adjustable Rate Mortgage Loans and the Mortgage Rates of the Fixed Rate Mortgage Loans less the sum of the weighted average Aggregate Expense Rate, the Bond Insurer's Premium Rate, the Lender PMI Premium Rate and the Trustee Fee Rate.

          o "CURRENT INTEREST" with respect to any Class of Offered Bonds will equal, with respect to any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such Class.

          o "CARRYFORWARD INTEREST" with respect to each Class of Bonds will equal, with respect to any Payment Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest from previous Payment Dates exceeds
               (y) the amount paid in respect of interest on such Class on such immediately preceding Payment Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

          o The "INTEREST REMITTANCE AMOUNT" with respect to any Payment Date will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans during the related Collection Period (as defined herein) and the interest portion of Payaheads previously received and intended for application in the related Collection Period, less (x) any Prepayment Premiums received by the Master Servicer during such Collection Period, (y) the Servicing Fee and Master Servicing Fee with respect to such Mortgage Loans and (z) unreimbursed Advances (as defined at "Servicing of the Mortgage Loans-- Advances") and other amounts due to the Master Servicer, any servicer, the Certificate Trustee or the Indenture Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest (as defined herein) paid by the Master Servicer with respect to the Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of any Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) any other amounts reimbursable to the Certificate Trustee or the Indenture Trustee. The Master Servicer will be entitled to any interest or other income earned on funds on deposit in the Investment Account and the Certificate Trustee will be entitled to any interest or other income earned on funds on deposit in the Certificate Account pending remittance of such funds to the

               Collection Account and payment of such funds to the Bondholders. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses."

          o A "PAYAHEAD" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

          o With respect to any Payment Date, the "INTEREST SHORTFALL" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) Payoffs received during the related Prepayment Period, (b) Curtailments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Payment Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act. The Class A Bond Insurance Policy will not cover any Interest Shortfalls.

          o "NET INTEREST SHORTFALLS" for any Payment Date are Interest Shortfalls net of Compensating Interest, in each case, in respect of such Payment Date.

          o The "SUBSTITUTION AMOUNT" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Trust Fund due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon.

          On each Payment Date, the Interest Remittance Amount for such date will be paid in the following order of priority:

          (1) to the Bond Insurer, any premium due with respect to the Class A Bond Insurance Policy for such Payment Date;

          (2) to the Certificate Trustee and the Indenture Trustee, the Trustee Fee for such Payment Date;

          (3) to the Senior Bonds, Current Interest for each such Class and such Payment Date and any Carryforward Interest for each such Class and such Payment Date;

          (4) to the Bond Insurer, any reimbursement amounts owing to the Bond Insurer;

          (5) to the Class M1 Bonds, Current Interest for such Class and such Payment Date;

          (6) to the Class M2 Bonds, Current Interest for such Class and such Payment Date;

          (7) to the Class B Bonds, Current Interest for such Class and such Payment Date; and

          (8) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "-- Credit Enhancement -- Overcollateralization" below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (7) above (such amount, "MONTHLY EXCESS INTEREST") for such Payment Date.

DETERMINATION OF LIBOR

         On the second London Banking Day (as defined below) immediately preceding the first day of each Accrual Period other than the first Accrual Period (each, a "LIBOR DETERMINATION DATE"), the Bond Administrator will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Bond Administrator as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, "LONDON BANKING DAY" means any day on which commercial banks and foreign exchange markets settle payments in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the LIBOR Determination Date in question, and (3) which have been designated as such by the Bond Administrator and are able and willing to provide such quotations to the Bond Administrator on each LIBOR Determination Date; and "BLOOMBERG SCREEN LIUS01M INDEX PAGE" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank is removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Bond Administrator may, in its sole discretion, designate an alternative Reference Bank.

         On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Bond Administrator as follows:

         (1) If on any LIBOR Determination Date two or more of the Reference Banks provide offered LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, LIBOR for the next applicable Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

         (2) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next applicable Accrual Period will be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "RESERVE INTEREST RATE" will be the annual rate that the Bond Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Bond Administrator are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Bond Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Bond Administrator are quoting on such LIBOR Determination Date to leading European banks.

         (3) If on any LIBOR Determination Date the Bond Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (2) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

         Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Bond Administrator shall select an alternative index (over which the Bond Administrator has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

         The establishment of LIBOR by the Bond Administrator and the Bond Administrator's subsequent calculation of the rate of interest applicable to the Bonds for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

PAYMENTS OF PRINCIPAL

         Payments of principal on the Class A and Class R Bonds will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below. Payments of principal on the Class M1, Class M2 and Class B Bonds will be made from the Principal Payment Amount after payments of principal have been made on the Senior Bonds and any reimbursement due to the Bond Insurer.

         o The "PRINCIPAL PAYMENT AMOUNT" for any Payment Date will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

         o The "PRINCIPAL REMITTANCE AMOUNT" for any Payment Date will be equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the Master Servicer, the servicers, the Certificate Trustee or the Indenture Trustee with respect to the Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all Principal Prepayments received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by a Seller during the related Prepayment Period, (4) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loans during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds (as defined herein) and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal.

         o The "COLLECTION PERIOD" with respect to each Payment Date is the calendar month immediately preceding such Payment Date.

         o "PRINCIPAL PREPAYMENTS" include prepayments in full on a Mortgage Loan ("PAYOFFS") and partial prepayments on a Mortgage Loan ("CURTAILMENTS").

         o With respect to each Payment Date and each Payoff, the related "PREPAYMENT PERIOD" will commence on the 15th day of the month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, beginning on the Cut-off Date) and will end on the 14th day of the month in which the Payment Date occurs. With respect to each Payment Date and each Curtailment, the related "PREPAYMENT PERIOD" will be the month preceding the month in which the related Payment Date occurs.

          The Principal Payment Amount will be paid on each Payment Date as follows:

          I. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Principal Payment Amount will be paid in the following order of priority:

                  (i) sequentially, to the Class R and Class A Bonds, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

            (ii) to the Bond Insurer, any reimbursement amounts due and owing thereto;

            (iii) to the Class M1 Bonds, until the Class Principal Amount of such Class has been reduced to zero;

            (iv) to the Class M2 Bonds, until the Class Principal Amount of such Class has been reduced to zero;

            (v) to the Class B Bonds, until the Class Principal Amount of such Class has been reduced to zero; and

            (vi) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "-- Credit Enhancement -- Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (v) above.

     II. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Principal Payment Amount for such date will be paid in the following order of priority:

            (i) so long as the Class M1, Class M2, or Class B Bonds are outstanding, to the Class A Bonds, an amount equal to the lesser of (x) the Principal Payment Amount for such Payment Date and (y) the Senior Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

            (ii) to the Bond Insurer, any reimbursement amounts due and owing thereto;


            (iii) to the Class M1 Bonds, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Bonds on such Payment Date pursuant to clause (i) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

            (iv) to the Class M2 Bonds, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Bonds and the Class M1 Bonds on such Payment Date pursuant to clauses (i) and (iii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

            (v) to the Class B Bonds, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Bonds, the Class M1 Bonds and the Class M2 Bonds on such Payment Date pursuant to clauses (i), (iii) and (iv) above, respectively, and (y) the B Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

            (vi) after the Class Principal Amounts of all other outstanding Bonds have been reduced to zero, to the Class P Bond, the Class Principal Amount of such Class; and

            (vii) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "-- Credit Enhancement -- Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (vi) above.

         Notwithstanding the foregoing, on any Payment Date on which the Class Principal Amount of each Class of Bonds having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount will be paid to the remaining Bonds, in the order of priority set forth above, until the Class Principal Amount of each such Class has been reduced to zero.

         o A "TRIGGER EVENT" has occurred with respect to any Payment Date if the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 45% of the Senior Enhancement Percentage for such Payment Date.

         As provided in the Pooling and Servicing Agreement, the "ROLLING THREE MONTH DELINQUENCY RATE" with respect to any Payment Date will be, generally, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding months.

         The "DELINQUENCY RATE" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

         o The "STEPDOWN DATE" is the later to occur of (x) the Payment Date in April 2003 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on any Bonds on such Payment Date) is greater than or equal to approximately 36.40%.

          o The "SENIOR PRINCIPAL PAYMENT AMOUNT" for any Payment Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Payment Date, will be the amount, if any, by which (x) the Class Principal Amount of the Senior Bonds immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) approximately 63.60% and (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

          o The "M1 PRINCIPAL PAYMENT AMOUNT" for any Payment Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Bonds after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Bonds immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) approximately 75.10% and
               (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

          o The "M2 PRINCIPAL PAYMENT AMOUNT" for any Payment Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Bonds and the Class Principal Amount of the Class M1 Bonds, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Bonds immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) approximately 84.60% and
               (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

          o The "B PRINCIPAL PAYMENT AMOUNT" for any Payment Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Bonds and the aggregate Class Principal Amounts of the Class M1 and Class M2 Bonds, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class B Bonds immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) approximately 93.60% and (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

          o The "OVERCOLLATERALIZATION AMOUNT" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Offered Bonds after giving effect to payments on such Payment Date.

          o The "OVERCOLLATERALIZATION DEFICIENCY" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the aggregate Class Principal Amount of the Bonds resulting from the payment of the Principal Payment Amount on such Payment Date, but prior to allocation of any Applied Loss Amount on such Payment Date.

          o The "OVERCOLLATERALIZATION RELEASE AMOUNT" with respect to any Payment Date will be equal to the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such date is applied on such date in reduction of the aggregate of the Bond Principal Amounts of the Bonds, exceeds (2) the Targeted Overcollateralization Amount for such date.

          o The "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Offered Subordinate Bonds and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Payment Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Loan Balance for such Payment Date.

          o The "TARGETED OVERCOLLATERALIZATION AMOUNT" with respect to any Payment Date prior to the Step Down Date, 3.20% of the Cut-off Date Balance; with respect to any Payment Date on or after the Step Down Date and with respect to which a Trigger Event has not occurred, the greater of (a) 6.40% of the Aggregate Loan Balance, or (b) 0.50% of the Cut-off Date Balance; with respect to any Payment Date on or after the Step Down Date with respect to which a Trigger Event has occurred or is continuing, the Targeted Overcollateralization Amount with respect to the Payment Date immediately preceding such Payment Date.

          o The "SCHEDULED PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

          o A "SCHEDULED PAYMENT" is the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related Mortgage Note.

          o The "AGGREGATE LOAN BALANCE" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date.

          o The "CUT-OFF DATE BALANCE" means the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.

          o "NET LIQUIDATION PROCEEDS" means all amounts, net of (1) unreimbursed, reasonable out-of- pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Bondholders by foreclosure or deed in lieu of foreclosure.

ACCELERATION OF THE BONDS UPON AN INDENTURE EVENT OF DEFAULT

          If the maturity of the Bonds is accelerated as described in this paragraph, payments will be made on the Bonds as described in this paragraph. Upon the occurrence of an Indenture Event of Default, the Bond Insurer may exercise the remedies of the holders of the Class A Bonds pursuant to the terms of the Indenture so long as no event of default under the Class A Bond Insurance Policy has occurred or is continuing; provided however, that no accelerated payments will be due under the Class A Bond Insurance Policy unless such acceleration is at the sole option of the Bond Insurer; provided, further however, that after the Class Principal Amount of the Senior Bonds has been reduced to zero, holders representing 66 2/3% of the Class Principal Amounts of the Class of Subordinate Bonds then outstanding with the highest payment priority may exercise such remedies. Such Class of Subordinate Bonds constitute the "HIGHEST PRIORITY JUNIOR CLASS" for purposes of "The Indenture--Rights Upon Event of Default" in the Prospectus. These remedies include the right to cause the payments of accrued interest on the Bonds to be paid in proportion to the amount of unpaid accrued interest and payments of principal on the outstanding Bonds to be paid (either in lump sum from proceeds of the sale of the Trust Estate or from monthly collections on the Certificates), pro rata out of remaining available funds, regardless of the allocation, or sequential nature, of principal payments described above, based upon the Class Principal Amounts of the Bonds (technically, an "acceleration"). On each Payment Date on and after such acceleration of the Bonds, and following the reduction to zero of the Class Principal Amount of all Classes of Bonds, any remaining available funds will be applied in repayment first of any unpaid accrued interest on the Bonds and then to repay any previously unpaid Applied Loss Amounts allocated to the Bonds, pro rata. However, it is expected that in such case there would not be any remaining available funds.

         "PRO RATA" payments or allocations among Classes of Bonds will be made in proportion to the Class Principal Amount of such Classes.

CREDIT ENHANCEMENT

         Credit enhancement for the Offered Bonds consists of the subordination of the Subordinate Bonds, the priority of application of Realized Losses (as defined herein) and overcollateralization, in each case as described herein.

         SUBORDINATION. The rights of holders of the Subordinate Bonds to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each Class of Offered Bonds having a higher priority of payment, as described under "-- Payments of Interest" and "-- Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Bonds having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such Bondholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

         The limited protection afforded to holders of Class A, Class M1 and Class M2 Bonds by means of the subordination of Subordinate Bonds having a lower priority of payment will be accomplished by the preferential right of holders of Offered Bonds to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Bonds having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

         APPLICATION OF REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during the Collection Period for any Payment Date, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a "REALIZED LOSS." Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Class X Bond (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment
Date); second, the Class B Bonds; third, the Class M2 Bonds; and fourth, the Class M1 Bonds, before reducing amounts payable in respect of the Senior Bonds. A "LIQUIDATED MORTGAGE LOAN" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

         To the extent that Realized Losses occur, such Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Bonds.

         If on any Payment Date, after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the Collection Period for such Payment Date and payments of principal on such Payment Date, the aggregate Class Principal Amount of the Bonds exceeds the Aggregate Loan Balance for such Payment Date (such excess, an "APPLIED LOSS AMOUNT"), the Class Principal Amounts of the Offered Subordinate Bonds then outstanding with the lowest priority of payment will be reduced by application of the Applied Loss Amount. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B Bonds, until the Class Principal Amount thereof has been reduced to zero; second, the Class M2 Bonds, until the Class Principal Amount thereof has been reduced to zero; and third, the Class M1 Bonds, until the Class Principal Amount thereof has been reduced to zero. The Class Principal Amounts of the Class A Bonds will not be reduced by allocation of Applied Loss Amounts.

         Holders of Offered Subordinate Bonds will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

         OVERCOLLATERALIZATION. The weighted average Net Mortgage Rates of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Bonds, thus generating certain excess interest collections. To the extent described above, Monthly Excess Interest will be applied on any Payment Date in reduction of the aggregate Class Principal Amount of the Bonds. Such application of interest collections as payments of principal will cause the aggregate Class Principal Amount of the Bonds to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

         As described herein, on and after the applicable Stepdown Date, to the extent that a Trigger Event has not occurred and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Amount of the Bonds, but will instead, be applied as described below.

         The sum of Monthly Excess Interest for any Payment Date and the Overcollateralization Release Amount for such date will be the "MONTHLY EXCESS CASHFLOW" for such date, which will, on each Payment Date (except as noted in (1) below), be paid in the following order of priority:

         (1) until the aggregate Class Principal Amount of all of the Offered Bonds equals the Aggregate Loan Balance for such Payment Date minus the Targeted Overcollateralization Amount for such date, on each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Payment Date, to the Offered Bonds, in the following order of priority:

               (a) sequentially, to the Class R and Class A Bonds, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

               (b) to the Bond Insurer, any reimbursement amounts due and owing thereto;

               (c) to the Class M1 Bonds, until the Class Principal Amount of such Class has been reduced to zero;

               (d) to the Class M2 Bonds, until the Class Principal Amount of such Class has been reduced to zero; and

               (e) to the Class B Bonds, until the Class Principal Amount of such Class has been reduced to zero;

         (2) to the Class A Bonds, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Payment Date;

         (3) to the Class M1 Bonds, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Payment Date;

         (4) to the Class M2 Bonds, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Payment Date;

         (5) to the Class B Bonds, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Payment Date;

         (6) to the Class M1 Bonds, any Carryforward Interest for such Class and such Payment Date;

         (7) to the Class M1 Bonds, any Deferred Amount (as defined below) for such Class and such Payment Date;

         (8) to the Class M2 Bonds, any Carryforward Interest for such Class and such Payment Date;

         (9) to the Class M2 Bonds, any Deferred Amount for such Class and such Payment Date;

         (10) to the Class B Bonds, any Carryforward Interest for such Class and such Payment Date;

         (11) to the Class B Bonds, any Deferred Amount for such Class and such Payment Date;

         (12) to the Basis Risk Reserve Fund, any amounts required under the Indenture to be deposited therein;

         (13) to the Class X Bond, the amount distributable thereon under the Indenture; and

         (14)  to the Class R Bond, any remaining amount.

         With respect to each Payment Date, the "DEFERRED AMOUNT" for each Subordinate Bond will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

         THE CLASS A BOND INSURANCE POLICY WILL NOT COVER ANY BASIS RISK SHORTFALLS.

         THE CLASS A BOND INSURANCE POLICY AND THE BOND INSURER. The following information has been supplied by MBIA Insurance Corporation (the "BOND INSURER") for inclusion herein. The Bond Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Class A Bond Insurance Policy and the Bond Insurer set forth under the heading "Description of the Bonds -- Credit Enhancement -- The Class A Bond Insurance Policy and the Bond Insurer." Additionally, the Bond Insurer makes no representation regarding the Offered Bonds or the advisability of investing in the Offered Bonds.

         The Bond Insurer, in consideration of the payment of a premium and subject to the terms of the financial guaranty insurance policy (the "CLASS A BOND INSURANCE POLICY") with respect to the Class A Bonds (the "INSURED BONDS"), thereby unconditionally and irrevocably guarantees to any Class A Bondholder that an amount equal to each full and complete Insured Payment will be received from the Bond Insurer by the Indenture Trustee, or its successors, as trustee for the Class A Bondholders on behalf of the Class A Bondholders, for payment by the Indenture Trustee to each Class A Bondholder of that Class A Bondholder's proportionate share of the Insured Payment.

         The Bond Insurer's obligations under the Class A Bond Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Payments will be made only at the time set forth in the Class A Bond Insurance Policy and no accelerated Insured Payments will be made regardless of any acceleration of the Insured Bonds, unless such acceleration is at the sole option of the Bond Insurer. THE CLASS A BOND INSURANCE POLICY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR ANY CLASS OF BONDS OTHER THAN THE CLASS A BONDS.

         Notwithstanding the foregoing paragraph, the Class A Bond Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMICs, the Certificate Trustee or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

         The Bond Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Bond Insurer's fiscal agent of the following:

         o a certified copy of the order requiring the return of a preference payment;

         o an opinion of counsel satisfactory to the Bond Insurer that the order is final and not subject to appeal;

         o an assignment in such form that is reasonably required by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of the Class A Bondholder relating to or arising under the Insured Bonds against the debtor which made the preference payment or otherwise with respect to the preference payment; and

         o appropriate instruments to effect the appointment of the Bond Insurer as agent for the Class A Bondholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Bond Insurer;

provided, that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Bond Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Bondholder and not to any Class A Bondholder directly unless the Class A Bondholder has returned principal or interest paid on the Insured Bonds to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class A Bondholder.

         The Bond Insurer will pay any other amount payable under the Class A Bond Insurance Policy no later than 12:00 p.m., New York time, on the later of the Payment Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Bond Insurer or any successor fiscal agent appointed by the Bond Insurer, of a notice from the Indenture Trustee specifying the Insured Payment which is due and owing on the applicable Payment Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Bond Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Class A Bond Insurance Policy, it will be deemed not to have been received by the Bond Insurer's fiscal agent for purposes of this paragraph, and the Bond Insurer or the fiscal agent, as the case may be, will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         Insured Payments due under the Class A Bond Insurance Policy, unless otherwise stated therein will be disbursed by the Bond Insurer's fiscal agent to the Indenture Trustee, on behalf of the Class A Bondholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The fiscal agent is the agent of the Bond Insurer only and the fiscal agent will in no event be liable to the Class A Bondholders for any acts of the fiscal agent or any failure of the Bond Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Class A Bond Insurance Policy.

         Subject to the terms of the Indenture, the Bond Insurer shall be subrogated to the rights of each Class A Bondholder to receive payments under the Class A Bonds to the extent of any payments by the Bond Insurer under the Class A Bond Insurance Policy.

         As used in the Class A Bond Insurance Policy, the following terms shall have the following meanings:

         "DEFICIENCY AMOUNT" means, with respect to any Payment Date, the sum of
(i) the amount, if any, by which the amount available to be paid as interest to the Class A Bonds, pursuant to the priority of payment set forth in the Indenture, is less than (A) the Current Interest plus any Carryforward Interest allocable to the Class A Bonds, minus (B) any Interest Shortfalls, and (ii) to the extent unpaid on the Final Scheduled Payment Date, after payment of all other amounts due to the Class A Bonds, any remaining Class Principal Amount of the Class A Bonds.

         "INSURED PAYMENT" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

         "PREFERENCE AMOUNT" means any amount previously paid to a Class A Bondholder on the Insured Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Class A Bond Insurance Policy and not otherwise defined in the Class A Bond Insurance Policy shall have the respective meanings set forth in the Indenture as of the date of execution of the Class A Bond Insurance Policy, without giving effect to any subsequent amendments to or modifications of the Indenture unless such amendment or modification has been approved in writing by the Bond Insurer.

         The Class A Bond Insurance Policy is not cancelable for any reason. The premium on the Class A Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Insured Bonds.

         The Class A Bond Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Class A Bond Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         A form of the Class A Bond Insurance Policy is attached to this prospectus supplement as Exhibit A.

         THE BOND INSURER. The Bond Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Bond Insurer. The Bond Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Bond Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Bond Insurer, changes in control and transactions among affiliates. Additionally, the Bond Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

         BOND INSURER FINANCIAL INFORMATION. The consolidated financial statements of the Bond Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the Bond Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Offered Bonds shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

         The tables below present selected financial information of the Bond Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:


                                                                STATUTORY ACCOUNTING PRACTICES
                                                       ------------------------------------------------
                                                       December 31, 1998              December 31, 1999
                                                       -----------------              -----------------
                                                           (Audited)                     (Unaudited)
                                                                        (in millions)
Admitted Assets.................................            $6,521                        $7,045
Liabilities.....................................             4,231                         4,632
Capital and Surplus.............................             2,290                         2,413



                                                          GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                                       ------------------------------------------------
                                                       December 31, 1998              December 31, 1999
                                                       -----------------              -----------------
                                                           (Audited)                      (Audited)
                                                                        (in millions)
Assets..........................................            $7,518                        $7,446
Liabilities.....................................             3,241                         3,218
Shareholder's Equity............................             4,277                         4,228

         WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE BOND INSURER. Copies of the financial statements of the Bond Insurer incorporated by reference herein and copies of the Bond Insurer's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Bond Insurer. The address of the Bond Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Bond Insurer is (914) 273-4545.

         FINANCIAL STRENGTH RATINGS OF THE BOND INSURER.

         Moody's rates the financial strength of the Bond Insurer "Aaa."

         S&P rates the financial strength of the Bond Insurer "AAA."

         Fitch IBCA, Inc. rates the financial strength of the Bond Insurer
         "AAA."

         Each rating of the Bond Insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Bond Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Insured Bonds, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Insured Bonds. The Bond Insurer does not guaranty the market price of the Insured Bonds nor does it guaranty that the ratings on the Insured Bonds will not be revised or withdrawn.

FINAL SCHEDULED PAYMENT DATE

         The Final Scheduled Payment Date for the Offered Bonds has been determined to be April 25, 2030, based on the month of scheduled maturity of the latest maturing Mortgage Loan. As to each Class, the actual final Payment Date may be earlier or later, and could be substantially earlier, than such Class's Final Scheduled Payment Date.

OPTIONAL PURCHASE OF MORTGAGE LOANS; REDEMPTION OF THE BONDS

         On any Payment Date on or after which the Aggregate Loan Balance is less than or equal to 10% of the Cut-off Date Balance (such date the "INITIAL PURCHASE DATE"), the Class X Bondholder will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property remaining in the Trust Fund for a price equal to the greater of (A) sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to the date of purchase, (ii) the fair market value of all other property of the Trust Fund, and (iii) any unreimbursed Monthly P&I Advances, and Master Servicing Fees, Servicing Fees, and other amounts payable to the servicers, the Master Servicer, the Bond Insurer, the Certificate Trustee and the Indenture Trustee, and (B) the aggregate Class Principal Amount of each Class of the then outstanding Bonds plus accrued interest thereon to the date of purchase ( the "PURCHASE PRICE"). If the Class X Holder has not exercised such option by the third Payment Date following the related Initial Purchase Date, the Master Servicer will have the option to purchase the Mortgage Loans and property for the Purchase Price. If either such option is exercised, each of the Trust Fund, the Certificates and the Trust Estate will be terminated and the Bonds will be redeemed (such event, an "OPTIONAL REDEMPTION"). Any remaining assets in the Trust Estate after such an Optional Redemption will be released to the purchasing party.

         If neither the Class X Bondholder nor the Master Servicer exercises its option as described above when it is first entitled to do so, the Spread of the Bonds will be increased as described under "-- Payments of Interest" herein.

VOTING RIGHTS

         At all times 98% of all voting rights will be allocated among the holders of the Offered Bonds as provided below. The portion of such voting rights allocated to a Class of Offered Bonds shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of such Class then outstanding and the denominator of which is the Class Principal Amount of all Classes then outstanding. At all times during the term of the Bonds, the holders of the Class P Bonds shall be allocated 1% of the voting rights and the holders of the Class X Bonds shall be allocated 1% of the voting rights. The voting rights allocated to any class of Bonds shall be allocated among all holders of each such class in proportion to the holder's bond balance or percentage interest in that Class.

SUBROGATION OF THE BOND INSURER

         The Bond Insurer shall be subrogated to the rights of each holder of a Class A Bond to receive payments on those Class A Bonds to the extent of any payment by the Bond Insurer under the Class A Bond Insurance Policy. Pursuant to the terms of the Indenture, so long as an event of default has not occurred or is continuing under the Class A Bond Insurance Policy, the Bond Insurer will be entitled to exercise the voting rights of the Class A Bondholders without the consent of the Class A Bondholders, and the Class A Bondholders may exercise such rights only with the prior written consent of the Bond Insurer.


                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

         The yields to maturity (or to early termination) on the Offered Bonds will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Such yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the Offered Bonds and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' equity in the Mortgaged Properties, changes in the value of the Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a Mortgage Loan.

         Approximately 53.30% of the Mortgage Loans are subject to Prepayment Premiums during intervals ranging from one to five years following origination, as described under "Description of the Mortgage Pool -- General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses, will significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein), no assurance can be given as to such rate or the timing of principal payments on the Offered Bonds. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the Pooling and Servicing Agreement, the related Seller will represent and warrant that as of the Closing Date, each Mortgaged Property was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the Bondholders (without regard to the Class A Bond Insurance Policy), the related Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, the related Seller will not have any such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Bonds and will reduce the yields on such Bonds to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in payments to holders of the related Bonds of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on the Mortgage Loans are expected to occur with greater frequency in their early years.

         The yields to investors in the Offered Bonds will be affected by the exercise by the Class X Bondholder or the Master Servicer of their respective rights to purchase the Mortgage Loans, as described under "Description of the Bonds -- Optional Purchase of Mortgage Loans; Redemption of the Bonds" herein, or the failure of such parties to exercise such rights.

         If the purchaser of a Bond offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Bond offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         The Interest Rates applicable to the Bonds will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors -- Mortgage Loan Interest Rates May Limit Interest Rates on the Bonds."

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

         When a Mortgagor prepays a Mortgage Loan in full between Due Dates, the Mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not paid to the Bondholders until the Payment Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

         To reduce the adverse effect on Bondholders from the deficiency in interest payable as a result of a Payoff on a Mortgage Loan between its Due Dates, the Master Servicer will pay Compensating Interest to the limited extent and in the manner described under "Servicing of the Mortgage Loans -- Compensating Interest."

         To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a Payoff, or to the extent that there is an interest deficiency from a

Curtailment on a Mortgage Loan, such remaining deficiency will be covered by excess interest collections. If excess interest collections are insufficient, each Class of Bonds will be allocated the Net Interest Shortfall, to the extent of interest due, beginning with the most subordinate Class of Bonds then outstanding. The Class A Bond Insurance Policy does not cover any Interest Shortfalls.

OVERCOLLATERALIZATION

         The yields of the Offered Bonds will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

SUBORDINATION OF THE OFFERED SUBORDINATE BONDS

         As described herein, the Senior Bonds are senior to the Offered Subordinate Bonds, the Class M1 Bonds are senior to the Class M2 and Class B Bonds, and the Class M2 Bonds are senior to the Class B Bonds. As a result, a Class of Bonds with a higher payment priority will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Payment Amount on any Payment Date prior to any Class with a lower payment priority. In addition, Applied Loss Amounts will be allocated among the Class M1, Class M2 and Class B Bonds in inverse order of priority of payment. As a result, the yields of the Offered Subordinate Bonds will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of the Senior Bonds and Classes of Offered Subordinate Bonds which have a relatively higher priority of payment.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Bonds will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The two prepayment models used in this prospectus supplement represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the Adjustable Rate Mortgage Loans, a 100% prepayment assumption assumes prepayment rates of 6% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and increasing by 24/17% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loan, 100% of the prepayment assumption assumes a constant prepayment rate of 30% per annum. For the Fixed Rate Mortgage Loans, a 100% prepayment assumption assumes prepayment rates of 4% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and increasing by 16/11% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loan, 100% of the prepayment assumption assumes a constant prepayment rate of 20% per annum. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The tables on pages S-44 to S-47 were prepared based on the following assumptions among other things (collectively, the "MODELING ASSUMPTIONS"): (1) the initial Class Principal Amounts of the Offered Bonds are as set forth on page S-5 of this prospectus supplement and the Interest Rates of each Class of Offered Bonds are as described herein; (2) the initial Class Principal Amount of the Class P Bonds is $50.00; (3) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in April 2000; (4) principal prepayments are received in full on the last day of each month commencing in March 2000 and there are no Net Interest Shortfalls; (5) there are no defaults or delinquencies on the Mortgage Loans; (6) Payment Dates occur on the 25th day of each month, commencing in April 2000; (7) there are no purchases or substitutions of the Mortgage Loans; (8) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Index set forth below plus the related Gross Margin, subject to any Periodic Cap; (9) the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust either semi-annually based on Six-Month LIBOR or annually based on the One-Year CMT Index as described at "Description of the Mortgage Pool -- The Indices"; (10) the value of Six-Month LIBOR is 6.53% and the One-Year CMT rate is 6.225%; (11) the applicable Index for the Bonds is One-Month LIBOR calculated as described at "Description of the Bonds -- Payments of Interest -- LIBOR"; (12) One-Month LIBOR is assumed to be equal to 6.1325%;
(13) the optional right to purchase the Mortgage Loans described herein is not exercised by the Class X Bondholder or the Master Servicer; (14) the Bonds are issued on March 31, 2000; (15) no Prepayment Premiums have been collected on the Mortgage Loans; (16) the Master Servicing Fee Rate equals 0.05% annually; (17) the Servicing Fee Rate equals 0.50% annually; (18) the Trustee Fee Rate equals 0.0065% annually; (19) the Lender PMI Premium Rate equals 0.0353% annually; and
(20) the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS






     CURRENT            GROSS             NET          ORIGINAL       REMAINING      REMAINING                MAXIMUM      MINIMUM
     BALANCE            COUPON           COUPON      AMORTIZATION    AMORTIZATION     BALLOON                   RATE         RATE
       ($)               (%)              (%)            TERM           TERM           TERM       MARGIN        (%)          (%)
      -----              ----            -----          ------         ------         ------      ------       -----        -----

      2,015,186.65       8.7814          8.2314           360             356           --        5.1992      14.7814      8.7814
        320,448.13       8.0500          7.1300           360             355           --        4.6900      14.0500      8.0500
     76,786,797.30       9.9921          9.4187           360             355           --        6.2106      16.1011      9.5785
      8,249,001.37      10.1558          9.5221           360             355           --        6.3704      16.5603      9.9742
      3,640,149.64       9.2221          8.6323           360             355           --        5.0438      15.8838      9.1960
         20,112.10      11.0250         10.4750           120             99            --           --           --          --
      2,707,352.41      10.1725          9.6227           180             172           --           --           --          --
        181,456.11       9.7502          9.2002           240             237           --           --           --          --
    100,061,252.72       9.7532          9.1545           360             353           --           --           --          --
        155,639.78       9.8750          9.3250           360             355            54          --           --          --
      1,854,595.83      11.3526         10.8026           300             295           116          --           --          --
     34,448,662.35      10.6526         10.0248           360             352           174          --           --          --



        CURRENT          RATE        MONTHS TO      PERIODIC     INITIAL
        BALANCE         CHANGE          RATE          RATE       PERIODIC         TYPE OF
          ($)          FREQUENCY       CHANGE          CAP       RATE CAP         INDICES
         -----         ---------       ------         -----      --------         -------

      2,015,186.65        12              9          2.0000       2.0000      One-Year CMT
        320,448.13        12             22          2.0000       2.0000      One-Year CMT
     76,786,797.30         6             21          1.0258       3.0049      Six-month LIBOR
      8,249,001.37         6             31          1.1930       2.5801      Six-month LIBOR
      3,640,149.64         6              4          1.2226       1.9030      Six-month LIBOR
         20,112.10        --             --            --           --               --
      2,707,352.41        --             --            --           --               --
        181,456.11        --             --            --           --               --
    100,061,252.72        --             --            --           --               --
        155,639.78        --             --            --           --               --
      1,854,595.83        --             --            --           --               --
     34,448,662.35        --             --            --           --               --

         The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Bonds to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the prepayment assumption.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Bonds and set forth the percentages of the initial Class Principal Amounts of the Offered Bonds that would be outstanding after each of the Payment Dates shown at various percentages of the prepayment assumption.

         The weighted average life of an Offered Bond is determined by (i) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (i) above.





                  [Remainder of Page Intentionally Left Blank]

            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                  CLASS A BONDS


            PAYMENT
              DATE                       0%                50%               100%              125%             150%
--------------------------------  -----------------  ----------------  ----------------  ----------------  ---------------
Initial Percentage                      100%               100%              100%              100%                   100%
March 2001                               96                 85                73                67                      62
March 2002                               95                 71                50                40                      31
March 2003                               94                 59                32                22                      12
March 2004                               93                 49                26                19                      12
March 2005                               92                 40                20                14                       9
March 2006                               91                 34                15                10                       0
March 2007                               90                 30                12                 0                       0
March 2008                               89                 26                 9                 0                       0
March 2009                               87                 23                 0                 0                       0
March 2010                               85                 20                 0                 0                       0
March 2011                               83                 17                 0                 0                       0
March 2012                               81                 15                 0                 0                       0
March 2013                               79                 13                 0                 0                       0
March 2014                               76                 11                 0                 0                       0
March 2015                               59                  8                 0                 0                       0
March 2016                               57                  0                 0                 0                       0
March 2017                               54                  0                 0                 0                       0
March 2018                               51                  0                 0                 0                       0
March 2019                               48                  0                 0                 0                       0
March 2020                               44                  0                 0                 0                       0
March 2021                               40                  0                 0                 0                       0
March 2022                               36                  0                 0                 0                       0
March 2023                               33                  0                 0                 0                       0
March 2024                               29                  0                 0                 0                       0
March 2025                               25                  0                 0                 0                       0
March 2026                               21                  0                 0                 0                       0
March 2027                               16                  0                 0                 0                       0
March 2028                               10                  0                 0                 0                       0
March 2029                                0                  0                 0                 0                       0
March 2030                                0                  0                 0                 0                       0
Weighted Average                       18.0                5.5               2.9               2.3                     1.8
Life In Years*


-------------------
* The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Class Principal Amount by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Class Principal Amount of the Bond.

            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                 CLASS M1 BONDS


     PAYMENT
       DATE                0%                50%              100%               125%                 150%
------------------  -----------------  ---------------- ----------------- ------------------ ----------------------
Initial                           100%              100%              100%               100%        100%
March 2001                        100               100               100                100         100
March 2002                        100               100               100                100         100
March 2003                        100               100               100                100         100
March 2004                        100               100                70                 52          61
March 2005                        100               100                53                 37          25
March 2006                        100                92                41                 26           0
March 2007                        100                80                31                  0           0
March 2008                        100                70                24                  0           0
March 2009                        100                61                 0                  0           0
March 2010                        100                53                 0                  0           0
March 2011                        100                46                 0                  0           0
March 2012                        100                40                 0                  0           0
March 2013                        100                34                 0                  0           0
March 2014                        100                30                 0                  0           0
March 2015                        100                21                 0                  0           0
March 2016                        100                 0                 0                  0           0
March 2017                        100                 0                 0                  0           0
March 2018                        100                 0                 0                  0           0
March 2019                        100                 0                 0                  0           0
March 2020                        100                 0                 0                  0           0
March 2021                        100                 0                 0                  0           0
March 2022                         97                 0                 0                  0           0
March 2023                         88                 0                 0                  0           0
March 2024                         78                 0                 0                  0           0
March 2025                         68                 0                 0                  0           0
March 2026                         55                 0                 0                  0           0
March 2027                         42                 0                 0                  0           0
March 2028                         26                 0                 0                  0           0
March 2029                          0                 0                 0                  0           0
March 2030                          0                 0                 0                  0           0

Weighted                         26.0              10.7               5.7                4.7         4.4
Average
Life In Years*


-----------------
* The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Class Principal Amount by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Class Principal Amount of the Bond.

            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                 CLASS M2 BONDS


            PAYMENT
              DATE                       0%                50%               100%              125%             150%
--------------------------------  -----------------  ----------------  ----------------  ----------------  ---------------
Initial Percentage                              100%              100%              100%              100%             100%
March 2001                                      100               100               100               100              100
March 2002                                      100               100               100               100              100
March 2003                                      100               100               100               100              100
March 2004                                      100               100                70                52               38
March 2005                                      100               100                53                37               25
March 2006                                      100                92                41                26                0
March 2007                                      100                80                31                 0                0
March 2008                                      100                70                24                 0                0
March 2009                                      100                61                 0                 0                0
March 2010                                      100                53                 0                 0                0
March 2011                                      100                46                 0                 0                0
March 2012                                      100                40                 0                 0                0
March 2013                                      100                34                 0                 0                0
March 2014                                      100                30                 0                 0                0
March 2015                                      100                21                 0                 0                0
March 2016                                      100                 0                 0                 0                0
March 2017                                      100                 0                 0                 0                0
March 2018                                      100                 0                 0                 0                0
March 2019                                      100                 0                 0                 0                0
March 2020                                      100                 0                 0                 0                0
March 2021                                      100                 0                 0                 0                0
March 2022                                       97                 0                 0                 0                0
March 2023                                       88                 0                 0                 0                0
March 2024                                       78                 0                 0                 0                0
March 2025                                       68                 0                 0                 0                0
March 2026                                       55                 0                 0                 0                0
March 2027                                       42                 0                 0                 0                0
March 2028                                       26                 0                 0                 0                0
March 2029                                        0                 0                 0                 0                0
March 2030                                        0                 0                 0                 0                0

Weighted Average                               26.0              10.7               5.7               4.7              4.2
Life In Years*


---------------------
* The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Class Principal Amount by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Class Principal Amount of the Bond.

            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                  CLASS B BONDS


            PAYMENT
              DATE                       0%                50%               100%              125%             150%
--------------------------------  -----------------  ----------------  ----------------  ----------------  ---------------
Initial Percentage                          100%              100%              100%              100%             100%
March 2001                                  100               100               100               100              100
March 2002                                  100               100               100               100              100
March 2003                                  100               100               100               100              100
March 2004                                  100               100                70                52               38
March 2005                                  100               100                53                37               25
March 2006                                  100                92                41                26                0
March 2007                                  100                80                31                 0                0
March 2008                                  100                70                24                 0                0
March 2009                                  100                61                 0                 0                0
March 2010                                  100                53                 0                 0                0
March 2011                                  100                46                 0                 0                0
March 2012                                  100                40                 0                 0                0
March 2013                                  100                34                 0                 0                0
March 2014                                  100                30                 0                 0                0
March 2015                                  100                21                 0                 0                0
March 2016                                  100                 0                 0                 0                0
March 2017                                  100                 0                 0                 0                0
March 2018                                  100                 0                 0                 0                0
March 2019                                  100                 0                 0                 0                0
March 2020                                  100                 0                 0                 0                0
March 2021                                  100                 0                 0                 0                0
March 2022                                   97                 0                 0                 0                0
March 2023                                   88                 0                 0                 0                0
March 2024                                   78                 0                 0                 0                0
March 2025                                   68                 0                 0                 0                0
March 2026                                   55                 0                 0                 0                0
March 2027                                   42                 0                 0                 0                0
March 2028                                   26                 0                 0                 0                0
March 2029                                    0                 0                 0                 0                0
March 2030                                    0                 0                 0                 0                0

Weighted Average                           26.0              10.7               5.7               4.6              4.0
Life In Years*


-------------------
* The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Class Principal Amount by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Class Principal Amount of the Bond.



                                  THE INDENTURE

GENERAL

        The Bonds will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture. The Offered Bonds will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee. The Indenture Trustee will provide a prospective or actual Bondholder without charge, on written request, a copy (without exhibits) of the Indenture. Requests should be addressed to the Corporate Trust Office of the Indenture Trustee at 1 Bank One Plaza, Suite 0126, Chicago, Illinois 60670.

INDENTURE EVENT OF DEFAULT

        Under the Indenture, an Indenture Event of Default will not occur solely by reason of the allocation of Realized Losses to any Class of Subordinate Bonds or the Class Principal Amount of any Class of Subordinate Bonds being reduced to zero by reason of the allocation thereto of Realized Losses or by failure to pay the amount of accrued interest on the Subordinate Bonds or the amount of principal due to the Class M1, Class M2 or Class B Bonds as described herein on any Payment Date as long as all available funds are paid on the Bonds on such Payment Date. In addition, an Indenture Event of Default will not occur solely by the failure to pay the amount of accrued interest on the Senior Bonds or the amount of principal due to the Senior Bonds as described herein on any Payment Date, so long as all available funds are paid on the Bonds on such Payment Date. For purposes of determining whether an Indenture Event of Default occurs under the Indenture, a default in the payment of principal of any Bonds, or a default for five days or more in the payment of interest on any Bond will occur only if all available funds for such Payment Date were not paid on the Bonds as required by the Indenture.

        For a description of payments on the Bonds after an acceleration of the Bonds following the occurrence of an Indenture Event of Default, see "Description of the Bonds -- Acceleration of the Bonds Upon an Indenture Event of Default" herein.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

        The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will be subject to amendment without the consent of the Certificateholders in certain circumstances. The Certificate Trustee will provide a prospective or actual Bondholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Corporate Trust Office of the Certificate Trustee at 1 Bank One Plaza, Suite 0126, Chicago, Illinois 60670.

ASSIGNMENT OF MORTGAGE LOANS

        The Issuer will cause the Mortgage Loans to be assigned to the Certificate Trustee, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-off Date. The Certificate Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to the Indenture Trustee. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include, among other things, information as of the close of business on the Cut-off Date as to the principal balance of each Mortgage Loan, the Mortgage Rate and the maturity of each Mortgage Note, the Servicing Fee, the Master Servicing Fee, whether a Primary Insurance Policy has been obtained for each Mortgage Loan, and the original value of each Mortgaged Property.

        In addition, the Issuer will, as to each Mortgage Loan, deliver or cause to be delivered to the Certificate Trustee the mortgage note, an assignment to the Certificate Trustee of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon, and a copy of the title insurance policy or other evidence of title. In certain instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling and Servicing Agreement, the Issuer will deliver or will cause to be delivered such documents to the Certificate Trustee within 270 days thereafter. In instances where, due to a delay on the part of the recording office where any such original documents have been delivered for recordation, the original recorded Mortgage or any intervening assignment certified by the applicable recording office cannot be delivered to the Certificate Trustee within 270 days after the Closing Date, the Issuer shall cause the related Seller to deliver to the Certificate Trustee within such time period an officer's certificate stating the date by which the related Seller expects to receive such original documents from the applicable recording office.

        In instances where, due to a delay on the part of the title insurer, a copy of the title insurance policy for a particular Mortgage Loan cannot be delivered to the Certificate Trustee prior to or concurrently with the execution of the Pooling and Servicing Agreement, the Issuer will cause the applicable Seller to provide a copy of such title insurance policy to the Certificate Trustee within 90 days after the applicable Seller's receipt of the original recorded Mortgage, intervening assignments with evidence of recording thereon or other documents necessary to issue such title insurance policy.

        The Certificate Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. If any document is found by the Certificate Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the Pooling and Servicing Agreement, and the Issuer cannot cure such defect, the Issuer shall, not later than 60 days after the Certificate Trustee's notice to it respecting such defect, within the three-month period commencing on the Closing Date, be required to cause the related Seller to (a) substitute a new mortgage loan meeting the conditions set forth in the Pooling and Servicing Agreement or (b) repurchase the related Mortgage Loan from the Certificate Trustee at the Repurchase Price. This substitution or repurchase obligation constitutes the sole remedy available to the Indenture Trustee, as the sole Certificateholder, for such a defect in a mortgage document. An assignment of each Mortgage Loan to the Certificate Trustee will be recorded or filed in each state in which the related Mortgaged Property is located, unless the Certificate Trustee receives an opinion of counsel admitted in such state to the effect that recordation in a particular state is not required in order to effect an assignment of the related Mortgage Loans to the Certificate Trustee.


SUBSTITUTION OF MORTGAGE LOANS

        The Certificate Trustee may cause the related Seller to substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date, or (b) within two years after such Closing Date, if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and must be a "qualified replacement mortgage" for purposes of the REMIC Regulations. No substitutions may be made unless an opinion of counsel is provided to the effect that the substitution will neither disqualify any REMIC, nor result in a prohibited transaction under the Code.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

        Pursuant to the Pooling and Servicing Agreement, each Seller will make certain representations and warranties with respect to the Mortgage Loans sold by it. Such representations and warranties will generally have included, among other things, that: (i) the information set forth in the related schedule of Mortgage Loans is true and correct in all material respects; (ii) each Mortgage Loan is covered by a lender's title policy (or other satisfactory evidence of title); (iii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such policy is valid and remains in full force and effect as of the Closing Date; (iv) at the time of sale, such Seller was the sole owner of each Mortgage Loan sold by it, free and clear of any lien or encumbrance, and the mortgage notes are subject to no offsets, defenses or counterclaims; (v) each Mortgage is a valid first lien on the related Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and set forth in the title insurance policy covering such Mortgaged Property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vi) each Mortgaged Property is free of material damage and is in good repair, except for ordinary wear and tear; (vii) the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and (viii) each Mortgage Loan was originated by a savings association, savings bank, a commercial bank or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the FHA or the Secretary of HUD. The benefit of such representations and warranties will be assigned to the Certificate Trustee pursuant to the Pooling and Servicing Agreement.

        The representations and warranties made by each of PNC, DLJMCI and Old Kent with respect to the Mortgage Loans sold by it will be made as of the Closing Date. In the event of a breach of any representation or warranty relating to a Mortgage Loan that materially and adversely affects the interest of the Indenture Trustee, as sole Certificateholder, the related Seller will be obligated to do one of the following:

         o        cure that breach,

         o repurchase that Mortgage Loan for an amount equal to the Repurchase Price, or

         o        substitute a replacement mortgage loan for that Mortgage Loan.

However, this substitution option is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Code. None of the Issuer, the Certificate Trustee, the Indenture Trustee, the Bond Insurer or the Underwriter will make any representations and warranties regarding the Mortgage Loans or will have any obligation to cure, repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The obligations of each servicer are limited to its contractual servicing obligations under the related Servicing Agreement. YOU SHOULD BE AWARE THAT IF THE CIRCUMSTANCES GIVING RISE TO A BREACH OF REPRESENTATION OR WARRANTY OCCUR AFTER THE DATE AS OF WHICH THE APPLICABLE SELLER MAKES THE REPRESENTATION OR WARRANTY, SUCH SELLER WILL HAVE NO OBLIGATION TO CURE, REPURCHASE OR SUBSTITUTE FOR THAT MORTGAGE LOAN.

BOND ADMINISTRATOR

        PNC will act as the Bond Administrator under the Indenture and, in such capacity, will calculate LIBOR and amounts payable to the Bondholders and provide certain other administrative services as specified in the Indenture. PNC, in its capacity as Bond Administrator, will receive a fee (the "BOND ADMINISTRATOR FEE") for its services under the Indenture. The Bond Administrator Fee shall be included as part of the Master Servicing Fee. PNC will be responsible for paying any expenses it incurs in connection with its activities as Bond Administrator under the Indenture.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I, INVESTMENT ACCOUNT AND CERTIFICATE ACCOUNT

        Pursuant to the Pooling and Servicing Agreement, the Master Servicer will cause each servicer to establish and maintain a custodial account for principal and interest (each, a "CUSTODIAL ACCOUNT FOR P&I") and a special custodial account for reserves (each, a "CUSTODIAL ACCOUNT FOR RESERVES") and into which such servicer shall deposit daily the amounts related to the related Mortgage Loans required by the Pooling and Servicing Agreement to be so deposited. Proceeds received with respect to individual Mortgage Loans from any title insurance policy,

Special Hazard Policy or Primary Insurance Policy, or any other insurance policy covering such Mortgage Loans shall be deposited first in the related Custodial Account for Reserves, if required for the restoration or repair of the related Mortgaged Property. Proceeds from such insurance policies not so deposited in the related Custodial Account for Reserves shall be deposited in the related Custodial Account for P&I, and shall be applied to the balances of the related Mortgage Loans as payments of principal and interest.

        The Master Servicer will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Certificate Trustee or another financial institution approved by the Master Servicer so that the rights of the related Master Servicer, the Certificate Trustee and the Indenture Trustee, as sole Certificateholder, will be fully protected against the claims of any creditors of the related servicer and of any creditors or depositors of the institution in which such account is maintained,
(b) within the Federal Deposit Insurance Corporation ("FDIC") FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a servicer or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution (as such term is defined in the Pooling and Servicing Agreement). If a Custodial Account for P&I is insured by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the related servicer shall be required to withdraw such excess from such account and remit it to the Master Servicer for deposit in the Investment Account described below.

        Not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the "WITHDRAWAL DATE"), the Master Servicer will withdraw or direct the withdrawal of funds in the related Custodial Accounts for P&I for deposit in the Certificate Account or Investment Account, at the Master Servicer's option, in an amount representing:

        (i) Scheduled installments of principal and interest on the related Mortgage Loans received or advanced by the applicable servicer which were due on the first day of the current month, net of Servicing Fees due the applicable servicer;

        (ii) Payoffs on the Mortgage Loans received by the applicable servicer during the related Prepayment Period and Liquidation Proceeds and Insurance Proceeds of related Mortgage Loans received by the applicable servicer during the Collection Period for the related Payment Date, in each case, with interest to the date of Payoff or liquidation; and

        (iii) Curtailments received by the applicable servicer on such Mortgage Loans during the Collection Period for the related Payment Date.

        All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds and Liquidation Proceeds previously received by the Master Servicer (including amounts paid on behalf of a servicer in respect of repurchase obligations on defective Mortgage Loans or otherwise) shall be immediately deposited into the Investment Account or the Certificate Account, at the Master Servicer's option. As used herein, "LIQUIDATION PROCEEDS" refers to all proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, and "INSURANCE PROCEEDS" refers to all amounts paid or payable by the applicable insurer under any Primary Insurance Policy, Special Hazard Policy, Flood Policy or any applicable title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property.

        The Master Servicer may invest funds withdrawn from the Custodial Accounts for P&I, as well as any Insurance Proceeds and Liquidation Proceeds previously received by the Master Servicer, for its own account and at its own risk, for the period from the Withdrawal Date to the next Payment Date (the "INVESTMENT PERIOD"). Investment of such funds shall be made through an account (the "INVESTMENT ACCOUNT"), which shall be maintained at The Chase Manhattan Bank or at another bank or trust company designated from time to time by the Master Servicer and acceptable to the Rating Agencies (the "INVESTMENT DEPOSITORY"); provided that such bank or trust company must at all times be an Eligible Institution (as defined in the Pooling and Servicing Agreement). Each Investment Account may be a commingled account with other similar accounts maintained by the Master Servicer and invested for its own account; provided, that the maintenance of such a commingled account has been approved by the Rating Agencies. The investment of funds in the Investment Account shall be limited to one or more Eligible Investments (as such term is defined in the Pooling and Servicing Agreement).

        On the business day prior to the applicable Payment Date, the Master Servicer will withdraw from the Investment Account all funds due to be distributed to the Indenture Trustee, as sole Certificateholder, and shall deposit such funds, together with any Advances required to be made by it, into the Certificate Account.

        Under the Pooling and Servicing Agreement, the Master Servicer is authorized to make the following withdrawals from the Certificate Account:

        (i) To reimburse itself or the applicable servicer for Advances made pursuant to the Pooling and Servicing Agreement, the Master Servicer's right to reimburse itself or such servicer pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

        (ii) To reimburse itself or the applicable servicer for amounts expended by or for the account of the Master Servicer pursuant to the Pooling and Servicing Agreement or amounts expended by such servicer pursuant to the Pooling and Servicing Agreement in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling and Servicing Agreement) or in connection with the liquidation of a Mortgage Loan;

        (iii) To pay to itself the Master Servicing Fee, net of Compensating Interest, reduced by Payoff Earnings and Payoff Interest (each as defined in the Pooling and Servicing Agreement), as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

        (iv) To reimburse itself or the applicable servicer for Advances which the Master Servicer has determined to be nonrecoverable;

        (v) To pay itself reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which it is entitled and to reimburse itself for any other expenses incurred by and reimbursable to it pursuant to the Pooling and Servicing Agreement;

        (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and

        (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or upon an optional redemption of the Bonds.

ADVANCES

        The Master Servicer will be obligated under the Pooling and Servicing Agreement to make Advances out of its own funds to the Certificate Account in amounts sufficient to cover any shortfall between the funds scheduled to be received in respect of the related Mortgage Loans, and the amounts actually deposited in the Certificate Account on account of such payments; provided, however, that the Master Servicer will be obligated to make such Advances only to the extent any such Advance is, in the good faith judgment of the Master Servicer made on or before the Business Day immediately following the Withdrawal Date, reimbursable from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans or recoverable as late Monthly Payments with respect to the related Mortgage Loans or otherwise. The Master Servicer will also be obligated to make Advances with respect to the assumed monthly payments that would have been due on Balloon Loans based upon the original amortization schedule for those loans, unless the Master Servicer determines that the Advance would not be recoverable.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The Master Servicer will receive a Master Servicing Fee for its services as Master Servicer under the Pooling and Servicing Agreement. Each servicer will receive a Servicing Fee for acting as the primary servicer of the related Mortgage Loans under the Pooling and Servicing Agreement. The fees payable to each Master Servicer and the servicers will be paid out of the spread between the Mortgage Rates on each Mortgage Loan and the Net Mortgage Rate with respect to such Mortgage Loan. The Servicing Fee will be equal to the difference between the Mortgage Rate and the Remittance Rate. In addition, the servicers will retain late charges, assumption fees and similar charges , other than Prepayment Premiums, to the extent collected from Mortgagors. The Master Servicer will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each related Mortgage Loan.

        The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement. The Master Servicer and the servicers, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans and expenditures incurred by them in connection with the restoration of damaged Mortgaged Properties, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.


EVIDENCE AS TO COMPLIANCE

        The Pooling and Servicing Agreement provides that on or before April 30 of each year, beginning April 30, 2001, the Master Servicer, at its own expense, shall cause a firm of independent public accountants to furnish a statement to the Certificate Trustee and the Bond Insurer to the effect that, in connection with the firm's examination of the consolidated financial statements of the Master Servicer and its parent, as of the previous December 31, nothing came to their attention that indicated that the Master Servicer was not in compliance with specified sections of the Pooling and Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

        The Pooling and Servicing Agreement also provides that on or before April 30 of each year, beginning April 30, 2001, the Master Servicer shall deliver to the Certificate Trustee and the Bond Insurer an annual statement signed by an officer of the Master Servicer to the effect that, based on a review of the Master Servicer's activities during the preceding calendar year, to the best of such officer's knowledge the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officer and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE ISSUER AND THE BOND ADMINISTRATOR

        The Pooling and Servicing Agreement provides that neither the Issuer nor the Master Servicer may resign from its respective obligations and duties thereunder, except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Certificate Trustee or a successor to the Issuer or the Master Servicer has assumed the Issuer's or the Master Servicer's responsibilities and obligations and duties under the Pooling and Servicing Agreement, as applicable.

        The Pooling and Servicing Agreement provides that neither the Issuer nor the Master Servicer or any of the directors, officers, employees or agents of the Issuer or the Master Servicer (the "INDEMNIFIED PARTIES") shall be under any liability to the Trust or the Certificateholders for any action taken by such Person or by a servicer or for such Person's or servicer's refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Indemnified Parties shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of duties and obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement further provides that the Indemnified Parties may rely in good faith on any document of any kind properly executed and submitted by any person respecting any matters arising hereunder. The Pooling and Servicing Agreement also provides that the Indemnified Parties shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense relating to any Mortgage Loan (other than as otherwise permitted in the Pooling and Servicing Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement provides that the Issuer and the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Issuer and the Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Mortgage Loans, the Pooling and Servicing Agreement, the Certificates or the rights and duties of the parties hereto and the interests of the Certificateholders under the Pooling and Servicing Agreement. In such event, the Pooling and Servicing Agreement provides that the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

EVENTS OF DEFAULT

        Events of Default under the Pooling and Servicing Agreement will include, without limitation, (i) any failure by the Master Servicer to deposit with the Certificate Trustee any payment required to be made under the terms of the Pooling and Servicing Agreement which continues unremedied for ten days after the earlier of (x) the giving of written notice of such failure to the Master Servicer by the Certificate Trustee, or to the Master Servicer and the Certificate Trustee by the holders of Certificates evidencing Fractional Undivided Interests (as defined in the Pooling and Servicing Agreement) aggregating not less than 66 2/3% of the Trust Fund, as determined in the manner set forth in the Pooling and Servicing Agreement, or (y) the date the Master Servicer should have known of such failure; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the other covenants or agreements on the part of the Master Servicer contained in the Certificates or in the Pooling and Servicing Agreement which continues unremedied for 60 days after the earlier of (x) the giving of written notice of such failure to the Master Servicer by the Certificate Trustee, or to the Master Servicer and the Certificate Trustee by the holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Trust Fund, as determined in the manner set forth in the Pooling and Servicing Agreement, or (y) the date the Master Servicer should have known of such failure; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations and (iv) any failure of the Master Servicer to make any Advance (other than Advances which the Master Servicer deems would be nonrecoverable) which continues unremedied at the opening of business on the Payment Date in respect of which such Advance was to have been made. Notwithstanding the foregoing, if an Event of Default described in clause (iv) above occurs, the Certificate Trustee shall, by written notice to the Master Servicer, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances, and the Certificate Trustee will act to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Certificate Trustee will permit the Master Servicer to resume its rights and obligations as Master Servicer under the Pooling and Servicing Agreement if the Master Servicer, within two Business Days following its suspension, remits to the Certificate Trustee the amount of any Advance the nonpayment of which by the Master Servicer was an Event of Default described in clause (iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Certificate Trustee will not be obligated to permit the Master Servicer to resume its rights and obligations under the Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

        As long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, either the Certificate Trustee or holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Trust Fund, as determined in the manner set forth in the Pooling and Servicing Agreement, may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement, whereupon the Certificate Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Certificate Trustee is unwilling or unable to so act, it may appoint or petition a court of competent jurisdiction for the appointment of an established housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under such Pooling and Servicing Agreement. Pending any such appointment, the Certificate Trustee is obligated to act in such capacity. In the event the Certificate Trustee acts as successor to the Master Servicer, the Certificate Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Certificate Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement. Subject to certain limitations, holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Trust Fund, as determined in the manner set forth in the Pooling and Servicing Agreement, may direct the action of the Certificate Trustee in pursuing remedies and exercising powers under the Pooling and Servicing Agreement.

        The Certificate Trustee is under no obligation to exercise any of the extraordinary trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Certificate Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

        The Pooling and Servicing Agreement may be amended by the Master Servicer, the Issuer and the Certificate Trustee without the consent of any of the Certificateholders but with the consent of the Bond Insurer: (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "CODE"); and (iv) to correct the description of any property at any time included in the Trust Fund, or to assure conveyance to the Certificate Trustee of any property included in the Trust Fund. The Pooling and Servicing Agreement may also be amended by the Master Servicer, the Issuer and the Certificate Trustee with the consent of the Bond Insurer and the holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Trust Fund, as determined in the manner set forth in the Pooling and Servicing Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that no such amendment may, without the consent of the holders of each Certificate affected thereby: (i) reduce in any manner the amount of, or delay the timing of, payments of principal or interest required to be made under the Pooling and Servicing Agreement or reduce such Certificateholder's Fractional Undivided Interest in the Trust Fund, the Remittance Rate, the Purchase Price or the Repurchase Price with respect to the Certificates; (ii) reduce the percentage of Fractional Undivided Interests which are required to amend the Pooling and Servicing Agreement with respect to the Certificates; (iii) create or permit the creation of any lien against any part of the Trust Fund; or (iv) modify any provision in any way which would permit an earlier retirement of the Certificates.

TERMINATION

        The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Bondholders of all amounts required to be paid to the Bondholders pursuant to the Indenture following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the Mortgage Loans by the Class X Bondholder or the Master Servicer when the Aggregate Loan Balance equals 10% or less of the Cut-off Date Balance, as described herein under "Description of the Bonds -- Optional Purchase of Mortgage Loans; Redemption of the Bonds."

        Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price at least equal to the Purchase Price. The exercise of the right to repurchase the Mortgage Loans by the Class X Bondholder or the Master Servicer as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates and an early redemption of the Bonds.

THE CERTIFICATE TRUSTEE

        Bank One, National Association will be the Certificate Trustee under the Pooling and Servicing Agreement. The Issuer and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Certificate Trustee. Offered Bonds may be surrendered at the Corporate Trust Office of the Certificate Trustee located at 1 Bank One Plaza, Chicago, Illinois, 60607 or at such other addresses as the Certificate Trustee may designate from time to time by notice to the Bondholders, the Issuer, the Master Servicer and the Bond Insurer.

        The Certificate Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is (i) an institution insured by the FDIC,
(ii) a corporation or association organized and doing business under the laws of the United States or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000, and subject to supervision or examination by federal or state authority, and (iii) acceptable to the Rating Agencies.

        Under the Pooling and Servicing Agreement, the Certificate Trustee may resign at any time upon giving written notice to the Master Servicer and the Bond Insurer. In such event the Master Servicer shall appoint a successor Certificate Trustee. The Master Servicer may also remove the Certificate Trustee if the Certificate

Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the capital and surplus of the Certificate Trustee is reduced below $50 million. Upon becoming aware of such circumstances, the Master Servicer will be obligated to appoint a successor Certificate Trustee. The Certificate Trustee may also be removed at any time by holders of Certificates evidencing more than 66 2/3% of the aggregate Fractional Undivided Interests in the Trust Fund. Any resignation or removal of the Certificate Trustee and appointment of a successor Certificate Trustee will not become effective until acceptance of the appointment by the successor Certificate Trustee.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

        The Indenture provides that the Trust Estate, exclusive of the assets held in the Basis Risk Reserve Fund, will comprise a "Lower Tier REMIC" and an "Upper Tier REMIC" organized in a tiered REMIC structure. The Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the Upper Tier REMIC. The Lower Tier REMIC and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Bond will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

        Each Class of Offered Bonds, other than the Class R Bonds (the "OFFERED REGULAR BONDS"), the Class P and the Class X Bonds will represent beneficial ownership of a corresponding class of regular interests issued by the Upper Tier REMIC. In addition, each of the Offered Regular Bonds will represent a beneficial interest in the right to receive payments from the Basis Risk Reserve Fund.

        Upon the issuance of the Offered Bonds, Andrews & Kurth L.L.P. ("TAX COUNSEL") will deliver its opinion to the effect that, assuming compliance with the Indenture, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the holder of the Class X Bond. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the holders of the Offered Regular Bonds to receive payments from the Basis Risk Reserve Fund represents, for federal income tax purposes, interests in an interest rate cap contract.

TAXATION OF REGULAR INTERESTS

        A holder of a Class of Offered Regular Bonds will be treated for federal income tax purposes as owning an interest in the corresponding Class of regular interests in the Upper Tier REMIC and an interest in a limited recourse interest rate cap contract (the "CAP CONTRACT"). A holder of a Class A, Class M2, Class M1 or Class B Bond must allocate its purchase price for the Offered Regular Bond between its components -- the REMIC regular interest component and the Cap Contract components. For information reporting purposes, the Indenture Trustee will assume that, with respect to any Offered Regular Bond, the Cap Contract components will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Cap Contract components have significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Certain Federal Income Tax Consequences -- Taxation of Regular Bonds -- Original Issue Discount" in the Prospectus.

        Upon the sale, exchange, or other disposition of an Offered Regular Bond, the holder must allocate the amount realized between the components of the Offered Regular Bond based on the relative fair market values of those components at the time of sale. Assuming that an Offered Regular Bond is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest components of an Offered Regular Bond will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Regular Bond over (2) the amount actually included in such holder's income.

        Interest on the regular interest component of an Offered Regular Bond must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the regular interest components of the Offered Regular Bonds could be considered to have been issued with OID. See "Certain Federal Income Tax Consequences -- Taxation of Regular Bonds -- Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED BONDS

        The regular interest components of the Offered Regular Bonds will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Estate, exclusive of the Basis Risk Reserve Fund, would be so treated. In addition, to the extent the regular interest component of an Offered Regular Bond represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of a Class A, Class M2, Class M1 and Class B Bond will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE BASIS RISK RESERVE FUND

        As indicated above, a portion of the purchase price paid by a holder to acquire a Class A, Class M1, Class M2 or Class B Bond will be attributable to the Cap Contract components of such Bond. The portion of the overall purchase price attributable to the Cap Contract components must be amortized over the life of such Bond, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract components of an Offered Regular Bond.

        Any payments made to a holder from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

        For further information regarding the federal income tax consequences of investing in the Offered Bonds, see "Certain Federal Income Tax Consequences" in the Prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

        The Senior Bonds and the Class M1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. The Class M2 and Class B Bonds will not constitute "mortgage related securities" under SMMEA.

        Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

        Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Bonds may be purchased by such investors.

        See "Legal Investment" in the Prospectus.


                              ERISA CONSIDERATIONS

        Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "PLAN"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("PLAN INVESTORS"), should review carefully with their legal advisors whether the purchase or holding of the Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Bonds to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "PLAN ASSET REGULATION").

PROHIBITED TRANSACTIONS

        General. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

        Plan Asset Regulation and The Bonds. The United States Department of Labor (the "DOL") has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of the Plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

        Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Bonds are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in the Bonds would not cause the assets of the Issuer to be deemed Plan assets. However, the Issuer, the Master Servicer, a servicer, the Certificate Trustee, the Indenture Trustee and the Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Bonds, the purchase of Bonds using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

        The Bonds may not be purchased with the assets of a Plan if the Issuer, the Master Servicer, a servicer, the Certificate Trustee, the Indenture Trustee, the Underwriter or any of their respective affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

        If the Bonds are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Bonds. In such an event, the Master Servicer and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.

        The Class X and Class R Bonds are expected to have "substantial equity characteristics." Accordingly, no Class X or Class R Bond may be acquired by a Plan, a person acting on behalf of a Plan, or any person using the assets of a Plan (each, a "PLAN INVESTOR"). Although the matter is not entirely clear, the Class B Bonds may have "substantial equity characteristics." Consequently, no transfer of the Class B Bonds will be permitted to be made to any person unless the proposed transferee delivers to the Indenture Trustee either (i) a certificate from such transferee to the effect that such transferee is not a Plan Investor or, in the case of an insurance company, is not a Plan Investor, or is eligible for an exemption from the applicable prohibited transaction provisions of ERISA and the Code, or (ii) an opinion of counsel satisfactory to the Indenture Trustee and the Issuer to the effect that the purchase and holding of such Bonds will not constitute or result in a prohibited transaction under ERISA or the Code and will not subject the Master Servicer, the servicers, the Certificate Trustee, the Indenture Trustee, the Issuer or their respective affiliates to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture (a "BENEFIT PLAN OPINION").

        In addition, without regard to whether the Bonds are considered to be equity interests in the Issuer, certain affiliates of the Issuer or the Master Servicer might be considered or might become Parties in Interest with respect to a Plan. In either case, the acquisition or holding of Bonds by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." Each purchaser or transferee of a Class A, Class M1 or Class M2 Bond that is a Plan Investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

        The sale of Offered Bonds to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

        ANY PLAN INVESTOR PROPOSING TO INVEST IN THE BONDS SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT SUCH INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                                 USE OF PROCEEDS

        The net proceeds from the sale of the Offered Bonds will be applied by the Issuer, or an affiliate thereof, toward the purchase of the Mortgage Loans.

                                  UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "UNDERWRITING AGREEMENT") between the Issuer and the Underwriter, the Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, all of the Offered Bonds.

        The distribution of the Offered Bonds by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Bonds purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "ACT"). The Underwriting Agreement provides that the Issuer will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

        DLJ has entered into an agreement with the Issuer to purchase the Class P and Class X Bonds simultaneously with the purchase of the Offered Bonds, subject to certain conditions.


                                     EXPERTS

        The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference herein, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

        Certain legal matters with respect to the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P. and for the Underwriter by Brown & Wood LLP, New York, New York. The enforceability of the Class A Bond Insurance Policy will be passed upon by Kutak Rock LLP, Omaha, Nebraska, special counsel to the Bond Insurer.

                                     RATINGS

        It is a condition to the issuance of the Class A Bonds that they be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S and, together with S&P and DCR, the "RATING AGENCIES" or a "RATING AGENCY"). It is a condition to the issuance of the Class R Bonds that they be rated "AAA" by S&P and DCR. It is a condition to the issuance of the Class M1 Bonds that they be rated "AA" by S&P and DCR and "Aa2" by Moody's. It is a condition to the issuance of the Class M2 Bonds that they be rated "A" by S&P and DCR and "A2" by Moody's. It is a condition to the issuance of the Class B Bonds that they be rated "BBB-" by S&P and DCR and "Baa3" by Moody's. The ratings on the Class A Bonds are without regard to the Class A Bond Insurance Policy.

        The rating of "AAA" is the highest rating that each of S&P and DCR assigns to securities. The rating of "Aaa" is the highest rating that Moody's assigns to securities.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the timely receipt of interest and ultimate payment of principal by holders of Offered Bonds. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Bonds. The ratings on the Offered Bonds do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Bonds might suffer a lower than anticipated yield due to prepayments. In addition, the ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Bondholders from Monthly Excess Cashflow.

        The security ratings assigned to the Offered Bonds should be evaluated independently from similar ratings on other types of securities.

        The Issuer has not requested a rating of the Offered Bonds by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Bonds could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

"A Spread".....................................................................................................S-28
"Accrual Period"...............................................................................................S-29
"Act"..........................................................................................................S-58
"Adjustable Rate Mortgage Loans"...............................................................................S-16
"Adjustment Date"..............................................................................................S-17
"Advance"......................................................................................................S-24
"Aggregate Expense Rate".......................................................................................S-29
"Aggregate Loan Balance".......................................................................................S-34
"Applied Loss Amount"..........................................................................................S-35
"B Principal Payment Amount"...................................................................................S-33
"B Spread".....................................................................................................S-28
"Balloon Loans"................................................................................................S-17
"Balloon Payments".............................................................................................S-17
"Basis Risk Reserve Fund"......................................................................................S-29
"Basis Risk Shortfall".........................................................................................S-29
"Beneficial Owner".............................................................................................S-27
"Benefit Plan Opinion".........................................................................................S-56
"Bloomberg Screen LIUS01M Index Page"..........................................................................S-30
"Bond Administrator Fee".......................................................................................S-49
"Bond Administrator"...........................................................................................S-16
"Bond Insurer".................................................................................................S-36
"Bond Insurer's Premium Rate"..................................................................................S-28
"Bonds"........................................................................................................S-26
"Book-Entry Bonds".............................................................................................S-27
"Book-Entry Termination".......................................................................................S-27
"Business Day".................................................................................................S-27
"Carryforward Interest"........................................................................................S-29
"CCC"..........................................................................................................S-15
"Certificate Account"..........................................................................................S-26
"Certificate Trustee"..........................................................................................S-15
"Certificateholders"...........................................................................................S-16
"Certificates".................................................................................................S-26
"Class Principal Amount".......................................................................................S-26
"Code".........................................................................................................S-53
"Collection Account"...........................................................................................S-26
"Collection Period"............................................................................................S-31
"Compensating Interest"........................................................................................S-24
"Current Interest".............................................................................................S-29
"Curtailments".................................................................................................S-31
"Custodial Account for P&I"....................................................................................S-49
"Custodial Account for Reserves"...............................................................................S-49
"Cut-off Date Balance".........................................................................................S-34
"DCR"..........................................................................................................S-57
"Deferred Amount"..............................................................................................S-36
"Deficiency Amount"............................................................................................S-37
"Definitive Bond"..............................................................................................S-27
"Delinquency Rate".............................................................................................S-32
"DLJMCI".......................................................................................................S-15
"DLJ"..........................................................................................................S-23
"DOL"..........................................................................................................S-56
"DTC"..........................................................................................................S-27
"Due Date".....................................................................................................S-16
"FDIC".........................................................................................................S-50
"Fixed Rate Mortgage Loans"....................................................................................S-16
"Flood Policy".................................................................................................S-26
"Gross Margin".................................................................................................S-17
"Highest Priority Junior Class"................................................................................S-34
"Indemnified Parties"..........................................................................................S-52
"Indenture Event of Default"...................................................................................S-27
"Indenture Trustee"............................................................................................S-16
"Indenture"....................................................................................................S-16
"Initial Cap"..................................................................................................S-17
"Initial Purchase Date"........................................................................................S-39
"Insurance Proceeds"...........................................................................................S-50
"Insured Bonds"................................................................................................S-36
"Insured Payment"..............................................................................................S-37
"Interest Rate"................................................................................................S-28
"Interest Remittance Amount"...................................................................................S-29
"Interest Shortfall"...........................................................................................S-30
"Investment Account"...........................................................................................S-50
"Investment Depository"........................................................................................S-50

"Investment Period"............................................................................................S-50
"Issuer".......................................................................................................S-15
"Lender PMI Mortgage Loans"....................................................................................S-25
"Lender PMI Premium Rate"......................................................................................S-28
"Lender PMI Premium"...........................................................................................S-25
"LIBOR Determination Date".....................................................................................S-30
"LIBOR"........................................................................................................S-30
"Liquidated Mortgage Loan".....................................................................................S-35
"Liquidation Proceeds".........................................................................................S-50
"LIUS01M"......................................................................................................S-30
"Loan Sale Agreement"..........................................................................................S-15
"Loan-to-Value Ratio"..........................................................................................S-17
"London Banking Day"...........................................................................................S-30
"M1 Principal Payment Amount"..................................................................................S-33
"M1 Spread"....................................................................................................S-28
"M2 Principal Payment Amount"..................................................................................S-33
"M2 Spread"....................................................................................................S-28
"Master Servicer"..............................................................................................S-15
"Master Servicing Fee Rate"....................................................................................S-24
"Master Servicing Fee".........................................................................................S-24
"Maximum Interest Rate"........................................................................................S-29
"Maximum Rate".................................................................................................S-17
"Minimum Rate".................................................................................................S-17
"Modeling Assumptions".........................................................................................S-41
"Monthly Excess Cashflow"......................................................................................S-35
"Monthly Excess Interest"......................................................................................S-30
"Mortgage Loan"................................................................................................S-15
"Mortgage Pool"................................................................................................S-15
"Mortgage Rate"................................................................................................S-15
"Mortgage Related Securities"..................................................................................S-55
"Mortgaged Property"...........................................................................................S-17
"Net Funds Cap"................................................................................................S-28
"Net Liquidation Proceeds".....................................................................................S-34
"Net Mortgage Rate"............................................................................................S-28
"Offered Bonds"................................................................................................S-26
"Offered Regular Bonds"........................................................................................S-54
"OID"..........................................................................................................S-54
"Old Kent".....................................................................................................S-15
"One-Year CMT Index"...........................................................................................S-18
"Optimal Interest Remittance Amount"...........................................................................S-28
"Optional Redemption"..........................................................................................S-39
"Originators"..................................................................................................S-15
"Overcollateralization Amount".................................................................................S-33
"Overcollateralization Deficiency".............................................................................S-33
"Overcollateralization Release Amount".........................................................................S-33
"Participant"..................................................................................................S-27
"Parties in Interest"..........................................................................................S-55
"Payahead".....................................................................................................S-30
"Payment Date".................................................................................................S-26
"Periodic Cap".................................................................................................S-17
"Plan Asset Regulation"........................................................................................S-55
"Plan Investors"...............................................................................................S-55
"Plan".........................................................................................................S-55
"PNC"..........................................................................................................S-15
"Pooling and Servicing Agreement"..............................................................................S-15
"Preference Amount"............................................................................................S-37
"Prepayment Period"............................................................................................S-31
"Prepayment Premium"...........................................................................................S-17
"Primary Insurance Policy".....................................................................................S-25
"Principal Payment Amount".....................................................................................S-31
"Principal Prepayments"........................................................................................S-31
"Principal Remittance Amount"..................................................................................S-31
"pro rata".....................................................................................................S-34
"PTCE".........................................................................................................S-56
"Purchase Price"...............................................................................................S-39
"R Spread".....................................................................................................S-28
"Rating Agencies"..............................................................................................S-57
"Rating Agency"................................................................................................S-57
"Real Estate Assets"...........................................................................................S-55
"Record Date"..................................................................................................S-26
"Reference Banks"..............................................................................................S-30
"Relief Act"...................................................................................................S-24
"Remittance Rate"..............................................................................................S-15

"Repurchase Price".............................................................................................S-24
"Reserve Interest Rate"........................................................................................S-31
"Rolling Three Month Delinquency Rate".........................................................................S-32
"Rules"........................................................................................................S-27
"S&P"..........................................................................................................S-57
"Scheduled Payment"............................................................................................S-34
"Scheduled Principal Balance"..................................................................................S-34
"Seller".......................................................................................................S-15
"Senior Enhancement Percentage"................................................................................S-33
"Senior Principal Payment Amount"..............................................................................S-33
"Servicing Agreement"..........................................................................................S-15
"Servicing Fee Rate"...........................................................................................S-23
"Servicing Fee"................................................................................................S-23
"Six-Month LIBOR Index"........................................................................................S-18
"SMMEA"........................................................................................................S-55
"Spread".......................................................................................................S-28
"Standard Hazard Policy".......................................................................................S-25
"Stated Income Documentation"..................................................................................S-21
"Stepdown Date"................................................................................................S-32
"Substitution Amount"..........................................................................................S-30
"Targeted Overcollateralization Amount"........................................................................S-33
"Tax Counsel"..................................................................................................S-54
"Trigger Event"................................................................................................S-32
"Trust Estate".................................................................................................S-26
"Trust Fund"...................................................................................................S-26
"Trustee Fee Rate".............................................................................................S-29
"Trustee Fee"..................................................................................................S-29
"Trust"........................................................................................................S-15
"Underwriter"..................................................................................................S-23
"Underwriting Agreement".......................................................................................S-57
"Underwriting Guidelines"......................................................................................S-21
"Unpaid Basis Risk Shortfall"..................................................................................S-29
"Upper Tier REMIC".............................................................................................S-54
"Withdrawal Date"..............................................................................................S-50

                                    EXHIBIT A

                   FORM OF FINANCIAL GUARANTY INSURANCE POLICY

OBLIGATIONS:               CMC Securities Corporation III                       POLICY NUMBER:  31862
                           Collateralized Mortgage Obligations, Series 2000-1
                           $195,874,506 Class A Bonds

     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Financial Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by Bank One, National Association, or its successors, as trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for payment by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. This Policy does not provide credit enhancement for any Class of Bonds other than the Class A Bonds.

     Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMICs, the Certificate Trustee or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

     Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under this Policy.

     As used herein, the following terms shall have the following meanings:

     "Agreement" means the Indenture dated as of March 1, 2000 by and between CMC Securities Corporation III and Bank One, National Association, as supplemented by the Series 2000-1 Supplement dated as of March 31, 2000 by and among CMC Securities Corporation III, PNC Mortgage Securities Corp. and Bank One, National Association, without regard to any amendment or further supplement thereto unless approved in writing by the Insurer.

     "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the

Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means, with respect to any Payment Date, the sum of (i) the amount, if any, by which the amount available to be paid as interest to the Class A Bonds, pursuant to the priority of payment set forth in the Agreement, is less than (A) the Current Interest plus any Carryforward Interest allocable to the Class A Bonds minus (B) any Interest Shortfalls and (ii) to the extent unpaid on the Final Scheduled Payment Date, after payment of all other amounts due to the Class A Bonds, any remaining Class Principal Amount of the Class A Bonds.

     "Insured Payment" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

     "Owner" means each Class A Bondholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Bonds to payment thereunder.

     "Preference Amount" means any amount previously paid to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 31st day of March, 2000.



                                         MBIA INSURANCE CORPORATION



                                         By:
                                            ---------------------------------

                                         Title:
                                               ------------------------------





                                         Attest:



                                         By:
                                            ---------------------------------

                                             Assistant Secretary

EXHIBIT A

                         TO FINANCIAL GUARANTY INSURANCE

                              POLICY NUMBER: 31862

                         NOTICE UNDER FINANCIAL GUARANTY

                         INSURANCE POLICY NUMBER: 31862


State Street Bank and Trust Company, N.A., as Fiscal Agent
     for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
     Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

The undersigned, a duly authorized officer of [ ], as trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Financial Guaranty Insurance Policy Number: 31862 (the "Policy") issued by the Insurer in respect of the CMC Securities Corporation III Collateralized Mortgage Obligations, Series 2000-1 $195,874,506 Class A Bonds (the "Obligations"), that:


         (a) the Indenture Trustee is the trustee under Indenture dated as of March 1, 2000 by and between CMC Securities Corporation III and Bank One, National Association, as supplemented by the Series 2000-1 Supplement dated as of March 31, 2000 by and among CMC Securities Corporation III, PNC Mortgage Securities Corp. and Bank One, National Association;

         (b)      the amount due under clause (i) of the definition of
                  Deficiency Amount for the Payment Date occurring on [    ]
                  (the "Applicable Payment Date") is $[    ];

         (c)      the amount due under clause (ii) of the definition of
                  Deficiency Amount for the Applicable Payment Date is $[    ];

         (d)      the sum of the amounts listed in paragraphs (b) and (c) above
                  is $[    ] (the "Deficiency Amount");

         (e) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable
                  order of a court having competent jurisdiction is $[    ] (the
                  "Preference Amount");

         (f)      the total Insured Payment due is $[    ], which amount equals
                  the sum of the Deficiency Amount and the Preference Amount;

         (g) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (d) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (e) above to be applied to the payment of any Preference Amount; and

         (h) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [INDENTURE TRUSTEE'S ACCOUNT NUMBER].

Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

         IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered
this Notice under the Policy as of the [ ] day of [         ], [ ].


                                [NAME OF INDENTURE TRUSTEE], as Indenture
                                Trustee

                                By:
                                   -------------------------------------------
                                Title:
                                      ----------------------------------------

PROSPECTUS

                                  $754,114,907

                         CMC SECURITIES CORPORATION III
            COLLATERALIZED MORTGAGE OBLIGATIONS (ISSUABLE IN SERIES)

                              -------------------

         This Prospectus relates to $754,114,907 aggregate principal amount of Collateralized Mortgage Obligations (the "Bonds"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement or Supplements. Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds other than a Class of Compound Interest Bonds will be payable on the dates specified in the related Prospectus Supplement. Interest payments on each Class of Compound Interest Bonds will commence only when all Bonds of the related Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. The amount of principal required to be paid on a Series of Bonds on each Payment Date will be applied to the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. As more fully described herein, Bonds may constitute a Series of Special Allocation Bonds. Principal payments on each Class of Bonds of a Series will be made on a pro rata basis among all Bonds of such Class unless otherwise provided in the related Prospectus Supplement.

         The Bonds of each Series will be collateralized by Agency Certificates or Non-Agency Certificates, or a combination of such Certificates. "Agency Certificates" are either (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association, (ii) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association, or (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation. "Non-Agency Certificates" are private pass-through certificates or participation certificates which are neither issued nor guaranteed by any agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of whole mortgage loans secured by single family or multi-family residences. The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates, the FHLMC Certificates and the Non-Agency Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.

         Scheduled distributions on the Certificates pledged as collateral for a Series of Bonds, together with the reinvestment earnings thereon, if applicable, at the assumed reinvestment rate for such Series specified in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable, the cash available to be withdrawn from any Reserve Fund established for such Series, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each such Class of Bonds not later than its Stated Maturity. The Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. Each Series of Bonds may be redeemable only under the limited circumstances described herein and in the related Prospectus Supplement.

         The Issuer with respect to a Series of Bonds (the "Issuer") will be CMC Securities Corporation III. The Bonds will be nonrecourse obligations of the Issuer and the Issuer will have no significant assets other than those pledged as collateral to secure separately each Series of the Issuer's Bonds. Unless otherwise specified in the Prospectus Supplement, the Bonds are not guaranteed or insured by GNMA, FNMA, FHLMC, or any other governmental organization or any other person or entity.

         The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a "real estate mortgage investment conduit" ("REMIC"). See "Certain Federal Income Tax Consequences" herein. The Bonds of such Series ("REMIC Bonds") will include one or more Classes of regular interests in such REMIC ("REMIC Regular Bonds") and may include one Class of residual interests in such REMIC ("Residual Bonds").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus may not be used to consummate sales of the Bonds unless accompanied by a Prospectus Supplement.

                              -------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 30, 2000.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement or Supplements relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of Bonds:

         i. information regarding the issuance of such Series;

         ii. the aggregate principal amount, the interest rate or the method by which such interest rate may be determined, and the authorized denominations of each Class of such Bonds;

         iii. the identification and characteristics of the collateral securing such Bonds, including, if applicable, the amount of the Reserve Fund or Funds for such Series;

         iv. the order of the application of principal payments to the Classes of such Bonds and the allocation of principal to be so applied;

         v. the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption;

         vi. any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series;

         vii. the Stated Maturity of each Class of such Bonds and the method used to determine such Stated Maturities;

         viii. the method used to calculate the aggregate amount of principal required to be paid on the Bonds of such Series on each Payment Date;

         ix. the principal amount of each Class of such Bonds that would be outstanding on specified Payment Dates if the mortgages underlying the Certificates pledged as security for such Bonds were prepaid at various assumed rates;

         x. the Payment Dates, record dates, redemption dates, if any, and the Assumed Reinvestment Rate for such Series of Bonds;

         xi. whether such Series is participating in the Issuer's Special Hazard and Bankruptcy Account and, if so, the Claim Ceiling for such Series (as defined herein);

         xii. if applicable, the Issuer's ratio of earnings to fixed charges;

         xiii. whether such Series constitutes a Series of Special Allocation Bonds;

         xiv. if all or part of the collateral for the Bonds of such Series consists of Non-Agency Certificates, information concerning the Agency Certificates or mortgages evidenced by such Certificates and related servicing and, if applicable, insurance or guaranty arrangements;

         xv. whether ownership of Bonds of any Class of such Series will initially be available only in book entry form through a clearing agency and, if so, the duties to be performed by the clearing agency with respect to principal payments and redemptions and the conditions, if any, under which definitive Bonds will be available to beneficial owners;

         xvi. the investment rating agencies and ratings required with respect to such Series;

         xvii. the extent, if any, to which deposits, withdrawals or substitutions of Certificates securing the Bonds may be permitted;

         xviii. whether an election will be made to treat one or more segregated pools of assets securing such Series as a REMIC;

         xix. the identity of the Indenture Trustee for such Series; and

         xx. additional information with respect to the plan of distribution of such Bonds.

                              AVAILABLE INFORMATION

         The Issuer was incorporated in Delaware on May 6, 1992. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements ad other information about registrants, including the Issuer, that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

         The Issuer has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.

         The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain information concerning the Bonds.

         The Issuer's principal executive offices are located at 8401 N. Central Expressway, Suite 800, Dallas, Texas 75225. Its telephone number is (214) 874-2323.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following document heretofore filed by the Issuer with the Commission is incorporated herein by reference:

         o The Issuer's Annual Report on Form 10-K for the year ended December 31, 1999.

         All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Andrew F. Jacobs, Executive Vice President -- Finance, CMC Securities Corporation III, 8401 N. Central Expressway, Suite 800, Dallas, Texas 75225 (214/874-2323).

                              SUMMARY OF PROSPECTUS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement or Supplements to be prepared and delivered in connection with the offering of Bonds of such Series.

Securities Offered......   Collateralized Mortgage Obligations (the "Bonds")
                           collateralized by certificates ("Certificates") evidencing undivided interests in pools of residential mortgage loans. The Certificates will consist of one or more of the following:

                           (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"),

                           (ii)Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"),

                           (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"),

                           (iv)pass-through certificates or participation certificates ("Non-Agency Certificates") which are neither issued nor guaranteed by an agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates (defined hereafter) or pools of mortgage loans secured by single family (one- to four-units) or multi-family residences, or

                           (v) a combination of such Certificates.

                           The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. GNMA Certificates, FNMA Certificates and FHLMC Certificates are referred to collectively in this Prospectus as "Agency Certificates".

                           The Bonds will be issued from time to time in Series pursuant to an Indenture (an "Indenture") between the Issuer (as defined below) and the trustee for such Series (the "Indenture Trustee"), as supplemented by one or more supplemental indentures between the Issuer and the Indenture Trustee authorizing such Series (each a "Series Supplement"). Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds ("Compound Interest Bonds").

                           The Bonds of a Class may differ from Bonds of other Classes of the same Series in the amounts allocated to and the priority of principal payments, maturity date and interest rate or in such other manner as specified in the related Prospectus Supplement. The Bonds of each Class of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The Bonds will represent nonrecourse obligations solely of the Issuer of that Series of Bonds and will not be insured or guaranteed by any affiliate of the Issuer or by any other person or entity.

Issuer.................    CMC Securities Corporation III (the "Issuer") is a
                           limited purpose finance corporation wholly owned by Capstead Mortgage Corporation, a Maryland corporation
                           ("CMC"). The Bonds represent nonrecourse obligations of the Issuer. Neither CMC nor any other affiliate of the Issuer will guarantee, or otherwise be obligated to pay, the Bonds of any Series. Except to the extent specified otherwise in the related Prospectus
                           Supplement, the assets pledged to collateralize the Bonds of any Series will be used only to collateralize the Bonds of such Series.

                           The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer's principal executive offices are located at 8401 N. Central Expressway, Suite 800, Dallas, Texas 75225. Its telephone number is (214) 874-2323. See "The Issuer".

Interest Payments.....     Each Class of Bonds of a Series will bear interest
                           at the respective rate described for such Class in the related Prospectus Supplement. Interest on any Class of Variable Interest Rate Bonds (See
                           "Description of the Bonds-- Payments of Interest") will be calculated and paid in accordance with provisions set forth in the related Prospectus
                           Supplement, which provisions will include, among other things:

                           (a) the interest rate ("Variable Interest Rate") for the initial Interest Accrual Period (as defined below) on the Variable Interest Rate Bonds;

                           (b) the formula or index by which the Variable Interest Rate will be determined for subsequent Interest Accrual Periods;

                           (c) the intervals at which the Variable Interest Rate will be recalculated and the period over which the newly calculated Variable Interest Rate will be applicable; and

                           (d) any minimum or maximum Variable Interest Rate or the method by which same may be calculated.

                           Interest on each Class of Bonds will accrue over the respective periods and be paid on the respective dates for such Class as specified in the related Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date"). Unless otherwise specified in the Prospectus Supplement for a Series, payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full. Unless otherwise specified in the related Prospectus Supplement, upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified. Unless interest is accrued to the Payment Date or the maturity date, as the case may be, for any Class of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates and maturity date of such Class of Bonds. See "Description of the Bonds-- Payments of Interest" herein.

                           Interest payments will be paid by check (unless otherwise specified in the related Prospectus Supplement) mailed by the Indenture Trustee or paying agent, if any, appointed by the Issuer for such purpose, to holders of definitive Bonds at their respective addresses appearing on the register on the applicable record date specified in the Prospectus Supplement. Beneficial owners of Bonds held in book entry form ("Book Entry Bonds") will receive interest payments according to procedures described under "Description of the Bonds -- Book Entry Registration" herein and the related Prospectus Supplement for any Series of Bonds having one or more Classes of Book Entry Bonds.

Principal Payments....     Unless the Prospectus Supplement relating to a
                           Series of Bonds provides otherwise, principal payments on each Series of Bonds will be made on each Payment Date (each Payment Date on which principal is payable being a "Principal Payment Date") in an aggregate amount equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount (the
                           "Basic Principal Payment"), determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") ending subsequent to the previous Principal Payment Date; and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The

                           Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. See "Description of the Bonds -- Payments of Principal."

                           The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions, can be supported by the distributions on such Certificate, regardless of any prepayments on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund (as defined below). The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Certificates pledged to secure such Series of Bonds.

                           Unless otherwise specified in the related Prospectus Supplement, the "Spread" for a Series of Bonds as of any Payment Date is the excess, if any, of the sum of all amounts available on such Payment Date from certain items of collateral, as described in the following sentence, over the sum of all amounts due on such Payment Date for payments of principal and interest on such Bonds. Amounts available on any Payment Date from certain items of collateral may include, to the extent described in the related Prospectus Supplement, (i) all distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Payment Date for such Series of Bonds, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash, if any, initially deposited to the Collection Account (as defined below) or withdrawn from any related Reserve Fund in the Due Period prior to such Payment Date and reinvestment income thereon. Amounts due for payment on such Series of Bonds on any Payment Date may include, to the extent described in the related Prospectus Supplement, (i) all interest payable on the Bonds of such Series on such Payment Date, (ii) the Basic Principal Payment for such Series of Bonds for such Principal Payment Date, including, if applicable, the amount (the "Scheduled Amortization Amount") to be paid on any Class of Scheduled Amortization Bonds (the "Scheduled Amortization Bonds"), (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemption on the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series. To the extent specified in the related Prospectus Supplement, Spread may be distributed to the Issuer following required payments of principal and interest on each Payment Date. Any Spread distributed to the Issuer will not be available for payment of principal and interest on the Bonds, and such distributions will no longer be subject to the lien of the Indenture.

                           Principal payments will be applied in the order and amounts specified in the Prospectus Supplement for each Class of a Series of Bonds. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered. See "Description of the Bonds -- Payments of Principal."

                           The Stated Maturity for each Class of Bonds comprising a Series of Bonds is the date on which all the Bonds of such Class will be fully paid, assuming
                           (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds,
                           (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies requested to rate such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement. The rate of prepayments on the Certificates securing any Series of Bonds will depend on the characteristics of the underlying mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the Certificates. See "Description of the Bonds -- Maturity of the Bonds."

Redemption of Bonds.....   To the extent provided in the related Prospectus
                           Supplement, the Bonds of any Class of each Series may be subject to redemption as follows:

     A. Redemption at
        Request of
        Bondholders......  To the extent permitted by the related Prospectus
                           Supplement and Series Supplement to the Indenture for a Series of Bonds, redemptions of one or more Classes of Bonds of such Series may be made pursuant to the request of Bondholders. See "Description of the Bonds-- Redemption at Request of Bondholders."

     B. Special
        Redemption......   The Bonds of each Series may be subject to special
                           redemption under the circumstances and in the manner described below and in the related Prospectus
                           Supplement. If applicable, Bonds of a Series will be subject to special redemption, in whole or in part, on a specified date in each month other than a month including a Principal Payment Date (each a "Special Redemption
                           Date"), at 100% of the principal amount of the Bonds so redeemed, plus accrued interest to the date designated in the Prospectus Supplement for a Series of Bonds, if, as a result of substantial principal payments on the underlying mortgages and/or low reinvestment yields, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. Any such redemption will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date. Unless otherwise specified in the related Prospectus
                           Supplement, Bonds of a Series subject to special redemption will be redeemable in the same priority and manner as payments of principal are made on a Principal Payment Date. See "Description of the Bonds
                           -- Special Redemption."

     C. Redemption at
        the Option of
        the Issuer......   The Bonds of any Class or Classes of a Series may be
                           subject to redemption at the option of the Issuer under the circumstances provided in the related
                           Prospectus Supplement at the redemption price set forth in such Prospectus Supplement. See "Description of the Bonds-- Optional Redemption."


     D. Optional Variable
        Interest Rate Bond
        Redemption .....   Unless specified otherwise in the Prospectus
                           Supplement for a Series of Bonds, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest Rate Bonds of such Series, in whole or in part (an "Optional
                           Variable Interest Rate Bond Redemption"), on any
                           Payment Date on such Class of Variable Interest Rate
                           Bonds (a "Variable Interest Rate Payment Date"), at
                           100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date designated in the Prospectus Supplement for a Series of Bonds, if the Variable Interest Rate at which interest on such Variable Interest Rate Bonds accrues during the period specified in the related Prospectus
                           Supplement preceding such Variable Rate Interest
                           Payment Date (a "Variable Interest Rate Period") is equal or, pursuant to the related Prospectus
                           Supplement, deemed to be equal to the Maximum
                           Variable Interest Rate at which interest may accrue on such Variable Interest Rate Bonds, as set forth in the related Prospectus Supplement (the "Maximum
                           Variable Interest Rate"). If any such Optional
                           Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be affected thereby, unless otherwise provided in the related
                           Prospectus Supplement. If so provided in a Prospectus
                           Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional
                           Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal
                           Payment Dates, after the Class of Variable Interest
                           Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond
                           Redemption in that Series. See "Description of the Bonds -- Optional Variable Interest Rate Bond
                           Redemption."

Security for the Bonds...  Except to the extent specified otherwise in the related Prospectus Supplement, each Series of Bonds will be separately secured by collateral ("Collateral") consisting of the following:

     A. Certificates.....  The Certificates securing a Series of Bonds may consist of (i) GNMA Certificates, (ii) FNMA
                           Certificates, (iii) FHLMC Certificates, (iv)
                           Non-Agency Certificates, or (v) a combination of such Certificates. Any GNMA Certificates will be backed by the full faith and credit of the United States. Any FNMA and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. Unless otherwise stated in the Prospectus Supplement, Non-Agency Certificates will not be backed, directly or indirectly, by any agency or instrumentality of the United States. However, Non-Agency Certificates pledged to secure any Series of Bonds or the Agency Certificates or mortgage loans underlying any Non-Agency Certificate (the "Mortgage Loans") may, be insured, guaranteed or otherwise backed in the manner described in the related Prospectus Supplement. Any Agency Certificate and any Non-Agency Certificate securing the Bonds of any Series will evidence an interest in a pool of Mortgage Loans secured by single-family (one- to four-units) or multi-family residences. The Prospectus Supplement for each Series will specify
                           (i) the aggregate approximate amount of the Collateral securing such Series that consists of GNMA, FNMA and FHLMC Certificates, of Certificates backed by level payment and graduated payment mortgages, and, if known to the Issuer, of Certificates that are backed by mortgages insured or guaranteed by a governmental entity and (ii) the aggregate approximate amount of the Collateral securing such Series that consists of Non-Agency Certificates, including the principal characteristics of the underlying Mortgage Loans and any insurance, guarantees or other backing for such Mortgage Loans, Certificates or both. The Certificates securing each Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be held by the Indenture Trustee as Collateral only for the specified Series of Bonds. If so provided in the Prospectus Supplement or Series Supplement for a Series of Bonds, the Issuer may deposit cash on the closing date for such Series, to secure such Series, in lieu of any Certificates which are not delivered on such closing date. See "Security for the Bonds-- Certificates Collateralizing the Bonds."

     B. Collection
        Account.........   Unless otherwise specified in the Prospectus
                           Supplement for a Series of Bonds, all distributions on the Certificates pledged as security for a Series of Bonds will be remitted directly to a collection account (the "Collection Account") to be established with the Indenture Trustee on the closing date for the sale of such Series of Bonds and, together with the reinvestment earnings thereon, the amount of cash, if any, initially deposited therein by the Issuer, and, if applicable, the cash withdrawn from any related Reserve Fund, will be available for application to the payment of principal of, and interest on, such Series of Bonds on the next Payment
                           Date. Unless specified otherwise in the Prospectus
                           Supplement for a Series of Bonds, any funds remaining in a Collection Account immediately following a Payment Date after deducting certain Indenture
                           Trustee fees and administrative expenses will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides or, if not so required, will be promptly paid over to the Issuer upon satisfaction of certain conditions contained in the Indenture and will be free from the lien of the Indenture. See "Security for the Bonds-- Collection Account."

     C. Reserve Funds...   Cash, a letter of credit, surety bonds, Eligible
                           Investments or a combination thereof in the aggregate amount, if any, specified in the Prospectus
                           Supplement for any Series of Bonds will be deposited in one or more accounts to be established by the Indenture Trustee (the "Reserve Funds") on the closing date for the sale of such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to make timely payments of principal of, and interest on, such Series of Bonds or are otherwise required to obtain the rating specified in the Prospectus Supplement by the nationally recognized statistical rating agency or agencies requested by the Issuer to rate such Series of Bonds, or if the Issuer determines to so minimize the likelihood of a special redemption of such Bonds. Following each Payment Date, amounts may be withdrawn from any related Reserve Fund and remitted to the persons entitled thereto free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus
                           Supplement. Additional information concerning any
                           Reserve Fund securing a Series of Bonds will be set forth in the related Prospectus Supplement. See
                           "Security for the Bonds-- Reserve Funds."

     D. Minimum Principal
        Payment
        Agreement.......   If provided in the Prospectus Supplement with respect
                           to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement

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



                           relating to such Series. See "Security for the Bonds-- Minimum Principal Payment Agreement."

     E. Deposits,
        Substitution and
        Withdrawal......   If and to the extent provided in the related
                           Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for a Series, in each case under the conditions described in the Indenture. See "Security for the Bonds-- Deposits,
                           Substitution and Withdrawal of Certificates."

Book Entry
Registration ...........   If the Prospectus Supplement for a Series so
                           provides, Bonds of one or more Classes of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency
                           Participants") or their nominees. Transfers and pledges by purchasers and beneficial owners of Book
                           Entry Bonds ("Beneficial Owners") other than Clearing
                           Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and, if applicable, may tender Bonds for redemption to the Indenture Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus
                           Supplement, the terms "Bondholders" and "holders" shall be deemed to include Beneficial Owners. See
                           "Special Considerations-- Book Entry Registration" and "Description of the Bonds-- Book Entry
                           Registration."

Federal Income Tax
Considerations..........   The Bonds, other than Residual Bonds (if any), of
                           each Series ("Regular Bonds") will be taxable obligations under the Internal Revenue Code of 1986
                           (the "Code"), and interest paid or accrued, including original issue discount with respect to any Compound
                           Interest Bonds or Regular Bonds of any other Class issued with original issue discount, will be taxable to Bondholders. The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC. REMIC Bonds generally will be treated as "qualifying real property loans" for thrift institutions taxed as "mutual savings banks" or "domestic building and loan associations" and as "real estate assets" for real estate investment trusts. Bonds for which a REMIC election is not made
                           ("Non- REMIC Bonds") will not be so characterized.
                           Payments on Regular Bonds held by foreign persons will generally be exempt from United States withholding tax, provided that applicable procedures are satisfied or as otherwise specified in the related Prospectus Supplement. Special tax considerations apply to an investment in Residual
                           Bonds. See "Certain Federal Income Tax Consequences."

Legal Investment........   Unless otherwise specified in the Prospectus
                           Supplement, Bonds of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984
                           ("SMMEA") and, as such, will be legal investments for certain types of investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See
                           "Legal Investment".

ERISA Matters...........   An acquisition or holding of Bonds by an employee
                           benefit plan or an individual retirement account with respect to which certain affiliates of the Issuer, certain affiliates of an underwriter or an underwriter of the Bonds is a "party in interest" or "disqualified person" may constitute a "prohibited transaction" within the meaning of the Employee
                           Retirement Income Security Act of 1974, as amended, and the Code. See "ERISA Matters". Under certain circumstances, the acquisition or holding by an employee benefit plan or an individual retirement account of a Bond which is a Residual Bond or which is characterized as an "equity interest" (as defined in Department of Labor regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could be deemed to give rise to one or more "prohibited transactions."
                           Any employee benefit plan or an individual retirement account proposing to invest in the Bonds should consult with its counsel. Under certain circumstances, certain employee benefit plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

Use of Proceeds.........   The Issuer will use substantially all of the net
                           proceeds from the issuance of each Series of Bonds either to pay certain indebtedness incurred in connection with the acquisition of, or to acquire, the Certificates or the underlying Mortgage Loans, as applicable, which are pledged as collateral for such Series of Bonds and, subsequently, may distribute all or a portion of any remaining net proceeds to CMC.
                           See "Use of Proceeds."

Ratings.................   The related Prospectus Supplement for each series of
                           Bonds will specify the respective ratings to be borne by each class of such series of Bonds and the nationally recognized statistical rating agency or agencies issuing each such rating.

                                  RISK FACTORS

         Investors should consider, among other things, the following risk factors in connection with the purchase of Bonds.

         General. An investment in Bonds evidencing interests in a Mortgage Pool may be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any credit enhancement as described herein, Holders of the Bonds of a series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         The actual rates of delinquencies, foreclosures and losses on the Mortgage Loans, particularly those secured by multifamily Mortgaged Properties, could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing the Mortgage Loans and their neighborhoods. Repayment of a Mortgage Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any other credit enhancement, Holders of the Bonds of a series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         Limited Obligations. The Bonds will represent nonrecourse obligations of the Issuer. The Bonds of each series will not be insured or guaranteed by any government agency or instrumentality, the Issuer, any Servicer, the Administrator or, unless otherwise specified in the related Prospectus Supplement, by any other person.

         Prepayment and Yield Considerations. The prepayment experience on the Mortgage Loans and the mortgage loans underlying the Agency Securities (the "Underlying Mortgage Loans") will affect the average life of each class of Bonds secured by such Mortgage Loans or Underlying Mortgage Loans. Prepayments on the Mortgage Loans and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to increase and Bondholders of such series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Bonds of such series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Mortgage Loans and Underlying Mortgage Loans secured by multifamily properties may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" in the related Prospectus Supplement.

         Limited Liquidity. There will be no market for the Bonds of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or will continue for the life of the Bonds of such Series. The market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Bonds by a Bondholder in any market that may develop may be at a discount from the Bonds' par value or such Bondholder's purchase price. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, Bondholders have no right to request redemption of Bonds, and the Bonds are subject to redemption by the Issuer only under the limited circumstances described in each such Prospectus Supplement.

         Limited Assets. The Bonds represent nonrecourse obligations of the Issuer. Consequently, Holders of Bonds of each Series must rely upon distributions on the Certificates securing such Series of Bonds, together with the reinvestment income thereon except as otherwise specified in the related Prospectus Supplement, and, if applicable, the cash to be withdrawn from the related Reserve Funds, for the payment of principal of, and interest on, that Series of Bonds. In addition, immediately after each required payment of principal of, and interest on, a Series of Bonds has been paid in full, any balance remaining in the related Collection Account, if not required to be deposited in a related Reserve Fund, will be promptly remitted to the Issuer or to the Residual Bond, in the case of a REMIC, and will no longer be subject to the lien of the Indenture. In addition, certain amounts remaining in related Reserve Funds may likewise be remitted to the Issuer following a Payment Date. If the Collateral securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency. In the event of a sale of the Collateral securing any Series of Bonds as provided in the Indenture following an Event of Default, the Bonds of such Series will be payable pro rata, unless specified otherwise in the Prospectus Supplement for any Series of Special Allocation Bonds. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to Classes of outstanding Bonds of a Series in the order of their respective Stated Maturities (except in the case of Scheduled Amortization Bonds as described herein), a deficiency that arises after Bonds of any such Series having earlier Stated Maturities have been fully or partially repaid will have a disproportionately greater effect on the Bonds of Classes having later Stated Maturities. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Bonds of any Series because, prior to the retirement of all Classes of such Series having Stated Maturities earlier than the Stated Maturity of the Compound Interest Bonds, interest is not payable, unless otherwise provided in the Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Bonds. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Collateral securing a Series of Special Allocation Bonds may have a disproportionate effect on a specified Class or Classes within such Series.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each Series of Bonds secured by Non-Agency Certificates, credit enhancement will be provided, to the extent required by the rating agencies requested to rate such Series of Bonds, to cover certain types of losses on the Mortgage Loans pooled to form such Non-Agency Certificates. Credit enhancement will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, overcollateralization, prioritization as to payments of one or more Classes of such Series, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a Reserve Fund, the participation of such Series in the Issuer's Special Hazard and Bankruptcy Account, or any combination thereof. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The Indenture Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         The Special Hazard and Bankruptcy Account. To the extent described in the related Prospectus Supplement, a Series of Bonds may have the benefits of the Issuer's Special Hazard and Bankruptcy Account. The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of each Series of the Issuer's Bonds participating in such Account (each, a "Participating Series"). The Special Hazard and Bankruptcy Account will not be pledged, as a whole, to secure any Participating Series, but, rather, will be pledged to the Indenture Trustee for the benefit of holders of all Participating Series. The amount of cash or other assets on deposit in the Special Hazard and Bankruptcy Account will be determined in accordance with the requirements of the rating agencies requested to rate the Participating Series (the "Requisite Amount of the Special Hazard and Bankruptcy Account"). Each Participating Series will have a limit on the aggregate claims which can be made against the assets in the Special Hazard and Bankruptcy Account (each, a "Claim Ceiling"). The Trustee will make draws from the Special Hazard and Bankruptcy Account to pay special hazard and bankruptcy-related claims with respect to each Participating Series, in the order in which such claims are received by the Trustee from the Administrator. Should the aggregate draws made by the Trustee against the Special Hazard and Bankruptcy Account for the benefit of any Participating Series reach the then applicable Claim Ceiling for such Series, the holders of such Participating Series may have to bear future bankruptcy and special hazard-related losses, even though funds remain in the Special Hazard and Bankruptcy Account for the benefit of holders of other Participating Series. Conversely, there may be no funds available in the Special Hazard and Bankruptcy Account even though the Claim Ceiling has not been reached for any Participating Series, due to payments up to or approaching the respective Claim Ceilings of other Participating Series. This is due to the fact that the Requisite Amount of the Special Hazard and Bankruptcy Account is expected to be less than the sum of the respective Claim Ceilings for all Participating Series.

         Any funds in excess of the Requisite Amount of the Bankruptcy and Special Hazard Account, including reinvestment income, shall be remitted to the Issuer on a monthly basis, free from the lien of the Indenture. The Requisite Amount of the Bankruptcy and Special Hazard Account may be reduced, from time to time, to the extent permitted by the rating agencies requested to rate the Participating Series, as described in the Prospectus Supplement for each Participating Series.

         Special Allocation Bonds; Events of Default. To the extent described in the related Prospectus Supplement, a Series of Bonds may be "Special Allocation Bonds" in which, upon the occurrence of specified events, the timing and/or priority of principal and/or interest may be modified or reordered to favor one or more Classes of Bonds (the "Priority Bonds") over one or more other Classes of Bonds (the "Non-Priority Bonds"). Under certain circumstances, payments of available cash flow will be made to holders of Priority Bonds prior to the payment to holders of Non- Priority Bonds. Unless specified otherwise in the related Prospectus Supplement, prior to the declaration by the Bondholders that the Bonds are due and payable, the Non-Priority Bonds will not accrue interest on any payment shortfall of principal or interest experienced by such Non-Priority Bonds.

         The Non-Priority Bonds may have limited liquidity. There can be no assurance that a secondary market will develop for the Non-Priority Bonds or, if one does develop, that it will provide the holders of the Non-Priority Bonds with liquidity of investment or that it will remain for the term of the Non-Priority Bonds.

         Sale of Collateral on Default; Interest Rate Considerations. Upon an Event of Default with respect to a Series of Bonds, if the Collateral for such Series of Bonds is sold by the Indenture Trustee there is no assurance that the interest rates on the Collateral securing such Series of Bonds will be sufficiently high so that the proceeds of any such sale will be sufficient to pay in full the principal of, and interest on, such Series of Bonds. The rate of prepayment on the Certificates securing a Series of Bonds will directly affect the average life of such Series of Bonds. During periods of generally declining interest rates such prepayments are likely to accelerate, thereby increasing the rate of prepayment on the Bonds, and Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds.

         Deposits, Substitutions and Withdrawals of Collateral. To the extent provided in the Prospectus Supplement for a Series of Bonds, the Issuer of a Series of Bonds may, subsequent to the closing date for such Series, deposit additional Certificates and withdraw Certificates previously pledged to secure such Series. The effect of deposit or substitution of other Certificates as Collateral for a Series may be to alter the characteristics of the Mortgage Loans underlying the Certificates, which may alter the timing of principal payments on, and the maturity of, the Bonds of such Series. See "Security for the Bonds--Deposits, Substitution and Withdrawal of Certificates."

         Nature of Direct or Indirect Backing for Bonds. Only Agency Certificates are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Security for the Bonds--FNMA" and "Security for the Bonds--FHLMC." Although payment of principal of, and interest on, any Agency Certificate securing a Series of Bonds will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Non-Agency Certificates may describe certain arrangements through which such Bonds, such Certificates, and/or the Mortgage Loans underlying such Certificates are insured, guaranteed or otherwise backed. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

         Insurance Considerations for Non-Agency Certificates. Potential investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan underlying a Non-Agency Certificate may result in a loss on such Certificate if the mortgagor on such Mortgage Loan defaults and the loss is not covered by any insurance policy or comparable instrument provided for such Mortgage Loan underlying a Non-Agency Certificate, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Mortgage Loan underlying a Non-Agency Certificate will result in a loss on such Certificate. Any such loss on a Non-Agency Certificate, if not covered by funds available in the Reserve Fund or Collection Account, also will result in a loss to Bondholders.

         Original Issue Discount; Residual Bonds. All of the Compound Interest Bonds will be, and certain of the other Bonds may be, issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Bonds generally will be treated as original issue discount for this purpose. At certain fast Mortgage Loan or Underlying Mortgage Loan prepayment rates, original issue discount may accrue on certain classes of Bonds, including certain Variable Rate Regular Bonds, that may never be received as cash, resulting in a subsequent loss on such Bonds. See "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount."

         An election may be made to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC for federal income tax purposes. Holders of Residual Bonds ("Residual Bondholders") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Bondholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income and, possibly the tax liabilities of the Residual Bondholders, may exceed the cash distributions on the Residual Bonds during the corresponding period. Residual Bondholders who are individuals may be subject to limitations on the deductibility of servicing fees on the Collateral and other REMIC administrative expenses. Hence, Residual Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Bonds. See "Certain Federal Income Tax Considerations-- Special Tax Considerations Applicable to Residual Bonds."

         Funds Available for Redemptions at the Request of Bondholders. With respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions at the request of Bondholders there can be no assurance that amounts available for such redemption, if any, for such Series of Bonds will be sufficient to permit Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

                  1. Scheduled principal payments on the Mortgage Loans underlying each Certificate pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, the scheduled principal payments on the Certificates and the amount thus available to be applied to payments of principal on the Bonds of such Series, including redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the Certificates securing such Series. See "Security for the Bonds."

                  2. Prepayments of principal on Certificates are least likely to occur during periods of higher interest rates when it is expected the requests for redemption by Bondholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bonds are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the Certificates securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders.

                  3. Certain Bondholders, such as personal representatives of deceased Bondholders, as specified in the related Prospectus Supplement may have certain priorities as to redemption at the request of Bondholders.

         Book Entry Registration. Because transfers and pledges of Book Entry Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Indenture Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Bonds may be impaired.

         FNMA Guaranty. Full and timely payment of interest and principal on any FNMA Certificates relating to a series will be guaranteed by FNMA. This guarantee will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof will be obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FHLMC Guaranty. Payment of principal and interest on any FHLMC Certificates relating to a series will be guaranteed by FHLMC as specified herein. This guarantee will be backed by the credit of FHLMC, a federally chartered corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Indenture Trustee to collect all or part of the principal of or interest on the related Mortgage Loans, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Loans."

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Servicer or the Administrator to damages and administrative enforcement. Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Issuer will be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with such federal laws or regulations.


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



                                 USE OF PROCEEDS

         Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each series of Bonds will be applied to the simultaneous purchase of the Mortgage Loans to be pledged to secure such series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Loans until sale of the Bonds and other expenses connected with pooling the Mortgage Loans to be pledged to secure the Bonds and issuing the Bonds. Subsequently, the Issuer may distribute to its stockholders all or a portion of any remaining net proceeds.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds of each Series will be issued pursuant to the Indenture and the Series Supplement for such Series and will be secured by the Certificates pledged by the Issuer as security for such Series of Bonds as specified in the related Prospectus Supplement. The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer.

         The following summaries describe certain provisions common to each Series of the Bonds, unless otherwise noted. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture and the Series Supplement relating to each Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

         The Bonds are issuable in Series. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. A Series of Bonds may constitute a Series of Special Allocation Bonds. Interest will accrue on Compound Interest Bonds but will not be payable until all Bonds having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Compound Interest Bonds on each Payment Date.

         A Series of Bonds may include one or more Classes of "Scheduled Amortization Bonds" and "Companion Bonds." Scheduled Amortization Bonds are Bonds with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. Companion Bonds are Bonds which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Bonds on such Payment Date. Because of the manner of application of payments of principal to Companion Bonds, the weighted average lives of Companion Bonds of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Loans underlying the Certificates securing such Series of Bonds than will the Scheduled Amortization Bonds of such Series.

         The Bonds of each Series will be issued as provided in the related Prospectus Supplement either in definitive, fully-registered form or in book entry form, in either case only in the minimum denominations and authorized denominations in excess of such amount specified in the related Prospectus Supplement. The Bonds may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange except that, in the case of any exchange of a mutilated, lost, destroyed or stolen Bond, the Issuer may charge such Bondholder an amount equal to the reasonable expenses incurred in connection therewith. (Indenture, Sections 2.7 and 2.8)

         Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series. With respect to Bonds that are not Book Entry Bonds, such payments shall be made by (i) check mailed to Bondholders of such Series registered as such on the related record date preceding such Payment Date at the addresses appearing on the Bond Register, or (ii) upon written request made at least

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



five business days prior to the applicable Record Date (as set forth in the related Prospectus Supplement) by any Bondholder of a Bond or Bonds of a Class having an initial outstanding principal balance that is in excess of the lesser of (x) $5,000,000 and (y) two-thirds of the initial outstanding principal balance of all Bonds of such Class, by wire to a US depository institution satisfactory to the Indenture Trustee, or by such other means of payment as such Bondholder and the Indenture Trustee may agree, except that final payments of principal in retirement of each Bond (other than a Book Entry Bond) will be made only upon presentation and surrender of such Bond at the New York office of the Paying Agent for such Series of Bonds. (Indenture, Sections 2.9 and 3.2) With respect to Book Entry Bonds, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         The Indenture Trustee will include with each payment on a Bond which includes both interest and principal a statement showing the amount of such payment that constitutes interest and principal, respectively, the remaining actual unpaid principal amount of such Bond and, in the case of a Bond that is a Senior Bond or a Junior Bond (in each case as set forth in the related Prospectus Supplement), the Imputed Principal Balance (as set forth in the related Prospectus Supplement) of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate actual unpaid principal amount (if any) of the Bonds of each Class of the same Series and, if such Series includes Classes of Senior Bonds and Junior Bonds, the aggregate Imputed Principal Balance (if any) of the Bonds of each Class of such Series. On each Payment Date before payments of principal are first made on a particular Class of Compound Interest Bonds of such Series, the Indenture Trustee will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Compound Interest Bond. (Indenture, Section 8.7)

         Except to the extent specified otherwise in the related Prospectus Supplement, the Bonds of each Series will be secured by separate Collateral. Subject to certain assumptions explained more fully elsewhere in this Prospectus and the related Prospectus Supplement, the Certificates deposited as Collateral for each Series will have, on their date of issuance, an aggregate Bond Value that (a) will at least equal the aggregate principal amount of the Bonds of such Series and (b) will produce, together with other Collateral, if any, a cash flow sufficient to amortize each Class of Bonds of the Series through redemption and payment at their respective Stated Maturities and to timely make the interest payments required to be made on the Bonds of the Series while they are outstanding. See "Security for the Bonds."

         One or more Series of Bonds may constitute Series of "Special Allocation Bonds." Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of specified events, the timing and/or priority of payments of principal and/or interest may be modified or reordered. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, losses on the Collateral securing such Series may be disproportionately borne by one or more Classes of such Series, and the proceeds of the sale of such Collateral may be applied to the payment in full of one or more Classes within such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series.


PAYMENTS OF INTEREST

         To the extent specified in the related Prospectus Supplement, the Bonds of each Class will bear interest on their unpaid principal balances from the date and at the rate per annum (which may be zero) specified or described in the related Prospectus Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, except to the extent specified otherwise in the related Prospectus Supplement. Interest on Bonds other than Compound Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Compound Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted.

         One or more Classes of Bonds of a Series may bear interest at a variable rate ("Variable Interest Rate Bonds"). The interest rate of a Class of Variable Interest Rate Bonds is a variable rate which may have an interest rate maximum (the "Maximum Variable Interest Rate") or an interest rate minimum (the "Minimum Variable Interest Rate") or both, subject to general market conditions. Certain Variable Interest Rate Bonds may accrue interest at a rate that varies

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



directly with a variable rate based on an objective index ("Floating Interest Rate Bonds"). Other Variable Interest Rate Bonds may accrue interest at a rate that varies inversely with a variable rate based on an objective index ("Inverse Floating Interest Rate Bonds"). For each Class of Variable Interest Rate Bonds, the related Prospectus Supplement will set forth the interest rate ("Variable Interest Rate") for the initial Interest Accrual Period on the Variable Interest Rate Bonds, the intervals at which the Variable Interest Rate will be recalculated, and the periods (each such period, a "Variable Interest Rate Period") over which the initial Variable Interest Rate and each successively calculated Variable Interest Rate shall apply and the formula or index by which the Variable Interest Rate for each succeeding Variable Interest Rate Period will be determined. The interest payment dates on Variable Interest Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same date or frequency as the Payment Dates for the other Bonds of such Series.

         Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified.


PAYMENTS OF PRINCIPAL

         On each Principal Payment Date for a Series of Bonds, the Issuer will be obligated to make principal payments in the manner described below and in the related Prospectus Supplement to the holders of the Bonds of such Series for which principal is then due. The Prospectus Supplement will specify the manner in which principal payments will be applied among the Classes of Bonds of that Series. Principal payments on a Class of Bonds will be allocated pro rata among the Bonds of that Class unless otherwise provided in its related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, each Class of Bonds will be fully paid no later than the Stated Maturity for such Class of Bonds specified in such Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered.

         Unless the related Prospectus Supplement provides otherwise, the total amount of each principal payment required to be made on the Bonds of a Series on a Principal Payment Date will be equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") corresponding to such Principal Payment Date (the "Basic Principal Payment"); and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Principal Payment Date will be reduced by the principal amount of such Bonds of such Series redeemed pursuant to any special redemption occurring subsequent to the preceding Principal Payment Date. See "Description of the Bonds -- Special Redemption."

         The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions and regardless of any prepayments on such Certificate, can be supported by the distributions on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund. For convenience of calculation, Certificates that are backed by the same pool of mortgage loans may be aggregated into one or more groups (a "Bond Value Group"), each of which will be assigned an aggregate Bond Value. Unless the related Prospectus Supplement provides otherwise, the aggregate Bond Value of such a Bond Value Group consisting of Certificates will be calculated as if the underlying Mortgage Loans constituted a single mortgage loan having such of the payment characteristics of the Mortgage Loans underlying the Certificates included in such Bond Value Group as would result in the lowest Bond Value being assigned to the Certificates included in such Bond Value Group. There are a number of alternative means of determining the Bond Value of a Certificate, including determinations based on the discounted present value of the remaining scheduled distributions on such Certificate and determinations based on the relationship of the interest rate borne by such Certificate and by the related Bonds. The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Bond Value Groups securing such Series of Bonds. In any event, the

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



aggregate of the Bond Values of all the Bond Value Groups securing a Series of Bonds will always be at least equal to the outstanding principal amount of the Bonds of such Series.

         The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

         Unless otherwise specified in the related Prospectus Supplement, the Spread for each Series of Bonds as of any Principal Payment Date is the excess, if any, of the sum of (i) the distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Principal Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash initially deposited to the Collection Account or withdrawn from any related Reserve Fund prior to such Principal Payment Date and reinvestment income thereon, over the sum of (i) all interest payable on the Bonds of such Series on such Principal Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds for such Principal Payment Date, (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemptions of the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.


MATURITY OF THE BONDS

         All of the Mortgage Loans underlying any GNMA Certificates securing a Series of Bonds will consist of mortgage loans insured by the Federal Housing Administration ("FHA Loans") or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially insured or guaranteed by the Veterans' Administration ("VA Loans"). The Mortgage Loans underlying any FNMA, FHLMC or Non-Agency Certificates securing a Series of Bonds will consist of conventional (that is, neither insured nor guaranteed by any government agency) mortgage loans ("Conventional Loans") and may consist of FHA, FmHA or VA Loans. Each Certificate will provide by its terms for monthly payments of principal and interest in the amounts described in "Security for the Bonds" and in the related Prospectus Supplement.

         Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Principal Payment Date will depend on the amount of the principal receipts received on the related Certificates in the preceding Due Period, the prepayment experience on the Mortgage Loans will affect the average life of each Class of Bonds and the extent to which such Class is paid prior to its Stated Maturity. The Stated Maturity for each Class of Bonds is the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate for such Series and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement.

         The Prospectus Supplement for each Series of Bonds may contain a table setting forth the projected weighted average life of each Class of Bonds of such Series offered in such Prospectus Supplement, other than those Class or Classes of Bonds of such Series (if any) on which no principal is payable, and the percentage of the original principal amount of each Class of such Bonds of such Series that would be outstanding on specified Principal Payment Dates for such Series based on the assumption that prepayments on the Mortgage Loans underlying the related Certificates are made at rates corresponding to various percentages of the prepayment model, and on such other assumptions, as may be specified in such Prospectus Supplement.


REDEMPTION AT THE REQUEST OF BONDHOLDERS

         To the extent permitted by the Prospectus Supplement and Series Supplement for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to redemption at the request of Bondholders. Any such requested redemptions with respect to a Series will be conducted on the terms and conditions in the related Prospectus Supplement.

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




SPECIAL REDEMPTION

         The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below. The Prospectus Supplement for each Series of Bonds will specify the circumstances under which the Bonds of such Series are so redeemable or if the Bonds of such Series are not subject to special redemption. Unless otherwise specified in the related Prospectus Supplement, the Issuer will be required to redeem, on a specified day of any month other than a month including a Principal Payment Date (each, a "Special Redemption Date"), outstanding Bonds of a Series in the amount described below if, as a result of principal payments on the Mortgage Loans underlying the Certificates pledged as security for such Series of Bonds and/or low yields then available for reinvestment of distributions on such Certificates, the Indenture Trustee determines, based on the assumptions specified in the Indenture for such Series, that the future debt service on any portion of the Bonds cannot be met. The amount of Bonds required to be so redeemed will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.

         Unless otherwise specified in the related Prospectus Supplement or the related Prospectus Supplement states that the Bonds offered thereby are not subject to special redemption, all payments of principal pursuant to any special redemption will be made in the same priority and manner as payments of principal on Principal Payment Dates. Unless otherwise provided in the related Prospectus Supplement, Bonds of the same Class will be redeemed pro rata. Notice of any special redemption will be given by the Issuer or the Indenture Trustee prior to the Special Redemption Date. (Indenture, Section 10.2) The redemption price for any Bond so redeemed will be equal to 100% of the principal amount of such Bond so redeemed, together with accrued interest thereon to the date specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)


OPTIONAL REDEMPTION

         The Issuer may, at its option, redeem all, or a portion, of any Class or Classes of Bonds of any Series pursuant to conditions specified in the related Prospectus Supplement, which conditions may include that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date for such Bonds after a date specified in the related Prospectus Supplement and that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date after the aggregate principal amount of any such Class has declined below a specified percentage of the original aggregate principal amount of such Class. Notice of such redemption will be given by the Issuer or the Indenture Trustee prior to the redemption date. The redemption price, including accrued interest, for any Bond so redeemed will be specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)


OPTIONAL VARIABLE INTEREST RATE BOND REDEMPTION

         Unless specified otherwise in the related Prospectus Supplement, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest Rate Bonds, in whole or in part (an "Optional Variable Interest Rate Bond Redemption"), on any Variable Interest Rate Payment Date, at 100% of the principal amount thereof, together with accrued interest and unpaid thereon to the date specified in the related Prospectus Supplement, if the Variable Interest Rate at which interest on such Class of Variable Interest Rate Bonds accrues during the Variable Interest Rate Period applicable to such Variable Interest Rate Payment Date is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate set forth in the related Prospectus Supplement. If any such Optional Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond Redemptions in that Series.


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



PROCEDURES AND REDEMPTION NOTICES

         With respect to any special or optional redemption of the Bonds, unless a Prospectus Supplement provides otherwise, the Indenture Trustee will mail to the holders of the Bonds to be redeemed a notice setting forth: (a) the Special Redemption Date on which a special redemption is to take place or the Payment Date on which an optional redemption is to take place, (b) the redemption price,
(c) if the Bonds of a Class are not to be redeemed in full, the amount of principal to be paid, that no interest will accrue on such principal amount thereafter and, except as otherwise provided herein and in the Prospectus Supplement with respect to Book Entry Bonds, that payment of the redemption price will be made by check mailed to the registered holders of the Bonds on the relevant record date and (d) in the case of Bonds other than Book Entry Bonds, if the Bonds are to be redeemed in full then the place where such Bonds should be surrendered for payment.


BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Bonds of any Class of such Series may be issued in book entry form ("Book Entry Bonds") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Bonds.

         Purchasers and other beneficial owners of Book Entry Bonds ("Beneficial Owners") may not hold Book Entry Bonds directly, but may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration."

         If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.


                             SECURITY FOR THE BONDS

GENERAL

         Each Series of Bonds will be secured by assignments to the Indenture Trustee of Collateral consisting of (i) Certificates, (ii) the distributions thereon, (iii) cash, letters of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, required by the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund,
(iv) the amount of cash, if any, specified in such Prospectus Supplement to be initially deposited by the Issuer in the related Collection Account, and (v) the reinvestment income on such distributions and cash. The Prospectus Supplement for a Series may specify that the Bonds of such Series are secured by collateral in addition to the Collateral referred to above. Scheduled distributions on the Certificates securing each Series of Bonds, together with the earnings on the reinvestment of such distributions at the Assumed Reinvestment Rate specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement.

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



See "Description of the Bonds -- Payments of Principal". Unless otherwise specified in the related Prospectus Supplement, the Collateral securing each Series of Bonds will equally and ratably secure the Bonds of each Class of such Series, and the Collateral securing such Series will secure only that Series of Bonds.


GNMA

         The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates which are based on and backed by a pool of mortgage loans (i) insured by the FHA under the Housing Act, (ii) guaranteed by the FmHA under Title V of the Housing Act of 1949, or (iii) partially insured or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guarantees, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.


GNMA CERTIFICATES

         Each GNMA Certificate (which may be a GNMA I Certificate or a GNMA II Certificate as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (the "GNMA Servicer") approved by GNMA or approved by FNMA as a seller- servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans, and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the scheduled monthly principal and interest payments on each such mortgage loan, less amounts to cover servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA certificate holder will include proportionate pass-through payments of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation will be backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments of each GNMA Certificate will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate will be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and will be mailed by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any mortgage loans underlying a GNMA Certificate or any other unscheduled recovery of principal on such mortgage loans will be passed through to the registered holder of such GNMA Certificate and, in turn, a portion of such prepayments or other unscheduled recoveries will be paid to holders of the Bonds, secured thereby, as additional principal payments.

         GNMA will approve the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer will service the underlying mortgage loans and be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Servicer on the mortgage loans underlying the GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Servicer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Indenture Trustee, as registered holder of the GNMA Certificates pledged to secure a Series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         If specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at PTC, a newly established, limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.


FNMA

         FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.



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



FNMA CERTIFICATES

         FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass- through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate securing a Series of Bonds or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Bonds, secured thereby, as additional principal payments.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.


FHLMC

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

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




FHLMC CERTIFICATES

         Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Pool"). FHLMC Certificates are sold under the terms of a mortgage participation certificate agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interest in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interest in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the mortgage loans in the related FHLMC Certificate Pool, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than the earlier of one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series of Bonds collateralized by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would

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



consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass- through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

NON-AGENCY CERTIFICATES

         Each Non-Agency Certificate will evidence an undivided interest in Agency Certificates or a pool of Mortgage Loans secured by first liens on single-family (one- to four-unit) or multi-family (five or more units) residential properties. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates will be issued pursuant to a Pooling and Administration Agreement (the "Pooling and Administration Agreement") among the entity delivering the Mortgage Loans to form such Non-Agency Certificates (the "Owner"), an administrator which will perform the functions of a master servicer (the "Administrator") and a trustee acting under such Pooling and Administration Agreement for the benefit of the holder or holders of the Non-Agency Certificates (the "Certificate Trustee"). The Mortgage Loans backing the Non-Agency Certificates will be serviced by one or more loan servicing institutions (the "Servicers") pursuant to servicing agreements between each Servicer and the Owner (each, a "Servicing Agreement"). All of the Owner's rights, title and interest in the Servicing Agreements with respect to the Mortgage Loans will be assigned to the Certificate Trustee. Pursuant to the Pooling and Administration Agreement, the Owner will be required to instruct the Servicers of the Mortgage Loans covered thereby to deposit with the Certificate Trustee all collections received by such Servicers on

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



the Mortgage Loans (net of a servicing fee to be retained by the Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. The Mortgage Loans underlying any such Non-Agency Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans covered thereby, (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans in the underlying pool up to a specified limit of liability, (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance and/or (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates.

         Any default by any insurer under a policy of insurance covering a Mortgage Loan, any loss or losses in excess of policy limits, any failure by a Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Indenture Trustee for the related Series of Bonds and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments of principal and interest on the Bonds of such Series.


CERTIFICATES COLLATERALIZING THE BONDS

         All of the Certificates securing a Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be backed by Mortgage Loans secured by single-family (one- to four-unit) or multi-family residential properties. Certificates backed by graduated payment Mortgage Loans ("GPM Certificates"), "buydown" Mortgage Loans and adjustable rate Mortgage Loans may be included in the Collateral, as discussed below. If so provided in the Prospectus Supplement for a Series of Bonds, and in accordance with the terms of the related Series Supplement, the Issuer may deposit cash on an interim basis on the closing date for such Series in lieu of Certificates not delivered by such date.

         All of the Mortgage Loans underlying a Certificate will provide for monthly payments of principal and interest on a level debt service basis (that is, equal monthly payments consisting, over the term of such loans, of decreasing amounts of interest and increasing amounts of principal), except for
(i) the Mortgage Loans backing any GPM Certificates, (ii) the "buydown" Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such Mortgage Loan, or (iii) adjustable rate Mortgage Loans backing any Certificates. Payments due the registered holders of Certificates backed by pools containing "buydown" Mortgage Loans will be computed in the same manner as payments derived from non-"buydown" Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment Mortgage Loans underlying a GPM Certificate will provide for graduated interest payments which, during the early years of such Mortgage Loans, will be less than the amount of stated interest on such Mortgage Loans. The interest not so paid will be added to the principal of such graduated payment Mortgage Loans and, together with interest thereon, will be paid in subsequent years. Interest on the adjustable rate Mortgage Loans underlying any Certificate will be subject to adjustment as described in the related Prospectus Supplement. The obligations of GNMA and the GNMA Servicers and of FNMA and FHLMC will be the same irrespective of whether any Agency Certificates securing a Series of Bonds include GPM, "buydown" or adjustable rate Mortgage Loans.

         Each Prospectus Supplement relating to a Series of Bonds may include information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer as to (i) the approximate aggregate principal amount of any Agency Certificates securing such Series, including a breakdown as between GNMA, FNMA and FHLMC, (ii) the approximate aggregate principal amount of the Agency Certificates or of the Mortgage Loans, as the case may be, by type of loan, of the Mortgage Loans evidenced by any Non-Agency Certificates securing such Series, and (iii) the approximate weighted average remaining term to maturity of such Certificates.



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



RESERVE FUNDS

         Cash, a letter of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement will be deposited by the Issuer in one or more Reserve Funds established by the Indenture Trustee on the closing date for such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to assure timely payment of principal of, and interest on, such Series of Bonds or are otherwise required as a condition to the rating of such Bonds in the category required by the Indenture for such Series by the nationally recognized statistical rating agency or agencies requested to rate the Bonds, or for any other purpose described in the related Prospectus Supplement. After the closing date of a Series, one or more related Reserve Funds may be funded over time through application of all or a portion of the Spread for such Series, to the extent described in the related Prospectus Supplement. The Indenture Trustee will invest any cash in any Reserve Fund in Eligible Investments maturing no later than the dates specified in the related Prospectus Supplement or Indenture. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the highest rating of the agency or agencies requested to rate the Bonds, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and guaranteed investment contracts acceptable to each rating agency rating such Series of Bonds. If a letter of credit is deposited with the Indenture Trustee, such letter of credit will be irrevocable, will name the Indenture Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a financial institution acceptable to the rating agency or agencies requested to rate such Series of Bonds. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Fund and remitted to the persons entitled thereto free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Series Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement, the assets securing the Bonds may also include insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets securing the Bonds, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Bonds, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Indenture Trustee upon the terms specified in the Prospectus Supplement.


MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series.


COLLECTION ACCOUNT

         A separate Collection Account will be established by the Indenture Trustee for each Series of Bonds for receipt of (i) all monthly interest and principal distributions on the Certificates securing such Series, (ii) the amount of cash, if any, to be initially deposited therein by the Issuer, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund, and (iv) the reinvestment income thereon. The Indenture Trustee will invest the funds in the Collection Account in Eligible Investments maturing no later than the business day immediately preceding the next Payment Date for the related Series of Bonds. (Indenture, Section 8.2) Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or if not so required, will be promptly paid to the Issuer upon satisfaction of certain conditions contained in the Indenture and, upon such payment,

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



will be free from the lien of the Indenture. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement approved by the Indenture Trustee. The funds so paid to the Issuer of such Series may be used to pay such Issuer's general operating expenses and to make distributions to the beneficial owners of such Issuer and will not be an asset available to holders of the Bonds in the event of a default on the Bonds.


DEPOSITS, SUBSTITUTION AND WITHDRAWAL OF CERTIFICATES

         Subject to the limitations set forth in the Indenture and to the extent permitted under the related Series Supplement and Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for such Series. Following any such deposit, substitution or withdrawal of Certificates, the Collateral securing such Series will have an aggregate Bond Value that is at least equal to the aggregate principal amount of the Bonds of such Series outstanding at the time of substitution.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of Mortgage Loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real property securing the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws governing the Mortgage Loans. The discussion under this heading applies only to Mortgage Loans underlying Non-Agency Certificates.

         The Mortgages will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale if permitted under local law, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.


FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted at designated locations and sent to certain parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Consequently, delays in completion of the foreclosure may occasionally result from difficulties in locating parties necessary to the proceeding. Judicial foreclosure proceedings may be contested by any of the parties defendant, and substantial delays in the foreclosure proceedings may result from any contest. At the completion of a judicial foreclosure action, the court issues a judgment of foreclosure

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



and generally appoints a sheriff or other court officer to conduct the sale of the property to obtain proceeds with which to pay the holders of liens on the property.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the sheriff or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, among other reasons, the property usually is not purchased by a third party at the foreclosure sale. Rather, the lender usually purchases the property from the trustee or sheriff. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the subsequent resale of the property. The lender may also have to make improvements to the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property, which includes the unpaid principal balance of the mortgage loan, accrued and unpaid interest and the expenses incurred in connection with the foreclosure and subsequent ownership of the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.


RIGHTS OF REINSTATEMENT AND REDEMPTION

         In some states, the borrower, or any other person having a junior lien on the real property, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit or prohibit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the foreclosure sale of the real property and the amount due to the lender under the deed of trust mortgage. Statutory provisions in some states may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-






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
deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for the collection of a debt. A court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Federal tax law provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Under the laws of many states and under federal statutes and regulations, an assignee of contracts arising out of consumer transactions takes such liens subject to claims or defense which would be available to the consumer in any proceeding between the consumer and contractor or broker who originated the contract.



ENFORCEABILITY OF CERTAIN PROVISIONS

         Certain of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. The legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from its preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were originated or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans. Under the Garn-St Germain Act, the exemption for Window Period Loans ended on October 15, 1985, although the Comptroller of the Currency, the National Credit Union Administration and state legislatures were given the authority to regulate enforcement of due-on-sale clauses in Window Period Loans originated by national banks, federal credit unions and all other types of lenders, respectively.

         With the expiration of the exemption for Window Period Loans, on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "Window

Period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standard that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which no mortgage lender covered by the Act (including federal savings and loan associations and federal savings banks) may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. Certain of these instances include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until their maturity, the extent of which cannot be predicted.

         The standard form of note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions provided for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers as additional servicing compensation.

         Upon foreclosure, some courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

         The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the property securing such Mortgage Loans as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

         Where the borrower encumbers the Mortgage Premises with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


ADJUSTABLE RATE LOANS

         The laws of certain states may provide that mortgage notes relating to adjustable rate Mortgage Loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Certificate Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a Mortgage Note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.


ENVIRONMENTAL LEGISLATION

         The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") imposes strict liability on present and past "owners" and "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist event if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several -- i.e.,any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination. If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

         Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. The transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Property and thus, decrease the likelihood that the Certificate Trustee will recover fully on the Mortgage Loan through foreclosure.

         Many states have environmental clean-up statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

         In the event that title to a mortgaged property securing a Mortgage Loan in a Certificate were acquired by the Certificate Trustee and cleanup costs were incurred in respect of the mortgaged property, the holders of the related Series of Bonds might realize a loss if such costs were required to be paid by the Certificate Trustee on behalf of the Indenture Trustee as holder of the Certificates securing such Bonds. The Issuer, CMC, the Underwriters, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any mortgaged properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.


APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no Mortgage Loan originated after the effective date of such state action will be eligible for inclusion in a mortgage pool underlying a Non-Agency Certificate if such Mortgage Loan will bear interest or provide for discount points or charges in excess of permitted levels.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Relief Act, a borrower who enters active military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state statutes could have an effect, for an indeterminate period of time, on the ability of the Administrator or other Servicers to collect full amounts of interest on certain of the Mortgage Loans. Further, such borrowers may have the maturity of their Mortgage Loans extended, the payments lowered and the payment schedule readjusted after the completion of military service.

Unless otherwise provided in the Prospectus Supplement for a Series of Bonds, no person will be required to purchase any Mortgage Loan on which the mortgage coupon rate is reduced by the Relief Act or similar state legislation. Any shortfall in interest collections resulting from the application of the Relief Act or similar state legislation could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Administrator or other Servicers to enforce the lien with respect to an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Mortgaged Property in a timely fashion.


                                   THE ISSUER

GENERAL

         The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer is a limited purpose finance subsidiary of CMC. The Issuer's and CMC's principal executive offices are located at 8401 N. Central Expressway, Suite 800, Dallas, Texas 75225. The Issuer's telephone number is (214) 874-2323.

         The Issuer has not and will not engage in any business or investment activities other than (i) issuing and selling Bonds under the Indenture and purchasing, receiving, owning, holding and pledging as collateral therefor the related Certificates, Mortgage Loans or other mortgage-related securities, (ii) issuing and selling bonds under any other indenture, and receiving, owning, holding and pledging as collateral therefor any of the mortgage-related assets specified in its Certificate of Incorporation, (iii) investing cash balances on an interim basis in high quality short-term securities and (iv) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto. Article III of the Issuer's Certificate of Incorporation limits the Issuer's purposes to the foregoing. Article VIII of the Issuer's Certificate of Incorporation prohibits the Issuer, without obtaining the prior written consent of the Indenture Trustee, from amending Articles III or VIII of its Certificate of Incorporation, from dissolving or liquidating or from merging or consolidating with any corporation other than a corporation that has a certificate of incorporation containing provisions substantially identical to the provisions of Articles III and VIII of the Issuer's Certificate of Incorporation.

         The Issuer has no intent to file, and CMC has no intent to cause the filing of, a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and does not foresee becoming insolvent.

         CMC may contribute or sell to the Issuer all or a portion of the Certificates used to secure any Series of Bonds offered hereby and by the related Prospectus Supplement and may contribute or sell to the Issuer additional certificates evidencing Mortgage Loans and other mortgage-related collateral which will be used to secure other Series of Bonds which may be issued by the Issuer.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership, and disposition of Bonds. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"), and the Small Business Job Protection Act of 1996 ("SBJPA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. The discussion below does not purport to address federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of Bonds. The Prospectus Supplement for each Series of Bonds will discuss any special tax consideration applicable to any Class or Classes of Bonds of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this discussion, (i) the term "Regular Bonds" includes Non-REMIC Bonds and REMIC Regular Bonds and (ii) the term "REMIC Bonds" includes REMIC Regular Bonds and Residual Bonds.

REMIC BONDS

         General

         With respect to each Series of Bonds, the Issuer may elect to treat one or more segregated pools of assets securing such Series of Bonds (each a "REMIC Pool") as a REMIC within the meaning of Code Section 860D. The tax consequences of purchase, ownership and disposition of the Bonds will depend in large part on whether such an election has been made. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Bonds for which the Issuer intends to make a REMIC election, Andrews & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming (i) the proper making of such an election, (ii) compliance with the Indenture and certain other documents, and (iii) continuing compliance with the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool, will qualify to be a REMIC in which the REMIC Regular Bonds and the Residual Bonds (if any) comprise the "regular interests" and "residual interests," respectively. Except as indicated below, for federal income tax purposes, REMIC Regular Bonds are treated as newly originated debt instruments issued by the REMIC on the day of their creation and not as ownership interests in the REMIC or the REMIC's assets. Residual Bonds are not treated as debt instruments for federal income tax purposes. See "Special Tax Considerations Applicable to Residual Bonds" below. The Prospectus Supplement for each such Series of Bonds will indicate whether the Issuer intends to make a REMIC election for that Series.

         In general (i) REMIC Bonds held by a thrift institution taxed as a "domestic building and loan association" will be treated as assets described in Code Section 7701(a)(19)(C); (ii) REMIC Bonds held by a real estate investment trust will be treated as "real estate assets" within the meaning of Code Section 856(c)(4)(A) and (iii) any amount includible in gross income with respect to REMIC Bonds will be interest described in Code Section 856(c)(3)(B) to the extent that the REMIC Bonds are treated as "real estate assets" within the meaning of the Code Section 856(c)(4)(A), in each case, in the same proportion that the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets held by the REMIC Pool are assets qualifying under any of the foregoing Code sections, the REMIC Bonds will be treated entirely as qualifying assets (and the income will be treated entirely as qualifying income). The Agency Certificates will be considered qualifying assets under the foregoing Code sections. The Final REMIC Regulations provide that, for purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Bonds constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Reserve assets will not be considered to be qualifying assets. REMIC Bondholders should be aware that (i) REMIC Bonds held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(4)(A), and (ii) REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). However, REMIC Bonds acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).



         Qualification as a REMIC

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Bonds) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final

REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Regular Bonds may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Bonds and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, the arrangement may be treated as a separate association taxable as a corporation under Treasury regulations and the REMIC Regular Bonds may be treated as stock interests therein, rather than debt instruments. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. However, the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

NON-REMIC BONDS

         With respect to each Series of Bonds for which the Issuer does not make a REMIC election, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Andrews & Kurth L.L.P., as counsel to the Issuer, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Collateral, or as an equity interest in the Issuer or in a separate association taxable as a corporation.

         For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

TAXATION OF REGULAR BONDS

         General

         The discussion under this caption, "Taxation of Regular Bonds," applies only to Regular Bonds and not to Residual Bonds. In general, interest paid or accrued, original issue discount, and market discount on a Bond will be treated as ordinary income to the Bondholder, and principal payments on a Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Bond allocable thereto. A Bondholder must use the accrual method of accounting with regard to REMIC Bonds, regardless of the method of accounting otherwise used by such Bondholder.

         Original Issue Discount

         All Compound Interest Bonds will, and certain of the other Bonds may, be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Bonds issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations"), and in part on the provisions of the 1986 Act, the Issuer anticipates that the amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in a manner substantially as described below. Bondholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgages backing the Certificates securing the Bonds in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The Prospectus Supplement for each Series of such Bonds will specify the Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti- abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Bonds.

         Under the OID Regulations, each Bond (except to the extent described below with respect to a Regular Bond on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Bondholder or by random lot (a "Retail Class Bond")) will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a Bond is the price at which a substantial amount of Bonds of that Class are first sold (other than to bond houses, brokers, underwriters or wholesalers). Unless specified otherwise in the Prospectus Supplement, the Issuer will determine original issue discount by including the amount paid by an initial Bondholder for accrued interest that relates to a period prior to the issue date of the Bond in the issue price of a Bond and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Bond always includes the original principal amount of the Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Bonds as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Payments of interest on Bonds with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Bonds includes all payments of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Bond is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Bond technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Bond was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Bond's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Bond that is issued with non-de minimis original issue discount will be included in the Bond's stated redemption price at maturity. Bondholders should consult their own tax advisors to determine the issue price and the stated redemption price at maturity of a Bond.

         Under a "de minimis" rule, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average maturity, computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years (rounding down for partial years) from the issue date until each payment (included in the stated redemption price at maturity) is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the Bond and the denominator of which is the Bond's stated redemption price at maturity. Although presently unclear, it appears that the schedule of such payments should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the holder of a Bond elects to accrue all discount under a constant yield to maturity method, as described below, the holder includes any de minimis original issue discount in income as capital gain recognized on retirement of the Bond pro rata as stated principal payments are received. If a subsequent holder of a Bond issued with de minimis original issue discount purchases the Bond at a premium, the subsequent holder does not include any original issue discount in income. If a subsequent holder purchases such Bond at a discount all discount is reported as market discount, as described below.

         Generally, a Bondholder must include in gross income the sum of the "daily portions," as defined below, of the original issue discount that accrues on the Bond for each day the Bondholder holds the Bond, including the purchase date but excluding the disposition date. In the case of an original Bondholder, the daily portions of original issue discount will be determined for each Bond by calculating the portion of original issue discount that accrues during each successive "accrual period" (or shorter period from the date of original issue). The Issuer will treat an "accrual period" as the interval that ends on the day before a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the Bond as of the end of that accrual period and (b) the payments made on the Bond during the accrual period that are included in the Bond's stated redemption price at maturity, over (ii) the adjusted issue price of the Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Bonds as of the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Bond at the beginning of any accrual period equals the issue price of the Bond, increased by the aggregate amount of original issue discount with respect to the Bond that accrued in all prior such periods and reduced by the amount of payments included in the Bond's stated redemption price at maturity made on the Bond in such prior periods. The original issue discount accruing during an accrual period will be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method. Under the method described above, the daily portions of original issue discount required to be included in income by a holder of Regular Bonds generally will increase to take into account prepayments on the Regular Bonds as a result of prepayments on Mortgage Loans or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a series of Regular Bonds can result in both a change in the priority of principal payments with respect to certain classes of Regular Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Bonds.

         In the case of a Retail Class Bond, the yield to maturity of such Bond will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a payment of the entire principal amount of any Retail Class Bond (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and
(b) the accrual of original issue discount allocable to each remaining Bond of such Class (or the remaining principal amount of a Retail Class Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was paid.

         A subsequent holder of a Compound Interest Bond or any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Bond at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original Bondholder who purchased the Bond at its issue price (computed under the preceding paragraphs and without regard to any adjustment under this paragraph) over (ii) the amount of prior payments included in the stated redemption price at maturity of the Bond, and the denominator of which is the sum of the daily portions for the Bond for all days beginning on the date after the purchase date and ending on the date on which such Bond is expected to mature under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

         The OID Regulations provide that a holder that acquires a Bond on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium), currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond can not be revoked without the consent of the Internal Revenue Service (the "IRS").

         One or more classes of Bonds may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weight average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Bond is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Bond). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Bond is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Bond's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 but greater than 0.65 for instruments issued on or after August 13, 1996, or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Bond's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Bond to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Bond's term will be significantly less or greater than the average value of the rate during the final half of the Bond's term.

         If a variable rate Bond provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Bond had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Bond, and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Bond is not described in the previous sentence, the Bond is treated as a fixed rate Bond with a fixed rate substitute or substitutes equal to the value of qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Bond having an objective rate at a fixed rate that reflects the yield reasonably expected for the Bond. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Bond is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Bond would be approximately the same as the fair market value of the hypothetical bond.

         Under the OID Regulations a variable rate Bond not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Regulations dealing with contingent payment debt obligations were issued on June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective as of August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.

         The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the Regular Bond consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the Regular Bond that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Bonds, including Bonds which may be subject to the contingent payment rules.

         Although unclear at present, the Issuer intends to treat Bonds bearing an interest rate that is a weighted average of the net interest rates on the Certificates as having qualified stated interest if the underlying mortgage loans underlying the Certificates (the "Mortgage Loans") are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Bond interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual Bond interest rate on the Bonds. It is possible, however, that the IRS may treat some or all of the interest on Bonds with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Bonds.

         It is not clear how income should be accrued with respect to REMIC Regular Bonds issued at a significant premium and with respect to REMIC Regular Bonds the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Bonds"). One method of income accrual would be to treat the Premium REMIC Regular Bond as a Bond having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Bond over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Bond could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Bond as a Bond which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Bonds should be taxable under the contingent payment rules governing bonds issued with contingent payments.

         Premium

         A Bond purchased at a cost greater than its remaining stated redemption price at maturity is generally considered to be purchased at a premium. Under the 1986 Act, if the Bondholder holds such Bond as a "capital asset" within the meaning of Code Section 1221, the Bondholder may elect to amortize such premium under the constant interest method. The Committee Report indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium on installment obligations such as the Bonds, although it is unclear whether the alternatives to the constant interest method described under "Market Discount" are available. Except as provided in Treasury regulations yet to be issued, such amortizable bond premium is to be applied against (and operate to reduce) the amount of interest payments on the Bonds. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is irrevocable except with the approval of the IRS. Purchasers who pay a premium for their Regular Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed. The Treasury Department has issued final regulations concerning the amortization of premium but by their terms the regulations do not apply to REMIC Regular Bonds and bonds like the Regular Bonds.

         Sale or Redemption

         If a Bondholder sells or exchanges a Bond, the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by the portion of the basis in the Bond allocable to payments on the Bond previously received by the seller and by any amortized premium.

         Except as provided in this paragraph, under "Original Issue Discount" above and under "Market Discount" below, any such gain or loss will be capital gain or loss provided the Bond is held as a "capital asset" within the meaning of Code Section 1221. If the holder of a REMIC Bond or Regular Bond is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of such REMIC Bond or Regular Bond will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Bond that otherwise would be capital gain will be treated as ordinary income (i) if a Regular Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Bond, to the extent that the amount actually includible in income with respect to the REMIC Regular Bond by the Bondholder during his holding period is less than the amount that would have been includible in income if the yield on that Bond during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Bondholder acquired the REMIC Regular Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Bond that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the REMIC Regular Bond that was not previously includible in income, the applicable Code provision contains no such limitation. In the case of a Regular Bond subject to the Contingent Debt Regulations as described above under "Original Issue Discount," any gain on the sale or exchange of such Bond is treated as interest income.

         Market Discount

         A purchaser of a Bond also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the amount by which the purchaser's basis in the Bond
(i) is exceeded by the stated redemption price at maturity of the Bond, or (ii) in the case of a Bond having original issue discount, is exceeded by the sum of the issue price of such Bond plus any original issue discount that would have previously accrued thereon if held by an original Bondholder who purchased the Bond at its issue price, in either case less any prior payment that was included in the stated redemption price at maturity of the Bond. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments includible in the stated redemption price at maturity of such Bond are received, in an amount not exceeding any such payment. The computation of the accrual of market discount on debt instruments the principal of which is payable in more than one installment is to be provided by Treasury regulations and should take into account the Prepayment Assumption. Until such time that the regulations are issued, the Committee Report provides holders may elect to accrue market discount for a Bond either (i) on the basis of a constant interest rate or, (ii) for those Bonds that have original issue discount, in the proportion that the original issue discount accrued for the relevant period bears to the sum of the original issue discount for such period plus the remaining original issue discount as of the end of such period, and, for those Bonds that have no original issue discount, in the proportion that the amount of the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bond as of the beginning of the accrual period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity of such Bond were received. Such purchaser also will be required to defer the interest deductions (to the extent they exceed the sum of the interest income (including original issue discount) on the Bond for such year) attributable to any indebtedness incurred or continued to purchase or carry the Bond. However, the amount of the net interest expense that must be deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days in such year that such purchaser held such Bond. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Section 1278(b) of the Code. Market discount with respect to a Bond will be considered to be zero if the amount allocable to the Bond is less than 0.25% of the remaining stated redemption price at maturity of such Bond times the weighted average maturity of the Bond (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules, as well as the advisability of making any of the elections discussed above.

         Taxation of Certain Foreign Investors

         Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Bonds to a Bondholder who is a nonresident alien individual, foreign corporation or other non-United States person ("foreign person") not engaged in a trade or business within the United States, will not be subject to federal income or withholding tax if (i) such Bondholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer (which may include the beneficial owners of the Issuer), (ii) such Bondholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer, and (iii) such Bondholder complies with applicable identification and certification requirements. If such identification and certification requirements are not satisfied and the interest on the Bonds is not effectively connected with the conduct of a trade or business within the United States by such foreign person, a 30 percent withholding tax will apply, unless reduced or eliminated pursuant to an applicable tax treaty. Payments on REMIC Regular Bonds may subject a foreign person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively,


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



Residual Bonds which are residual interests in the same REMIC, notwithstanding compliance with the certification requirements discussed above.

         If a tax is withheld by the withholding agent, the Bondholder would be entitled to a refund of such tax if such Bondholder can prove it is a foreign person and it is not a 10 percent shareholder of the Issuer or a controlled foreign corporation related to the Issuer. A Bondholder may be required to file a U.S. federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

         Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective Bondholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

BACK-UP WITHHOLDING AND INFORMATION REPORTING

         Payments of interest, original issue discount, or other reportable payments (including, under certain circumstances, principal payments) made on the Bonds, and proceeds from the sale, including redemption, of the Bonds to or through certain brokers, including the Indenture Trustee, may be subject to a "back-up" withholding tax of 31% of reportable payments unless a Bondholder complies with certain reporting and/or certification procedures. Any amount so withheld from payments on the Bonds would be refunded or allowed as a credit against a Bondholder's federal income tax.

         To the extent required by law, reports of accrued interest, in the case of each Series of Bonds for which a REMIC election is made, and interest paid for each other Series of Bonds and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Bonds or beneficial owners who own Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Bonds (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Bonds. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Bonds must also be furnished.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL BONDS

         Allocation of the Income of the REMIC

         Generally, the REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and with respect to certain contributions to the REMIC after the Startup Day (see "Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions" below). Instead, each original Residual Bondholder will report on its federal income tax return, as ordinary income, its share of the REMIC's taxable income for each day during the taxable year on which such Residual Bondholder owns any Residual Bonds. The REMIC's taxable income for each day will be determined by allocating the REMIC's taxable income for each calendar quarter ratably to each day in the quarter. Such a Residual Bondholder's share of the REMIC's taxable income for each day will be based on the portion of the outstanding Residual Bonds that such Residual Bondholder owns on that day. The REMIC's taxable income will be determined under an accrual method and will be taxable to the Residual Bondholders without regard to the timing or amounts of cash distributions by the REMIC. As residual interests, the Residual Bonds will be subject to tax rules, described below, that differ from those that would apply if the Residual Bonds were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC. Under certain REMIC structures, a Residual Bondholder may be required to include taxable income from the Residual Bond in excess of the cash distributed with respect to one or more taxable years. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain tax accounting methods by the REMIC, variations in the prepayment rate of the Mortgage Loans underlying the Certificates and certain other factors. Consequently, Residual Bondholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or have unrelated deductions against which to offset such income. Additionally, as noted in the subsequent paragraph, a purchaser of a Residual Bond may not be entitled to an adjustment in the amount of income allocable to the Residual Bond for the difference between the adjusted basis that the Residual Bond would have had in the hands of an original Residual Bondholder and the purchase price unless Treasury regulations are issued that permit such an adjustment. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Bond to a Residual Bondholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Bond and the impact of such tax treatment on the after-tax yield of a Residual Bond.

         A subsequent Residual Bondholder also will report on its federal income tax return amounts representing a daily share of the REMIC's taxable income for each day that such Residual Bondholder owns such Residual Bond. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Bondholder, as described above. The initial adjusted basis of a subsequent Residual Bondholder or a Residual Bondholder who purchases a Residual Bond at other than the issue price (defined below under "Excess Inclusions") may be greater than such Residual Bondholder's allocable share of the REMIC's basis in its assets, calculated as described below under "Taxable Income of the REMIC Attributable to Residual Bonds." Consequently such Residual Bondholder's basis may not be fully recovered by amortization of premium or reduction of market discount income with respect to the Mortgage Loans underlying the Certificates, and such Residual Bondholder may, therefore, have unrecovered basis on the termination of the REMIC. Such loss may be ordinary loss or capital loss. See "Sales of Residual Bonds," below. The legislative history of the 1986 Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Bond that purchased such Residual Bond at a price greater than (or less than) the adjusted basis (as defined below in "Sales of Residual Bonds") such Residual Bond would have in the hands of an original Residual Bondholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The Final REMIC Regulations do not provide for an adjustment.

         Taxable Income of the REMIC Attributable to Residual Bonds

         REMIC taxable income generally means the REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the REMIC Regular Bonds, servicing fees and other administrative expenses of the REMIC and amortization or deduction of any premium with respect to the Mortgage Loans. Special rules apply in certain cases for non-interest expenses as described below in "Non-Interest Expenses of the REMIC."

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Bonds and the Residual Bonds. Such aggregate basis will be allocated among the portion of the Mortgage Loans underlying the Certificates deemed to be owned by the REMIC and other assets of the REMIC in proportion to their respective fair market values. The issue price of the Residual Bonds and the REMIC Regular Bonds, in each case, will be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of such Residual Bonds or REMIC Regular Bonds are sold. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of the receipt of cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Bonds. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan may be allocated among the principal payments thereon and should be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for accrued interest including original issue discount on the REMIC Regular Bonds, regardless of whether the original issue discount on the REMIC Regular Bonds is considered to be de minimis. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above (see "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount") for inclusion of original issue discount on the REMIC Regular Bonds (except that the adjustments for a subsequent holder of the REMIC Regular Bonds will not apply).

         A Residual Bondholder will not be permitted to amortize the cost of its Residual Bonds as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Bonds will be added to the issue price of the REMIC Regular Bonds in determining the REMIC's initial basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Bonds over their life. Possible adjustments to income of a subsequent holder of a Residual Bond to reflect any difference between the actual cost of such Residual Bond to such holder and the adjusted basis such Residual Bond would have in the hands of an original Residual Bondholder are further discussed in "Allocation of the Income of the REMIC" above.

         Net Losses of the REMIC

         The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Bondholders in the same manner as taxable income of the REMIC. The net loss allocable to any Residual Bond will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Bond. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Bondholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Bondholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Excess Inclusions

         A portion of the income allocable to a Residual Bond (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Bondholder, (ii) will, as described under "Tax-Exempt Investors" below, be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Bondholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Bondholder that is a foreign investor, as further discussed in "Foreign Investors" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

         Except as discussed in the following paragraph with respect to excess inclusions from Residual Bonds without "significant value," for any Residual Bondholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Bondholder for that calendar quarter from its Residual Bond, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Bondholder holds such Residual Bond. For this purpose, the daily accruals with respect to a Residual Bond are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Bond at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Bond is issued. For this purpose, the "adjusted issue price" of a Residual Bond at the beginning of any calendar quarter equals the issue price of the Residual Bond (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Bond before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Bond will be treated as an excess inclusion if the Residual Bonds in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations have not adopted this rule. The SBJPA has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Bonds that have significant value within the meaning of the Final REMIC Regulations effective for taxable years beginning after December 31, 1995, except with respect to Residual Bonds continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Bondholder. First, alternative minimum taxable income for a Residual Bondholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Bondholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Bondholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a real estate investment trust (a "REIT") which owns a Residual Bond are to be designated as excess inclusions in an amount corresponding to the Residual Bond's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Bond will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

         There is imposed a tax at the highest corporate rate with respect to the present value of the total anticipated excess inclusion income on the transfer of any residual interest, such as a Residual Bond, to a Disqualified Organization (as defined below). Such tax is generally imposed on the transferor of the residual interest, except that where such transfer is through an agent for a Disqualified Organization, the tax is instead imposed on such agent. However, a transferor of a residual interest is in no event liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Furthermore, the Treasury Department may waive the tax on transfers if the Disqualified Organization promptly disposes of the residual interest and the transferor (or agent) pays the tax on the excess inclusion income for the period during which the Disqualified Organization held the residual interest. A Disqualified Organization means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code and not subject to the tax imposed by Section 511 of the Code; (iii) any rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other person whose holding of the residual interests of the REMIC may cause the REMIC to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the residual interests to such person. For purposes of clause (i) of the previous sentence, a corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if (i) all of the activities of such corporation are subject to the tax imposed by Chapter 1 of the Code, and (ii) a majority of the board of directors of such corporation is not selected by the United States or any State or political subdivision thereof (except that this clause (ii) shall not apply to the Federal Home Loan Mortgage Corporation).

         In addition to the tax on transfers, a partnership, trust, estate, regulated investment company, real estate investment trust, common trust fund, or cooperative (a "Pass-Through Entity") that holds a residual interest is subject to tax at the highest corporate rate on the allocable portion of excess inclusion income of a Disqualified Organization that owns an equity interest in such an entity. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Bond, the Pass-Through Entity does not have actual knowledge that such affidavit is false. The Indenture and/or the agreements governing the Trusts with respect to a Series will provide for reasonable arrangements designed to ensure that Residual Bonds are not held by Disqualified Organizations and for the furnishing of information to residual holders to compute the foregoing taxes.

         The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Residual Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership.

An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the IRS to be so treated.

         Mark to Market Rules

         A REMIC residual interest acquired after January 3, 1995 cannot be marked-to-market.

         Payments

         Any payment made on a Residual Bond to a Residual Bondholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Bondholder's adjusted basis in such Residual Bond. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Bond.

         Sales of Residual Bonds

         If a Residual Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Residual Bond (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Bond generally equals the cost of such Residual Bond to such Residual Bondholder, increased by the taxable income of the REMIC that was included in the income of such Residual Bondholder with respect to such Residual Bond, and decreased (but not below zero) first by the distributions received thereon by such Residual Bondholder, and second by the net losses that have been allowed as deductions to such Residual Bondholder with respect to such Residual Bond. In general, any such gain or loss will be capital gain or loss provided the Residual Bond is held as a capital asset. However, Residual Bonds will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Bond by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Bond reacquires such Residual Bond, or acquires any other Residual Bond, any residual interest in another REMIC or comparable interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Bondholder on the sale will not be deductible, but, instead, will increase such Residual Bondholder's adjusted basis in the newly acquired asset.

         Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions

         The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC or
(d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on Regular Bonds as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Bonds is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on- sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying Certificates will not be treated as a modification of the Certificates, provided that the trust including the Certificates was not created to avoid prohibited transaction rules.

         The REMIC must pay a tax at the highest corporate rate on its net income from foreclosure property. In general, net income from foreclosure property means gain from the disposition of foreclosure property that is considered held for sale to customers in the ordinary course of a trade or business (i.e., "dealer property") and other income from foreclosure property that is not real property rents, interest from mortgages, gains from non-dealer property or real property tax refunds, less the related expenses. In the usual circumstances it is not expected that the REMIC will have significant net income from foreclosure property.

         The REMIC will also be subject to a tax equal to 100 percent of any amount contributed to the REMIC after the Startup Day, except for cash contributions made (i) to facilitate a clean-up call or qualified liquidation,
(ii) in the nature of a guarantee, (iii) within 3 months after the Startup Day, or (iv) by a holder of a residual interest in the REMIC to a qualified reserve fund.

         In the event that the REMIC is subject to the tax on prohibited transactions, foreclosure income or non-exempt contributions, such tax would be borne by the Residual Bondholders to the extent of distributions remaining on the Residual Bonds.

         Termination

         The REMIC will terminate shortly following the retirement of the Certificates. If a Residual Bondholder's adjusted basis in its Residual Bond exceeds the amount of cash distributed to such Residual Bondholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Bondholder is entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

         Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Bondholders will be treated as the partners thereof. The REMIC will file an annual federal income tax return on Form 1066 and must maintain its books on a calendar year basis.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. The Final REMIC Regulations generally require that Schedule Q be furnished by the REMIC to each Residual Bondholder within one month of the close of each calendar quarter in which the REMIC is in existence. Under proposed REMIC regulations this date generally would be extended to the forty-first day after the close of each calendar quarter. If a Residual Bond is held by a nominee, the nominee must furnish Schedule Q to the person for whom it is nominee within 30 days after receiving the information.

         Treasury regulations provide that a holder of a Residual Bond is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Bonds for the entire calendar year. Otherwise each holder of a Residual Bond is required to treat items on its return consistently with their treatment on the REMIC's return, unless the holder of a Residual Bond either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Bond as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Foreign Investors

         Payments to Residual Bondholders who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, such income (to the extent that it is not excess inclusion income) may qualify for exemption from United States withholding tax as "portfolio interest" provided that (i) the Certificates which constitute the assets of the REMIC would be eligible for such exemption and (ii) the conditions described under "Taxation of Regular Bonds--Taxation of Certain Foreign Investors" are met, but only to the extent that the Mortgage Loans underlying the Certificates, that are "pass-through certificates," were issued after July 18, 1984. Generally, uncertificated regular interests in another REMIC will not constitute assets eligible for such exemption. To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Residual Bondholder will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Bond is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Bonds that do not have significant value. See "Excess Inclusions" above and "Restrictions on Transfer of a Residual Bond" below.

         Restrictions on Transfer of a Residual Bond

         The Residual Bonds will be subject to certain restrictions on transfer for federal income tax purposes. First, Residual Bonds may not be transferred to a Disqualified Organization, as described in "Excess Inclusions." The Indenture with respect to a series of REMIC Bonds will provide that neither legal title nor beneficial interest in a Residual Bond may be transferred or registered unless (i) the proposed transferee provides to the Issuer and the Indenture Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Bonds on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Issuer and the Indenture Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Indenture will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Bond with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Bondholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the Indenture required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.

         Second, the Final REMIC Regulations provide that the transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a foreign person. This rule does not apply to income from a residual interest that is effectively connected to the residual holder's United States trade or business (in which case the residual holder is treated like a U.S. person). A proposed transfer has tax avoidance potential unless at the time the residual interest is transferred the transferor reasonably expects that, for each excess inclusion, (i) the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. In order to prevent a foreign person from transferring a residual interest of the type described in this paragraph to a U.S. person shortly before any tax is due, the Final REMIC Regulations provide that if the transfer has the effect of allowing the foreign person to avoid tax on accrued excess inclusions, the transfer is disregarded. The foreign person continues to be treated as owner of the residual interest for withholding tax purposes. To the extent provided in the Prospectus Supplement, the Issuer may restrict the transfer of a Residual Bond to a foreign person.

         The Final REMIC Regulations would also disregard certain transfers of residual interests, such that the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions must be determined based on (i) events that have occurred up to the time of the transfer and (ii) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted under the section had the regular interests of the REMIC been issued with original issue discount. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of the residual interest as they become due. The Indenture will require the transferee of a Residual Bond to state as part of the affidavit described above with respect to Disqualified Organizations that such transferee
(i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Bond, it may incur tax liabilities in excess of any cash flows generated by the Residual Bond, and (iv) intends to pay any and all taxes associated with holding the Residual Bond as they become due. The transferor must have no reason to believe that such statement is untrue.

         If a Residual Bond has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Issuer does not intend to treat a class of Residual Bonds as having a value of less than zero for purposes of determining the bases of the assets in the related REMIC Pool. The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Bond are unclear; any transferee receiving such consideration should consult its tax advisors.

         Tax-Exempt Investors

         A qualified pension fund or other entity that is exempt from federal income taxation (a "Tax-Exempt Investor") under Code Section 501 nonetheless will be subject to tax on its income that is "unrelated business taxable income" ("UBTI") within the meaning of Code Section 512. Net income attributable to a Residual Bond beneficially owned by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax, to the extent that any such income is considered an excess inclusion. See "Excess Inclusions" above.

         REMIC Expenses; Single Class REMICs

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Bonds. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Bonds and the holders of the Residual Bonds on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Bond or REMIC Regular Bond on that day. In the case of a holder of a REMIC Regular Bond who is an individual or a "pass-through interest holder" (including certain pass- through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder of a REMIC Regular Bond, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Bond to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Bonds.


                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Bonds will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state


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



government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactment, limiting to varying extent the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Bonds only to the extent provided in such legislation.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Bonds), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" or in securities that are issued in book entry form.

         If specified in the related Prospectus Supplement, other Classes of Bonds offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Bonds, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Bonds not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Bonds under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Bonds) may adversely affect the liquidity of such Bonds.

         Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.


                                  ERISA MATTERS

         Title I of ERISA and section 4975 of the Code impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("Plans") and on persons who are parties in interest or disqualified persons ("Parties in Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         Under certain circumstances, certain affiliates of the Issuer, certain affiliates of any underwriter or any underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an individual retirement account or an employee benefit plan subject to such statutes (a "Plan"). In that case the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain administrative exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; or PTCE 84-14, regarding transactions effected by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers".

         Under regulations of the U.S. Department of Labor concerning the definition of the term "plan assets" for purposes of ERISA (the "Regulations"), the purchase by a Plan of certain types of Bonds, such as a Bond which is or is intended to be a Residual Bond or a Bond which might be characterized as an "equity interest" (as defined in the Regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could result in findings of ERISA prohibited transactions in the operation of the Issuer, other direct or indirect prohibited transactions or improper delegation of investment management responsibility by the Plan fiduciary choosing to invest in such Bond. Statutory exemptions, or the ERISA prohibited transaction exemptions referred to in the prior paragraph, or other such administrative exemptions, might or might not be applicable in such circumstances. For these reasons as described in the related Prospectus Supplement, certain Plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.


                                  THE INDENTURE

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.


MODIFICATION OF INDENTURE

         With the consent of the holders of not less than two-thirds of the then aggregate principal amount of outstanding Bonds of each Series issued under an Indenture to be affected, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of the Bonds of such Series. In the case of a Series comprising Classes of Senior Bonds and Junior Bonds, as long as the Imputed Principal Balance (as defined below) of any Class of Senior Bonds is greater than zero, no amendment, variation or modification may be made to Article V of the Indenture, concerning defaults and remedies, without consent of the holders of 100% in the principal amount of the outstanding Senior Bonds.

         Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Series Supplement with respect to any Class of Variable Interest Rate Bonds), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Bondholders of Bonds of such Series contained therein. (Indenture, Section 9.2)

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series. (Indenture, Section 9.1)


EVENTS OF DEFAULT

         An Event of Default with respect to any Series of the Bonds is defined in the respective Indenture and Series Supplement under which such Bonds are issued as being: (a) except as otherwise provided in the related Prospectus Supplement in the case of a Series of Bonds which includes one or more Classes of Junior Bonds, a default in the payment of principal of any Bond of any Series or a default for five days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of bonds of such Series; or (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 5.1)


RIGHTS UPON EVENT OF DEFAULT

         Unless specified otherwise in the related Prospectus Supplement and Series Supplement, in case an Event of Default should occur and be continuing with respect to a Series of Bonds, the holders of 100% (or such other percentage specified in the related Prospectus Supplement) in principal amount of the outstanding Bonds (or such Classes of Bonds as are specified in the related Prospectus Supplement) of such Series or in certain cases, the holders of the Junior Class of such Series having the highest priority of payment (the "Highest Priority Junior Class") representing not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) in principal amount of such Class may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of 100% in principal amount of the outstanding Senior Bonds of such Series or if the principal amount (less certain losses of the Trust Estate allocated thereto (as so reduced, the "Imputed Principal Balance")) of the Senior Bonds has been reduced to zero, by the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.2)

         An Event of Default with respect to one Series of Bonds will not necessarily be an Event of Default with respect to any other Series of Bonds.

         Unless specified otherwise in the related Series Supplement, if, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Indenture Trustee may, in its discretion, (provided that the holders of the Bonds of such Series have not directed the Indenture Trustee to sell the Collateral), refrain from selling the Collateral for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series as collections are received on the Collateral, notwithstanding the acceleration of the maturity of such Bonds. In addition, if a Series of Bonds has been declared due and payable upon an Event of Default, the Indenture Trustee may in its discretion under certain conditions, or will, if directed by the holders of the Bonds, sell the Collateral for such Series. Following an acceleration of the Bonds after an Event of Default all Bonds of such Series then outstanding will be payable pro rata (in accordance with Imputed Principal Balances in the case of Special Allocation Bonds and except to the extent provided otherwise in the related Series Supplement), without regard to their respective Stated Maturities, out of the collections on, or the proceeds from the sale of, such Collateral. (Indenture, Section 5.8)

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Bonds, unless such holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Indenture, Section 6.1) Following an acceleration of the Bonds after an Event of Default, the Trustee shall be entitled to payment of its fees prior to payment of principal and interest on the Bonds. (Indenture, Section 6.7) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of a majority in principal amount of the outstanding Senior Bonds of such Series or in certain cases, the majority in principal amount of the holders of the Highest Priority Junior Class) shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, 100% of the outstanding Senior Bonds of such Series or, if the Imputed Principal Balance of the Senior Bonds has been reduced to zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. (Indenture, Sections
5.13 and 5.14). In the case of a Series of Bonds comprising Classes of Senior Bonds and Junior Bonds, the holders of Junior Bonds of such Series shall not be entitled to exercise any of the rights referred to in the preceding sentence until the Senior Bonds of such Series have been paid in full or the Imputed Principal Balance of each Class of the Senior Bonds of a Series has been reduced to zero.


LIST OF BONDHOLDERS

         Three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer will be required to file annually with the Indenture Trustee a brief certificate as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 3.9)


INDENTURE TRUSTEE'S ANNUAL REPORT

         Except to the extent provided otherwise in the related Series Supplement, the Indenture Trustee will be required to mail, in each year when required by the Trust Indenture Act of 1939, as amended ("TIA"), to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Indenture Trustees's commercial capacity, the property and funds physically held by the Indenture Trustee as such, any release or substitution of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by the Indenture Trustee which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.3)


SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such Series. (Indenture, Section 4.1)


THE INDENTURE TRUSTEE

         The Indenture Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. Pursuant to the TIA, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Special Allocation Bonds issued under the Indenture or if any Event of Default occurs with respect to a Series of Bonds that comprises Classes of Senior Bonds and Classes of Junior Bonds. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Special Allocation Bonds, Senior Bonds or Junior Bonds and a successor Trustee would be appointed for such Classes.


REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS

         On each Principal Payment Date or Special Redemption Date in respect of a Series, the Indenture Trustee for such Series will send a report to each Bondholder setting forth the respective amounts of such payment representing interest and principal and the remaining actual outstanding principal amount of an Individual Bond of each Class, the Imputed Principal Balance (as defined in the related Indenture) of any Individual Bond that is a Senior Bond or Junior Bond, and the aggregate principal amount of the Bonds of each relevant Class in the case of holders of Bonds on which payments of interest only are then being made or in the case of a Class of Bonds on which principal payments are applied by lot rather than pro rata, after giving effect to the payments made on such Principal Payment Date or Special Redemption Date. (Indenture, Section 8.7)


LIMITATION ON SUITS

         No holder of a Bond of any Series will have any right to institute any Proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee for such Series of a continuing Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) all of the holders of the Classes of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, the holders of the

Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such Proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of at least 50% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) any holder of a Class of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, any holder of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.9)

         Notwithstanding any other provision of the Indenture, the Indenture incorporates Section 316(b) of the TIA which provides that the right of any holder of a Bond to receive payment of the principal of and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, except as to a postponement of an interest payment consented to as provided in Section 316(a)(2) of the TIA, and except that such indenture may contain provisions limiting or denying the right of any such holder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry or judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of such indenture upon any property subject to such lien.
(Indenture, Section 5.20)


                              PLAN OF DISTRIBUTION

         The Issuer may sell the Bonds offered hereby through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and if applicable, either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Bonds will be determined.

         The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and the purchasers of the Bonds of such Series.

         The place and time of delivery for the Series of Bonds in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         The legality of the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P. has also delivered its opinion to the Issuer as to certain federal income tax consequences with respect to the Bonds.


                                     EXPERTS

         The balance sheet of CMC Securities Corporation III, (formerly known as Capstead Securities Corporation VI), appearing in CMC Securities Corporation III's Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such balance sheet is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Issuer did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Issuer did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                           GLOSSARY OF PRINCIPAL TERMS

"Administrator"..................................................................................................29
"Agency Certificates"..........................................................................................1, 4
"Assumed Reinvestment Rate".......................................................................................1
"Basic Principal Payment".....................................................................................6, 21
"Beneficial Owners"..........................................................................................12, 24
"Bond Value Group"...............................................................................................21
"Bond Value"..................................................................................................7, 21
"Bondholders"....................................................................................................12
"Bonds"........................................................................................................1, 4
"Book Entry Bonds"............................................................................................6, 24
"Certificate Trustee"............................................................................................29
"Certificates"....................................................................................................4
"Claim Ceiling"..................................................................................................15
"Clearing Agency Participants"...............................................................................12, 24
"Clearing Agency"............................................................................................12, 24
"Code".......................................................................................................12, 39
"Collateral".....................................................................................................10
"Collection Account".............................................................................................11
"Commission"......................................................................................................3
"Committee Report"...............................................................................................40
"Compound Interest Bonds".........................................................................................4
"Conventional Loans".............................................................................................22
"Due Period"..................................................................................................6, 21
"ERISA"..........................................................................................................56
"Exchange Act"....................................................................................................3
"FDIC"...........................................................................................................55
"FHA Loans"......................................................................................................22
"FHLMC Act"......................................................................................................27
"FHLMC Certificate Group"........................................................................................28
"FHLMC Certificate Pool".........................................................................................28
"FHLMC Certificates"...........................................................................................1, 4
"FHLMC"...........................................................................................................4
"Final REMIC Regulations"........................................................................................38
"Floating Interest Rate Bonds"...................................................................................21
"FmHA Loans".....................................................................................................22
"FNMA"............................................................................................................4
"Garn-St Germain Act"............................................................................................34
"GNMA Certificates"............................................................................................1, 4
"GNMA Servicer"..................................................................................................25
"GNMA"............................................................................................................4
"GPM Certificates"...............................................................................................30
"Guaranty Agreement".............................................................................................26
"Housing Act"....................................................................................................25
"Indenture Trustee"...............................................................................................4
"Indenture".......................................................................................................4
"Interest Accrual Period".........................................................................................6
"Inverse Floating Interest Rate Bonds"...........................................................................21
"IRS"............................................................................................................43
"Issuer".......................................................................................................1, 5
"Maximum Variable Interest Rate"..............................................................................9, 20
"Minimum Variable Interest Rate".................................................................................20
"Mortgage Loans".............................................................................................10, 44
"Non-Agency Certificates"......................................................................................1, 4
"Non-Priority Bonds".............................................................................................16

"OID Regulations"................................................................................................40
"Optional Variable Interest Rate Bond Redemption".............................................................9, 23
"OTS"............................................................................................................55
"Owner"..........................................................................................................29
"Participating Series"...........................................................................................15
"Pass-Through Entity"............................................................................................50
"Payment Date"....................................................................................................6
"Plan"...........................................................................................................56
"Pooling and Administration Agreement"...........................................................................29
"Premium REMIC Regular Bonds"....................................................................................44
"Prepayment Assumption"..........................................................................................41
"Principal Payment Date"..........................................................................................6
"Priority Bonds".................................................................................................16
"PTCE"...........................................................................................................56
"PTC"............................................................................................................26
"Registration Statement"..........................................................................................3
"Regular Bonds"..............................................................................................12, 38
"Regulations"....................................................................................................56
"REIT"...........................................................................................................50
"REMIC Bonds".................................................................................................1, 38
"REMIC Pool".....................................................................................................39
"REMIC Regular Bonds".............................................................................................1
"REMIC"...........................................................................................................1
"Requisite Amount of the Special Hazard and Bankruptcy Account"..................................................15
"Reserve Funds"..................................................................................................11
"Residual Bondholders"...........................................................................................17
"Residual Bonds"..................................................................................................1
"Retail Class Bond"..............................................................................................41
"Scheduled Amortization Amount"...................................................................................7
"Scheduled Amortization Bonds"................................................................................7, 19
"Scheduled Principal"............................................................................................28
"Series Supplement"...............................................................................................4
"Servicers"......................................................................................................29
"Servicing Agreement"............................................................................................29
"SMMEA"......................................................................................................13, 54
"Special Allocation Bonds".......................................................................................16
"Special Redemption Date".....................................................................................9, 23
"Spread"..........................................................................................................7
"Startup Day"....................................................................................................39
"TIA"............................................................................................................59
"Time-Out Period" ...........................................................................................10, 23
"TMP"............................................................................................................40
"Underlying Mortgage Loans"......................................................................................14
"Variable Interest Rate Bonds"...................................................................................20
"Variable Interest Rate Payment Date".............................................................................9
"Variable Interest Rate Period"...............................................................................9, 21
"Variable Interest Rate"......................................................................................5, 21

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             ---------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  -----
Important Notice................................    S-2
Summary.........................................    S-5
Risk Factors....................................   S-10
Description of The Certificates.................   S-15
Description of The Mortgage Pool................   S-16
Underwriting Guidelines of The Originators......   S-21
Underwriting Guidelines of PNC..................   S-23
The Master Servicer.............................   S-23
Servicing of The Mortgage Loans.................   S-23
Description of Insurance........................   S-25
Description of The Bonds........................   S-26
Yield, Prepayment And Weighted Average Life.....   S-39
The Indenture...................................   S-47
The Pooling And Servicing Agreement.............   S-48
Material Federal Income Tax Considerations......   S-54
Legal Investment Considerations.................   S-55
ERISA Considerations............................   S-55
Use of Proceeds.................................   S-57
Underwriting....................................   S-57
Experts.........................................   S-57
Legal Matters...................................   S-57
Ratings.........................................   S-57
Index of Defined Terms..........................   S-58
Exhibit A.......................................    A-1

                                   PROSPECTUS


Available Information............................    3
Incorporation of Certain Documents by
  Reference......................................    3
Summary of Prospectus............................    4
Risk Factors.....................................   14
Use of Proceeds..................................   19
Description of the Bonds.........................   19
Security for the Bonds...........................   24
Certain Legal Aspects of the Mortgage Loans......   32
The Issuer.......................................   38
Certain Federal Income Tax Consequences..........   38
Legal Investment.................................   54
ERISA Matters....................................   55
The Indenture....................................   56
Plan of Distribution.............................   60
Legal Matters....................................   60
Experts..........................................   60
Additional Information...........................   61

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                  $230,440,604
                                 (APPROXIMATE)


                                 CMC SECURITIES
                                CORPORATION III

                            COLLATERALIZED MORTGAGE
                                  OBLIGATIONS,


                                 SERIES 2000-1


                         CMC SECURITIES CORPORATION III
                                     ISSUER
                   ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                   ------------------------------------------

                          DONALDSON, LUFKIN & JENRETTE

                                 MARCH 30, 2000

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